FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-09

Dated September 15, 2025	BMO 2025-5C12
Structural and Collateral Term Sheet
BMO 2025-5C12 Mortgage Trust
$638,212,000 (Approximate Mortgage Pool Balance) $566,413,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C12

Bank of Montreal

Argentic Real Estate Finance 2 LLC

Citi Real Estate Funding Inc.

German American Capital Corporation

KeyBank National Association

Starwood Mortgage Capital LLC

UBS AG

Greystone Commercial Mortgage Capital LLC

Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	KeyBanc Capital Markets	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	Natixis
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 15, 2025	BMO 2025-5C12

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C12 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated September 15, 2025	BMO 2025-5C12

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2025-5C12
Summary of Transaction Terms
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$1,076,000		$1,050,000	$26,000	30.000%	%	(7)	2.44	11/25-04/30
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$446,748,000	(9)	$436,025,000(9)	$10,723,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-B	A-sf/AA(high)(sf)/NR	$119,665,000	(9)	$116,792,000(9)	$2,873,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa3(sf)	$62,226,000		$60,732,000	$1,494,000	20.250%	%	(7)	4.97	09/30-10/30
Class B	AA-sf/AAA(sf)/NR	$32,708,000		$31,923,000	$785,000	15.125%	%	(7)	5.02	10/30-10/30
Class C	A-sf/AA(sf)/NR	$24,731,000		$24,137,000	$594,000	11.250%	%	(7)	5.02	10/30-10/30
Non-Offered Certificates(11)
Classes of Certificates	Expected Ratings (Fitch/DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class X-D	BBB-sf/A(sf)/NR	$20,742,000	(9)	$20,243,000(9)	$499,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-F	BB-sf/BBB(high)(sf)/NR	$13,562,000	(9)	$13,236,000(9)	$326,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class D	BBBsf/A(sf)/NR	$14,359,000		$14,014,000	$345,000	9.000%	%	(7)	5.02	10/30-10/30
Class E	BBB-sf/A(low)(sf)/NR	$6,383,000		$6,229,000	$154,000	8.000%	%	(7)	5.02	10/30-10/30
Class F	BB-sf/BBB(sf)/NR	$13,562,000		$13,236,000	$326,000	5.875%	%	(7)	5.02	10/30-10/30
Class G-RR(3)	B-sf/BBB(low)(sf)/NR	$7,977,000		$7,785,000	$192,000	4.625%	%	(7)	5.02	10/30-10/30
Class J-RR(3)	NR/NR/NR	$29,518,000		$28,809,000	$709,000	0.000%	%	(7)	5.02	10/30-10/30
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, Morningstar DBRS and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2025-5C12
Summary of Transaction Terms
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (7) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	On the closing date for this transaction, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as such term is defined in Regulation RR), is expected to satisfy its risk retention obligations by: (i) causing a “majority-owned affiliate” to purchase an “eligible vertical interest” in the form of certificates (collectively referred to herein as the “VRR Interest”) (x) representing at least 2.4000% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R Certificates), as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (y) representing approximately 2.4007% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the classes of certificates (other than the Class R certificates)) issued by the issuing entity on the closing date, as described under “Credit Risk Retention” in the Preliminary Prospectus, and (ii) causing a "majority-owned affiliate" to purchase an “eligible horizontal residual interest” in the form of the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) (in each case excluding the portion of such class comprising the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing at least 2.6216% of the aggregate fair value of all of the ABS interests issued by the issuing entity on the closing date. “Majority-owned affiliate”, “eligible vertical interest”, “ABS interests” and “eligible horizontal residual interest” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(5)	Approximate per annum rate as of the closing date.
(6)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(8)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $445,672,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $200,000,000	$0 - $195,200,000	$0 - $4,800,000	N/A – 4.80	N/A – 04/30-09/30
Class A-3	$245,672,000 - $445,672,000	$239,775,000 - $434,975,000	$5,897,000 - $10,697,000	4.93 – 4.87	09/30-09/30 – 04/30-09/30

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2025-5C12
Summary of Transaction Terms
(9)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F

(10)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2025-5C12
Summary of Transaction Terms
Publicly Offered Certificates:	$566,413,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc. and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (16.9%); Argentic Real Estate Finance 2 LLC (“AREF2”) (17.5%); Citi Real Estate Funding Inc. (“CREFI”) (17.0%); German American Capital Corporation (“GACC”) (16.8%); KeyBank National Association ("KeyBank") (12.3%); Starwood Mortgage Capital LLC ("SMC") (9.1%); UBS AG (“UBS”) (4.2%); Greystone Commercial Mortgage Capital LLC ("GCMC") (4.2%); and Natixis Real Estate Capital LLC ("Natixis") (2.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Directing Holder/Controlling Class Representative:	Argentic Securities Income USA 2 LLC (or an affiliate), an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which AREF2, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 9, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2025, or in the case of any mortgage loan that has its first due date after October 2025, the date that would have been its due date in October 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2025.
Assumed Final Distribution Date:	The Distribution Date in October 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in October 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
AREF2	8	9	$111,560,000	17.5%
CREFI	3	7	$108,750,000	17.0%
BMO	7	108	$107,931,000	16.9%
GACC	5	5	$107,000,000	16.8%
KeyBank	9	13	$78,295,000	12.3%
SMC	5	10	$58,050,000	9.1%
UBS AG	4	4	$26,976,000	4.2%
GCMC	3	10	$26,650,000	4.2%
Natixis	1	2	$13,000,000	2.0%
Total:	45	168	$638,212,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$638,212,000
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	168
Average Cut-off Date Balance per Mortgage Loan:	$14,182,489
Weighted Average Current Mortgage Rate:	6.58537%
10 Largest Mortgage Loans as % of IPB:	54.2%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2)(3):	1.58x
Weighted Average UW NOI Debt Yield(1)(3):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	58.6%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	58.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	11.6%
% of Mortgage Loans with Single Tenants(5):	2.9%
% of Mortgage Loans secured by Multiple Properties:	19.3%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	360 months
% of Mortgage Loans with Interest-Only:	95.7%
% of Mortgage Loans with Amortizing Balloon:	4.3%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	47.1%
% of Mortgage Loans with Springing Lockboxes:	38.1%
% of Mortgage Loans with Soft Lockboxes:	6.7%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	4.2%
% of Mortgage Loans with No Lockbox:	3.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	96.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	66.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	92.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	72.8%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 44 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, multifamily (with commercial tenants) and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1	251 Park Avenue South	New York, NY	CREFI	1	$63,750,000	9.99%	120,594	Office	1.67x	11.7%	59.6%	59.6%
2	Spring Valley Marketplace	Spring Valley, NY	AREF2	1	$56,000,000	8.8%	227,091	Retail	1.45x	9.5%	70.0%	70.0%
3	Warren Corporate Center	Warren, NJ	GACC	1	$40,000,000	6.3%	518,260	Office	1.44x	11.4%	62.5%	62.5%
4	Southeast MHC Portfolio	Various, Various	CREFI	5	$36,000,000	5.6%	703	Manufactured Housing	1.53x	10.2%	51.3%	51.3%
5	Verdigreen Hotels Portfolio	Various, Various	SMC	6	$27,500,000	4.3%	115	Hospitality	1.68x	16.2%	58.6%	56.0%
6	180 Water	New York, NY	GACC	1	$27,000,000	4.2%	581	Multifamily	2.50x	13.6%	39.2%	39.2%
7	Philadelphia Design and Distribution Center	Philadelphia, PA	BMO	1	$25,000,000	3.9%	677,766	Mixed Use	2.36x	16.1%	55.6%	55.6%
8	Than Tower	Chicago, IL	BMO	1	$24,200,000	3.8%	105	Multifamily	1.25x	8.5%	68.6%	68.6%
9	Quality RV Resort & SS Portfolio	Houston, TX	KeyBank	5	$23,460,000	3.7%	1,061	Various	1.59x	11.2%	60.0%	60.0%
10	321-325 West 42nd Street	New York, NY	BMO	1	$23,000,000	3.6%	36	Multifamily	1.28x	7.8%	69.3%	69.3%

	Top 3 Total/Weighted Average			3	$159,750,000	25.0%			1.54x	10.9%	64.0%	64.0%
	Top 5 Total/Weighted Average			14	$223,250,000	35.0%			1.55x	11.4%	61.3%	60.9%
	Top 10 Total/Weighted Average			23	$345,910,000	54.2%			1.65x	11.5%	60.1%	59.9%
	Non-Top 10 Total/Weighted Average			145	$292,302,000	45.8%			1.51x	10.3%	56.8%	56.8%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
3	Warren Corporate Center	GACC	$40,000,000	$60,000,000	Benchmark 2025-V17(2)	Trimont	Greystone	Benchmark 2025-V17(2)	$60,000,000
6	180 Water	GACC	$27,000,000	$121,000,000	COMM 2025-180W	Trimont	MountStreet US	COMM 2025-180W Benchmark 2025-V17(2) Future Securitization(s)	$1,000,000 $60,000,000 $60,000,000
13	Gateway Industrial Center	AREF2	$15,250,000	$77,750,000	WFCM 2025-5C5	Trimont	Argentic	WFCM 2025-5C5 Benchmark 2025-V16 Benchmark 2025-V17(2)	$59,500,000 $10,000,000 $8,250,000
18	1000 Portside Drive	BMO	$11,000,000	$25,000,000	Benchmark 2025-V17(2)	Trimont	Greystone	Benchmark 2025-V17(2) BBCMS 2025-5C37(3)	$15,000,000 $10,000,000
22	Vertex HQ	BMO	$10,000,000	$548,800,000	VRTX 2025-HQ	Trimont	Situs	VRTX 2025-HQ BBCMS 2025-5C37(3) Benchmark 2025-V17(2) Future Securitization(s)	$247,300,000 $70,000,000 $44,600,000 $186,900,000
24	ILPT 2025 Portfolio	BMO	$9,571,000	$737,629,000	ILPT 2025-LPF2	Midland	KeyBank	ILPT 2025-LPF2 Benchmark 2025-V16 Benchmark 2025-V17(2) BBCMS 2025-5C36 BBCMS 2025-5C37(3) BANK5 2025-5YR16 Future Securitization(s)	$522,200,000 $60,000,000 $7,000,000 $61,000,000 $10,285,500 $64,000,000 $13,143,500
28	Parkwyn Townhomes	KeyBank	$8,137,500	$15,112,500	WFCM 2025-5C5	Trimont	Argentic	WFCM 2025-5C5	$15,112,500
40	Century Business Center	UBS AG	$3,700,000	$59,500,000	WFCM 2025-5C5	Trimont	Argentic	WFCM 2025-5C5	$59,500,000
(1)	In the case of Loan Nos. 6, 22 and 24, the Aggregate Pari Passu Loan Cut-off Date Balance and Related Pari Passu Loan(s) Original Balance exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Based on a publicly available preliminary prospectus. The Benchmark 2025-V17 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction.
(3)	Based on a publicly available preliminary prospectus. The BBCMS 2025-5C37 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
5	Verdigreen Hotels Portfolio	$27,500,000	NAP	$6,100,000	$33,600,000	1.68x	1.26x	58.6%	71.6%	16.2%	13.2%
6	180 Water	$27,000,000	$121,000,000	$232,000,000	$380,000,000	2.50x	0.55x	39.2%	100.5%	13.6%	5.3%
22	Vertex HQ	$10,000,000	$548,800,000	$441,200,000	$1,000,000,000	3.29x	1.62x	34.0%	60.8%	16.5%	9.2%
24	ILPT 2025 Portfolio	$9,571,000	$737,629,000	$412,800,000	$1,160,000,000	1.96x	1.06x	43.8%	68.0%	11.3%	7.3%

(1)   In the case of Loan Nos. 5, 6, 22 and 24, subordinate debt represents one subordinate companion loan(s) and/or mezzanine loan(s).

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related one or more mezzanine loans.
(3)	In the case of Loan No. 22, the Cut-off Date LTV, Maturity/ARD LTV, and Total Debt Cut-off Date LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV Maturity/ARD LTV, and Total Debt Cut-off Date LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	High Rise	3	$62,200,000	9.7%	1.81x	10.7%	54.5%	54.5%
	Mid Rise	6	59,860,000	9.4	1.32x	8.4%	66.7%	66.7%
	Garden	4	29,863,500	4.7	1.54x	11.0%	61.6%	61.6%
	Low Rise	5	29,200,000	4.6	1.32x	8.9%	62.3%	62.3%
	Subtotal / Weighted Average:	18	$181,123,500	28.4%	1.52x	9.7%	61.0%	61.0%
Office	CBD	1	$63,750,000	9.99%	1.67x	11.7%	59.6%	59.6%
	Suburban	2	45,160,000	7.1	1.46x	11.7%	62.5%	62.5%
	Urban	1	6,500,000	1.0	1.73x	12.9%	59.9%	59.9%
	Subtotal / Weighted Average:	4	$115,410,000	18.1%	1.59x	11.8%	60.7%	60.7%
Retail	Anchored	2	$67,975,000	10.7%	1.44x	9.6%	67.3%	67.3%
	Single Tenant	1	15,000,000	2.4	1.31x	8.9%	69.4%	69.4%
	Subtotal / Weighted Average:	3	$82,975,000	13.0%	1.41x	9.5%	67.7%	67.7%
Manufactured Housing	Manufactured Housing	14	$53,937,500	8.5%	1.48x	10.1%	52.6%	52.6%
	RV Park	4	19,980,000	3.1	1.59x	11.2%	60.0%	60.0%
	Multifamily/Manufactured Housing	1	590,000	0.1	1.42x	10.1%	53.8%	53.8%
	Subtotal / Weighted Average:	19	$74,507,500	11.7%	1.51x	10.4%	54.6%	54.6%
Industrial	Warehouse/Distribution	73	$33,616,174	5.3%	1.52x	10.2%	50.6%	50.6%
	Warehouse	1	17,220,000	2.7	1.41x	9.7%	67.3%	67.3%
	Warehouse/Manufacturing/Flex	1	3,700,000	0.6	1.77x	12.2%	38.1%	38.1%
	Cold Storage	1	233,912	0.04	1.96x	11.3%	43.8%	43.8%
	Manufacturing	1	141,997	0.02	1.96x	11.3%	43.8%	43.8%
	Storage Yard	1	30,776	0.005	1.96x	11.3%	43.8%	43.8%
	Subtotal / Weighted Average:	78	$54,942,859	8.6%	1.51x	10.2%	54.9%	54.9%
Mixed Use	Office/Industrial	1	$25,000,000	3.9%	2.36x	16.1%	55.6%	55.6%
	Lab/Office	1	10,000,000	1.6	3.29x	16.5%	34.0%	34.0%
	Multifamily/Retail	1	7,750,000	1.2	1.43x	8.7%	63.0%	63.0%
	Multifamily/Office	1	3,300,000	0.5	1.44x	9.3%	68.8%	68.8%
	Subtotal / Weighted Average:	4	$46,050,000	7.2%	2.34x	14.5%	53.1%	53.1%
Hospitality	Full Service	4	$19,100,000	3.0%	1.68x	16.2%	58.6%	56.0%
	Select Service	1	18,500,000	2.9	1.49x	12.8%	43.5%	43.5%
	Limited Service	2	8,400,000	1.3	1.68x	16.2%	58.6%	56.0%
	Subtotal / Weighted Average:	7	$46,000,000	7.2%	1.60x	14.8%	52.5%	51.0%
Self Storage	Self Storage	7	$35,905,000	5.6%	1.55x	10.3%	47.9%	47.9%
Other	Leased Fee	28	$1,298,141	0.2%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:		168	$638,212,000	100.0%	1.58x	10.9%	58.6%	58.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(5)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics

WA 0.9%
OR N/A
MT N/A
ID 0.0%
WY N/A
ND 0.0%
SD 0.0%
MN 0.0%
NE 0.0%
IA 0.0%
WI 1.7%
MI 2.4%
NV 0.0%
UT 0.0%
CO 0.8%
CA 1.6%
KS 0.0%
MO 0.0%
IL 3.8%
IN 0.0%
OH 2.3%
PA 3.9%
NY 39.1%
VT N/A
ME N/A
NH N/A
MA 1.6%
RI N/A
CT 1.3%
NJ 9.6%
DE N/A
MD 0.0%
WV N/A
VA 1.0%
KY 2.1%
NC 1.3%
TN N/A
SC 1.5%
AZ 1.9%
NM N/A
OK 0.0%
AR 0.0%
TX 9.0%
LA 0.0%
MS N/A
AL 2.1%
GA 6.6%
FL 4.8%
AK N/A
HI 0.3%
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	15	$249,616,214	39.1%	1.59x	10.5%	60.5%	60.4%
New Jersey	3	61,500,000	9.6	1.44x	10.8%	59.2%	59.2%
Texas	10	57,268,953	9.0	1.47x	10.4%	59.1%	59.1%
Georgia	8	42,045,297	6.6	1.60x	12.9%	54.6%	53.4%
Florida	12	30,806,112	4.8	1.45x	10.7%	63.0%	62.6%
Pennsylvania	1	25,000,000	3.9	2.36x	16.1%	55.6%	55.6%
Illinois	5	24,314,274	3.8	1.25x	8.5%	68.5%	68.5%
Michigan	2	15,483,912	2.4	1.26x	8.9%	57.8%	57.8%
Ohio	8	14,876,433	2.3	1.64x	12.2%	65.8%	65.8%
Alabama	4	13,464,317	2.1	1.54x	10.2%	51.1%	51.1%
Kentucky	4	13,147,113	2.1	1.44x	9.5%	52.0%	52.0%
Arizona	2	12,172,278	1.9	1.39x	10.3%	54.5%	54.5%
Wisconsin	1	10,750,000	1.7	1.32x	9.0%	67.2%	67.2%
California	2	10,200,000	1.6	1.74x	12.6%	52.0%	52.0%
Massachusetts	1	10,000,000	1.6	3.29x	16.5%	34.0%	34.0%
South Carolina	9	9,525,097	1.5	1.45x	9.8%	56.1%	56.1%
Connecticut	4	8,588,037	1.3	1.57x	10.6%	61.9%	61.9%
North Carolina	8	7,999,852	1.3	1.42x	10.1%	53.8%	53.8%
Virginia	1	6,500,000	1.0	2.21x	13.5%	39.3%	39.3%
Washington	3	5,985,000	0.9	1.22x	8.7%	52.3%	52.3%
Colorado	7	5,378,832	0.8	1.43x	9.7%	47.7%	47.7%
Hawaii	35	1,708,869	0.3	1.96x	11.3%	43.8%	43.8%
Nevada	1	243,153	0.0	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	236,395	0.0	1.96x	11.3%	43.8%	43.8%
Indiana	2	221,907	0.0	1.96x	11.3%	43.8%	43.8%
Utah	2	177,724	0.0	1.96x	11.3%	43.8%	43.8%
Iowa	2	159,242	0.0	1.96x	11.3%	43.8%	43.8%
Missouri	2	151,816	0.0	1.96x	11.3%	43.8%	43.8%
Maryland	1	148,268	0.0	1.96x	11.3%	43.8%	43.8%
Nebraska	2	147,278	0.0	1.96x	11.3%	43.8%	43.8%
South Dakota	1	134,902	0.0	1.96x	11.3%	43.8%	43.8%
Louisiana	2	110,025	0.0	1.96x	11.3%	43.8%	43.8%
Arkansas	1	45,132	0.0	1.96x	11.3%	43.8%	43.8%
Idaho	1	39,852	0.0	1.96x	11.3%	43.8%	43.8%
North Dakota	1	26,609	0.0	1.96x	11.3%	43.8%	43.8%
Kansas	1	20,875	0.0	1.96x	11.3%	43.8%	43.8%
Minnesota	1	18,234	0.0	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:	168	$638,212,000	100.0%	1.58x	10.9%	58.6%	58.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(5)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$2,500,000	-	$4,999,999	8	$28,018,000	4.4%	6.61709%	58	1.39x	9.5%	52.1%	52.1%
$5,000,000	-	$9,999,999	15	109,389,000	17.1	6.44062%	58	1.54x	10.4%	59.1%	59.1%
$10,000,000	-	$19,999,999	12	154,895,000	24.3	6.62399%	59	1.51x	10.4%	56.0%	56.0%
$20,000,000	-	$29,999,999	6	150,160,000	23.5	6.41807%	59	1.80x	12.4%	58.1%	57.6%
$30,000,000	-	$39,999,999	1	36,000,000	5.6	6.50000%	59	1.53x	10.2%	51.3%	51.3%
$40,000,000	-	$63,750,000	3	159,750,000	25.0	6.81798%	59	1.54x	10.9%	64.0%	64.0%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
4.93554%	-	5.99999%	8	$113,446,000	17.8%	5.65543%	59	2.11x	12.5%	51.7%	51.7%
6.00000%	-	6.49999%	7	107,100,000	16.8	6.30151%	59	1.42x	9.2%	65.9%	65.9%
6.50000%	-	6.99999%	23	303,893,500	47.6	6.66701%	59	1.48x	10.3%	59.2%	59.2%
7.00000%	-	7.49999%	4	43,772,500	6.9	7.21568%	58	1.46x	11.8%	51.1%	51.1%
7.50000%	-	7.80000%	3	70,000,000	11.0	7.77821%	58	1.53x	13.2%	60.5%	59.5%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	44	$622,962,000	97.6%	6.58159%	59	1.59x	11.0%	58.6%	58.5%
61	1	15,250,000	2.4	6.74000%	57	1.25x	8.9%	58.0%	58.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
55	-	60	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
360	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
360	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
Amortizing Balloon	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.22x	-	1.49x	29	$361,845,000	56.7%	6.68085%	58	1.37x	9.6%	62.3%	62.3%
1.50x	-	1.99x	12	207,867,000	32.6	6.75809%	59	1.64x	12.0%	56.7%	56.4%
2.00x	-	3.29x	4	68,500,000	10.7	5.55688%	59	2.54x	14.9%	44.4%	44.4%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
33.6%	-	49.9%	11	$101,996,000	16.0%	6.12346%	58	2.01x	12.5%	41.5%	41.5%
50.0%	-	59.9%	13	228,097,500	35.7	6.75240%	59	1.64x	12.0%	56.4%	56.1%
60.0%	-	64.9%	10	130,847,500	20.5	6.97184%	58	1.44x	10.4%	61.7%	61.7%
65.0%	-	69.9%	8	107,095,000	16.8	6.35535%	59	1.33x	8.7%	68.3%	68.3%
70.0%	-	71.1%	3	70,176,000	11.0	6.34426%	59	1.46x	9.6%	70.1%	70.1%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
33.6%	-	49.9%	11	$101,996,000	16.0%	6.12346%	58	2.01x	12.5%	41.5%	41.5%
50.0%	-	59.9%	13	228,097,500	35.7	6.75240%	59	1.64x	12.0%	56.4%	56.1%
60.0%	-	64.9%	10	130,847,500	20.5	6.97184%	58	1.44x	10.4%	61.7%	61.7%
65.0%	-	69.9%	8	107,095,000	16.8	6.35535%	59	1.33x	8.7%	68.3%	68.3%
70.0%	-	71.1%	3	70,176,000	11.0	6.34426%	59	1.46x	9.6%	70.1%	70.1%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	31	$440,218,500	69.0%	6.50573%	59	1.64x	11.3%	58.8%	58.6%
Yield Maintenance	13	157,993,500	24.8	6.50864%	58	1.48x	9.9%	57.1%	57.1%
Defeasance or Yield Maintenance	1	40,000,000	6.3	7.76500%	57	1.44x	11.4%	62.5%	62.5%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	40	$566,714,500	88.8%	6.52222%	59	1.60x	10.8%	58.2%	58.2%
Acquisition	4	43,997,500	6.9	6.63962%	59	1.38x	9.6%	63.2%	63.2%
Refinance/Acquisition	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2025-5C12
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	GACC	Warren Corporate Center	Warren, NJ	Office	$40,000,000	6.3%	RIAL 2022-FL8
7	BMO	Philadelphia Design and Distribution Center	Philadelphia, PA	Mixed Use	$25,000,000	3.9%	WFCM 2015-C31
9.01	KeyBank	Westlake RV Resort	Houston, TX	Manufactured Housing	$7,440,000	1.2%	CSAIL 2015-C2
9.02	KeyBank	Eastlake RV Resort	Houston, TX	Manufactured Housing	$4,980,000	0.8%	JPMBB 2015-C32
9.03	KeyBank	Northlake RV Resort	Houston, TX	Manufactured Housing	$4,560,000	0.7%	CSAIL 2015-C2
9.04	KeyBank	Westlake Self Storage	Houston, TX	Self Storage	$3,480,000	0.5%	CSAIL 2015-C2
13	AREF2	Gateway Industrial Center	Detroit, MI	Industrial	$15,250,000	2.4%	BSPRT 2018-FL4
16	AREF2	Augusta Ranch Marketplace	Mesa, AZ	Retail	$11,975,000	1.9%	WFCM 2015-LC20
24	BMO	ILPT 2025 Portfolio	Various, Various	Various	$9,571,000	1.5%	ILPT 2022-LPF2
32	GACC	Waterfront Office	Petaluma, CA	Office	$6,500,000	1.0%	COMM 2015-CR25
37	KeyBank	Mini U Storage - Richmond	Richmond, TX	Self Storage	$5,017,000	0.8%	WFCM 2015-C30
39	KeyBank	Mini U Storage - Highlands Ranch	Highlands Ranch, CO	Self Storage	$4,620,000	0.7%	CGCMT 2015-P1
41	AREF2	Kimberly & Shannon Apartments	Seattle, WA	Multifamily	$3,300,000	0.5%	WFCM 2015-C30
43	KeyBank	Mini U Storage - Houston Katy	Houston, TX	Self Storage	$3,288,000	0.5%	WFCM 2015-C30
44	AREF2	Kenneth Apartments	Seattle, WA	Multifamily	$2,685,000	0.4%	WFCM 2015-C30
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates. The Certificates other than the Class R Certificates are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B, Class X-D and Class X-F certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“ Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.             Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.             Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) first to principal on the Class A-1 certificates until their certificate balance is reduced to zero, (ii) second to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-1 certificates in clause (i) above, and (iii) then to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 and Class A-2 certificates in clauses (i) and (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.             Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.               Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.             Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.             Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.              After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E, Class F, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class X-F, Class F, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, collectively, the “YM Groups”) comprised of the Class D, Class E and Class X-D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, Class G-RR and Class J-RR certificates as provided in the BMO 2025-5C12 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-5C12 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-5C12 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-5C12 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-5C12 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-5C12 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-5C12 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview
mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-5C12 pooling and servicing agreement will be:

●                  except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                  with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class G-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is anticipated that on the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the VRR Interest and the HRR Interest, (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing holder with respect to each mortgage loan (other than (a) any outside-serviced mortgage loans or (b) any excluded loan with respect to the directing holder) and (iii) Argentic CMBS Holdings II Ltd is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR interest” as described in “Credit Risk Retention” in the Preliminary Prospectus).

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” with respect to any mortgage loan, (a) when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-5C12 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-5C12 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-5C12 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Risk Retention Consultation Party:

The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Argentic Real Estate Finance 2 LLC. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-5C12 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-5C12 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-5C12 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-5C12 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2025-5C12 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                    1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                     in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-5C12 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●           issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-5C12 pooling and servicing agreement and identifying any material deviations therefrom;

●           recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-5C12 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-5C12 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview

balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-5C12 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-5C12 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2025-5C12 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-5C12 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2025-5C12
Structural Overview
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Interest. Argentic Real Estate Finance 2 LLC will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase (through its majority-owned affiliate, which is expected to be Argentic Securities Holdings 2 Cayman Limited) of the VRR Interest and the HRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-5C12 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-5C12 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                 all special notices delivered.

●                 summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-5C12 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$63,750,000	Title:	Fee
Cut-off Date Principal Balance:	$63,750,000	Property Type – Subtype(3):	Office – CBD
% of Pool by IPB:	9.99%	Net Rentable Area (SF):	120,594
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	251 PAS LLC	Year Built / Renovated:	1910 / 2015
Borrower Sponsor:	Jeffrey J. Feil	Occupancy:	100.0%
Interest Rate:	6.67000%	Occupancy Date:	7/8/2025
Note Date:	9/11/2025	4th Most Recent NOI (As of):	$7,608,238 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$8,017,020 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,498,084 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$8,583,631 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$11,429,033
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,976,022
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,453,011
Additional Debt:	No	UW NCF:	$7,187,704
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$107,000,000 / $887
Additional Debt Type:	NAP	Appraisal Date:	7/16/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$529
Taxes:	$1,079,950	$215,990	N/A	Maturity Date Loan / SF:	$529
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$2,010	N/A	Maturity Date LTV:	59.6%
TI/LC:	$0	$20,099	N/A	UW NCF DSCR:	1.67x
Other Reserves(2):	$874,975	$0	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$63,750,000	99.5%	Loan Payoff	$61,532,513	96.0%
Sponsor Equity	$350,659	0.5	Upfront Reserves	1,954,925	3.0
			Closing Costs	613,220	1.0
Total Sources	$64,100,659	100.0%	Total Uses	$64,100,659	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves are comprised of an initial (i) unfunded obligations reserve of $719,799 and a (ii) free rent reserve of $155,176.
(3)	The 251 Park Avenue South Property (as defined below) is comprised of 114,075 square feet of office space, 4,061 square feet of ground floor retail space, and 2,458 square feet of self storage space. Retail space comprises 12.9% of underwritten base rent at the 251 Park Avenue South Property.

The Loan. The largest mortgage loan (the “251 Park Avenue South Mortgage Loan”) is secured by the borrower’s fee interest in a 120,594 square foot office property located in New York, New York (the “251 Park Avenue South Property”). The 251 Park Avenue South Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $63,750,000. The 251 Park Avenue South Mortgage Loan was originated on September 11, 2025 by Citi Real Estate Funding Inc. The 251 Park Avenue South Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.67000% per annum on an Actual/360 basis. The scheduled maturity date of the 251 Park Avenue South Mortgage Loan is October 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The Property. The 251 Park Avenue South Property is a 16-story office building with ground floor retail space, totaling 120,594 square feet located in the Flatiron/Union Square office submarket of New York City. The 251 Park Avenue South Property was originally constructed in 1910, renovated in 2015, and is comprised of 114,075 square feet of office space, 4,061 square feet of retail space, and 2,458 square feet of storage space. In addition to renovations in 2015, the borrower sponsor has invested approximately $14.45 million into the 251 Park Avenue South Property over the past ten years which has included upgrades to the floors, lobby, elevators, windows, and the boiler. The 251 Park Avenue South Property is situated on the same block as Gramercy Park and three blocks from each of Madison Square Park and Union Square Park.

The 251 Park Avenue South Property is anchored by MillerKnoll, Inc. formerly named Herman Miller Inc. (“Herman Miller”) which, along with its affiliate Maharam Fabric Corporation, accounts for 67.9% of net rentable area and 70.6% of underwritten base rent. Herman Miller utilizes its space at the 251 Park Avenue South Property as its flagship retail store, showroom space, and office space for several affiliated brands including Knoll, DatesWeiser, Geiger, Muuto, and Maharam Fabric Corporation. Herman Miller has been a tenant at the 251 Park Avenue South Property since May of 2015, has expanded its space multiple times, and has a right of first offer on any full floor at the 251 Park Avenue South Property. As of July 8, 2025, the 251 Park Avenue South Property was 100.0% leased by seven unique tenants. As of the Cut-off Date, the 251 Park Avenue South Property tenants had a weighted average tenancy of 8.9 years and a weighted average lease term remaining of 5.4 years.

Major Tenants. The three largest tenants based on underwritten base rent are Herman Miller, Maharam Fabric Corporation and 605 LLC.

Herman Miller (59,317 square feet; 49.2% of total net rentable area; 53.4% of total underwritten base rent). Herman Miller specializes in designing and producing furniture for both office and residential spaces. Herman Miller has been a tenant at the 251 Park Avenue South Property since May 2015 and has a current lease term through February 2031 with one, five-year renewal option and no termination options remaining. Herman Miller also subleases 8,015 square feet of space at the 251 Park Avenue South Property from Carl Hansen & Son Corp. Including the sublease space, Herman Miller and its affiliates represent 74.6% of net rentable area and 76.7% of total underwritten base rent.

Maharam Fabric Corporation (22,623 square feet; 18.8% of net rentable area; 17.2% of underwritten base rent). Founded in 1902, Maharam Fabric Corporation is a wholly owned subsidiary of Herman Miller and is a textile manufacturer offering products in upholstery, leather, wallcovering, panel, privacy curtain, window covering, and rugs. Maharam Fabric Corporation has been a tenant at the 251 Park Avenue South Property since January 2012 and has a current lease term through February 2031 with one, five-year renewal option remaining and no termination options.

605 LLC (7,661 square feet; 6.4% of total net rentable area; 6.3% of total underwritten base rent). 605 LLC is a subsidiary of iSpot.tv and is a television advertising measurement and attribution company focused on the utilization of data to create, execute and measure advertising campaigns. 605 LLC has been a tenant at the 251 Park Avenue South Property since March 2017 and has a current lease term through September 2027 with one, five-year renewal option remaining and no termination options. 605 LLC subleases its space to Galvanize Climate Solutions LLC for the remainder of its lease term at a current rent of $69.02 per square foot. Galvanize Climate Solutions LLC is a climate-focused global investment firm, investing across asset classes with the aim of achieving returns and driving material climate impact.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The following table presents certain information relating to the tenants at the 251 Park Avenue South Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF		U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Options	Renewal Options
Herman Miller(3)	Ba2/BB/NR	59,317	49.2%		$6,150,747	$103.69	53.4%	2/28/2031	N	1 x 5 yr
Maharam Fabric Corporation(3)	NR/NR/NR	22,623	18.	8	1,979,858	$87.52	17.2	2/28/2031	N	1 x 5 yr
605 LLC(4)	NR/NR/NR	7,661	6.4		727,523	$94.96	6.3	9/30/2027	N	1 x 5 yr
Globant IT Services Corp.	NR/NR/NR	7,656	6.3		713,390	$93.18	6.2	9/30/2032	N	1 x 5 yr
Carl Hansen & Son Corp.(5)	NR/NR/NR	8,015	6.6		696,850	$86.94	6.1	5/31/2027	N	1 x 5 yr
Tusk Strategies Inc.	NR/NR/NR	7,663	6.4		633,117	$82.62	5.5	7/31/2037	N	1 x 5 yr
Warren Equity Partners Manager, L.P.	NR/NR/NR	7,659	6.4		605,113	$79.01	5.3	3/31/2030	N	1 x 5 yr
Cablevision Lightpath Inc.	B2/B/NR	0	0.0		4,326	$4,326.00	0.0	6/30/2028	N	1 x 1 yr
Total Occupied		120,594	100.0%		$11,510,924	$95.45	100.0%
Vacant		0	0.0
Total		120,594	100.0%
(1)	Based on the underwritten rent roll dated July 8, 2025 and inclusive of $371,370 of contractual rent steps through July 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Herman Miller and Maharam Fabric Corporation are affiliates.
(4)	605 LLC subleases its space to Galvanize Climate Solutions LLC for the remainder of its lease term at a current rent of $69.02 per square foot.
(5)	Carl Hansen & Son Corp. subleases its space to Herman Miller Inc. for the remainder of its lease term at a current rent of $52.40 per square foot.

The following table presents certain information relating to the lease rollover schedule at the 251 Park Avenue South Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	2	15,676	13.0	1,424,373	12.4	15,676	13.0%	$1,424,373	12.4%
2028(2)	1	0	0.0	4,326	0.0	15,676	13.0%	$1,428,699	12.4%
2029	0	0	0.0	0	0.0	15,676	13.0%	$1,428,699	12.4%
2030	1	7,659	6.4	605,113	5.3	23,335	19.4%	$2,033,812	17.7%
2031	2	81,940	67.9	8,130,605	70.6	105,275	87.3%	$10,164,417	88.3%
2032	1	7,656	6.3	713,390	6.2	112,931	93.6%	$10,877,807	94.5%
2033	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2034	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2035	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2036 & Thereafter	1	7,663	6.4	633,117	5.5	120,594	100.0%	$11,510,924	100.0%
Total / Wtd. Avg.	8	120,594	100.0%	$11,510,924	100.0%
(1)	Based on the underwritten rent roll dated July 8, 2025 and inclusive of $371,370 of contractual rent steps through July 1, 2026.
(2)	2028 includes an antenna lease to Cablevision Lightpath Inc. which occupies 0 square feet at the 251 Park Avenue South property and accounts for $4,326 of underwritten base rent.

The following table presents certain information relating to the historical and current occupancy of the 251 Park Avenue South Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
93.0%	99.0%	100.0%	100.0%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated July 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

Appraisal. According to the appraisal, the 251 Park Avenue South Property had an “as-is” appraised value of $107,000,000 as of July 16, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$107,000,000	7.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 251 Park Avenue South Property dated July 15, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 251 Park Avenue South Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$10,709,628	$10,771,801	$11,018,225	$11,193,295	$11,139,554	$92.37	87.7%
Contractual Rent Steps(3)	0	0	0	0	371,370	$3.08	2.9
Potential Income from Vacant Space	0	0	0	0	0	$0.00	0.0
Reimbursements	684,505	978,492	1,116,134	1,153,295	1,188,002	$9.85	9.4
Gross Potential Income	$11,394,133	$11,750,293	$12,134,359	$12,346,590	$12,698,925	$105.30	100.0%
Economic Vacancy & Credit Loss	(656,083)	(223,856)	0	0	(1,269,893)	($10.53)	(10.0)
Other Income	0	0	0	0	0	$0.00	0.0
Effective Gross Income	$10,738,050	$11,526,437	$12,134,359	$12,346,590	$11,429,033	$94.77	90.0%

Real Estate Taxes	1,779,383	2,039,887	2,181,416	2,299,652	2,491,131	$20.66	21.8
Management Fee	322,142	345,793	364,031	370,398	342,871	$2.84	3.0
Insurance	98,225	103,241	102,958	55,500	102,072	$0.85	0.9
Payroll & Benefits	634,168	604,417	617,062	610,033	610,033	$5.06	5.3
Other Expenses(4)	295,895	416,079	370,808	427,376	429,915	$3.56	3.8
Total Operating Expenses	$3,129,813	$3,509,417	$3,636,275	$3,762,959	$3,976,022	$32.97	34.8%

Net Operating Income	$7,608,238	$8,017,020	$8,498,084	$8,583,631	$7,453,011	$61.80	65.2%
Replacement Reserves	0	0	0	0	24,119	$0.20	0.2
TI/LC	0	0	0	0	241,188	$2.00	2.1
Net Cash Flow	$7,608,238	$8,017,020	$8,498,084	$8,583,631	$7,187,704	$59.60	62.9%
(1)	TTM Net Operating Income is as of the TTM 6/30/2025.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Contractual Rent Steps are inclusive of $371,370 of contractual rent steps through July 1, 2026.
(4)	Other Expenses include repairs and maintenance, utilities and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The Market. The 251 Park Avenue South Property is located along the northeast corner of East 20th Street and Park Avenue South in the Flatiron/Union Square office submarket of Midtown South, Manhattan. The 251 Park Avenue South Property is situated on the same block as Gramercy Park and three blocks from each of Madison Square Park and Union Square Park. Primary access to the 251 Park Avenue South Property is provided by the 14th Street – Union Square subway station, located three blocks from the 251 Park Avenue South Property, which provides access to the L, N, Q, R, W, 4, 5, and 6 subway lines.

According to the appraisal, the 251 Park Avenue South Property is located in the Flatiron/Union Square office submarket of New York City. As of the first quarter of 2025, the Flatiron/Union Square office submarket had a total inventory of 77,160 square feet, an overall vacancy rate of 14.6% and market asking rent of $80.02 per square foot.

The following table presents information relating to comparable office leases for the 251 Park Avenue South Property:

Market Analysis – Office Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Base Rent (PSF)
251 Park Avenue South(2) New York, NY	-	Maharam Fabric Corporation	22,623 SF	Jan-12	230 mos.	$82.48
200 Park Avenue South New York, NY	0.1 mi	Parachute Health	3,179 SF	Nov-24	26 mos.	$83.00
915 Broadway New York, NY	0.2 mi	Sword Health, Inc.	4,043 SF	Mar-25	39 mos.	$73.00
915 Broadway New York, NY	0.2 mi	Camilla Australia PTY Ltd.	3,414 SF	Mar-25	13 mos.	$75.28
1 Madison Avenue New York, NY	0.4 mi	IBM	92,663 SF	Jan-25	196 mos.	$103.00
888 Broadway New York, NY	0.5 mi	Netflix	33,295 SF	Feb-25	88 mos.	$106.00
41 Madison Avenue New York, NY	0.5 mi	SharkNinja	14,296 SF	Dec-24	131 mos.	$87.00
300 Park Avenue South New York, NY	0.7 mi	Essex Labs	13,671 SF	Jan-25	53 mos.	$75.00
295 Fifth Avenue New York, NY	0.9 mi	Octus (Reorg Research)	43,588 SF	Mar-25	136 mos.	$86.00
351 Park Avenue South New York, NY	1.6 mi	Counsel AI	17,050 SF	Oct-25	63 mos.	$86.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 8, 2025. Base Rent (PSF) is exclusive of rent steps.

The Borrower. The borrower is 251 PAS LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 251 Park Avenue South Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil, Chief Executive Officer of The Feil Organization, a family-owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and manages a portfolio of more than 26 million square feet of retail and commercial space and more than 5,000 residential rental units. The Feil Organization is headquartered in Manhattan and has properties located in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

Property Management. The 251 Park Avenue South Property is managed by Jeffrey Management Corp., an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

Escrows and Reserves. At origination of the 251 Park Avenue South Mortgage Loan, the borrower deposited approximately: (i) $1,079,950 into a tax reserve, (ii) $155,176 into a free rent reserve for the tenant Tusk Strategies Inc., and (iii) $719,799 into an unfunded obligations reserve, consisting of $536,585 for tenant improvements and leasing commissions owed to Herman Miller, and $183,214 for tenant improvements and leasing commissions owed to Tusk Strategies Inc.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $215,990), provided that such deposits will not be required at any time the Tax Reserve Waiver Conditions are satisfied.

“Tax Reserve Waiver Conditions” means that each of the following is true: (i) no event of default has occurred and is continuing under the 251 Park Avenue South Mortgage Loan documents, (ii) the debt yield is equal to or greater than 20%, and (iii) the lender receives reasonably satisfactory evidence that all real estate taxes have been timely paid 30 days prior to their due date.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, provided that such deposits will not be required at any time that the insurance policies constitute approved blanket or umbrella policies. At origination an approved blanket policy was in place.

Replacement Reserve – The borrower is required to deposit $2,010 into a replacement reserve, on a monthly basis, for capital expenditures.

TI/LC Reserve – The borrower is required to deposit $20,099 into a leasing reserve, on a monthly basis, for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The 251 Park Avenue South Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the 251 Park Avenue South Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account, and is required to deposit, or cause the property manager to deposit, all revenue generated by the 251 Park Avenue South Property into such lender-controlled lockbox account promptly upon receipt thereof. Within two business days after the origination date, the borrower is required to deliver a notice to all tenants at the 251 Park Avenue South Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 251 Park Avenue South Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 251 Park Avenue South Mortgage Loan documents are required to be (i) if a Trigger Period exists, held by the lender in an excess cash flow reserve account as additional collateral for the 251 Park Avenue South Mortgage Loan or (ii) if no Trigger Period exists, disbursed to the borrower. Provided that no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 251 Park Avenue South Mortgage Loan documents, the lender may apply funds to the 251 Park Avenue South Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 251 Park Avenue South Mortgage Loan documents, (ii) the debt service coverage ratio falling below 1.20x (provided that a Trigger Period pursuant to this clause (ii) will not be deemed to exist if (and so long as) the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

“DSCR Trigger Period Avoidance Conditions” will be deemed to exist if and for so long as the borrower deposits cash into an account with the lender, or delivers to the lender a letter of credit, in each case in an amount equal to the Collateral Deposit Amount (as defined below), as additional collateral for the 251 Park Avenue South Mortgage Loan, and, thereafter, for so long as the borrower elects to satisfy the DSCR Trigger Period Avoidance Conditions in order to avoid a Trigger Period, on each one year anniversary of the date that the borrower delivered such collateral, the borrower is required to deposit additional cash collateral, or increase the amount of the letter of credit, in the amount of the Collateral Deposit Amount.

“Collateral Deposit Amount” means the amount of $826,236.

A “Specified Tenant” means, as applicable, any tenant which, individually or when aggregated with all other leases at the 251 Park Avenue South Property with the same tenant or its affiliate, accounts for (i) 15% or more of the total rental income for the 251 Park Avenue South Property or (ii) 15% or more of the 251 Park Avenue South Property’s gross leasable area. As of the origination date, Herman Miller and Maharam Fabric Corporation were the sole Specified Tenants at the 251 Park Avenue South Property.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space, (iii) a Specified Tenant giving notice that it is terminating its lease for all or a material portion of the Specified Tenant space, or applicable portion thereof, (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease by the earlier of (a) 18 months prior to the maturity date of the 251 Park Avenue South Mortgage Loan and (b) the notice deadline required under such lease, in each case as required under the terms of the 251 Park Avenue South Mortgage Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 251 Park Avenue South Mortgage Loan documents for a minimum term of three years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised (except (A) if there is a Permitted Dark Event or (B) standard and customary vacancy for purposes of the initial build-out, renovation or reorganization of the applicable premises), and paying the full amount of rent due under its lease (or the borrower has deposited any free rent with the lender).

“Permitted Dark Event” means an event that will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of its premises to the extent (and for so long as) one or more of the following conditions is satisfied: (i) the discontinuation is effectuated to comply with governmental restrictions which restrict the use or occupancy of the 251 Park Avenue South Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic, and the tenant resumes operations in its demised premises; (ii) the discontinuation is related to ongoing standard and customary upgrades or renovations by the tenant to its demised premises pursuant to and in accordance with its lease, and the tenant is pursuing the applicable upgrades or renovations in a good faith diligent manner; (iii) said discontinuation is in connection with an ongoing restoration of the 251 Park Avenue South Property by the borrower in accordance with the 251 Park Avenue South Mortgage Loan documents; (iv) the tenant (or a parent entity guaranteeing all the tenant’s obligations) maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from the other national statistical rating agencies which rate such person; or (v) portions of the premises demised pursuant to the tenant’s lease are not being utilized due to the tenant’s implementation of a “hybrid work” program (where employees are required to work in the workplace on most business days but are permitted to otherwise work remotely).

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all events of default under the applicable Specified Tenant lease, (ii) other than in connection with a Permitted Dark Event, is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open to the public for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if a Specified Tenant Trigger Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 1 – 251 Park Avenue South

is due to non-renewal, the Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 251 Park Avenue South Mortgage Loan documents, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (vi) is paying full, unabated rent under the applicable Specified Tenant lease (or any free rent is deposited with the lender) and (vii) the applicable Specified Tenant space has been re-let for a minimum of three years.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by (i) re-tenanting the applicable Specified Tenant space or (ii) renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

Condominium Conversion. The borrower has the right to convert the 251 Park Avenue South Property into a condominium with units that are 100% owned by the borrower, provided that conditions set forth in the 251 Park Avenue South Mortgage Loan documents are satisfied, including but not limited to the lender’s reasonable approval of the related condominium documents, updates to the 251 Park Avenue South Mortgage Loan documents as reasonably required by the lender, and compliance with REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Retail – Anchored
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	227,091
Loan Purpose:	Refinance	Location:	Spring Valley, NY
Borrower:	SVMP DE LLC	Year Built / Renovated:	1989 / 2024
Borrower Sponsors:	Abraham Guttman, Abraham Ekstein and Shrage Posen	Occupancy:	89.8%
Interest Rate:	6.31000%	Occupancy Date:	8/29/2025
Note Date:	9/5/2025	4th Most Recent NOI (As of):	$2,863,565 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$3,338,605 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,658,341 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,098,241 (6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$8,081,170
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$2,740,112
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,341,058
Additional Debt:	No	UW NCF:	$5,193,449
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$80,000,000 / $352
Additional Debt Type:	NAP	Appraisal Date:	8/30/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$247
Taxes:	$149,231	$149,231	N/A	Maturity Date Loan / SF:	$247
Insurance:	$33,207	$16,604	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$2,839	N/A	Maturity Date LTV:	70.0%
TI/LC:	$1,000,000	$9,462	N/A	UW NCF DSCR:	1.45x
Environmental Reserve:	$49,000	$0	N/A	UW NOI Debt Yield:	9.5%
Other Reserves(2):	$1,979,062	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	100.0%	Loan Payoff	$49,807,621	88.9%
			Upfront Reserves	3,210,500	5.7
			Closing Costs(4)	2,061,823	3.7
			Return of Equity	920,056	1.6
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see Escrows and Reserves below.
(2)	Other Reserves includes an Outstanding TI/LC Reserve (Upfront: $1,906,450), a Free Rent Reserve (Upfront: $51,350) and an Outstanding Tenant Charges Reserve (Upfront: $21,262).
(3)	The increase in UW NOI from Most Recent NOI is primarily due to new leases commencing in Q4 2024 and 2025 including the second and third largest tenants at the Spring Valley Marketplace Property (as defined below).
(4)	Closing Costs include a rate buydown of $1,120,000.

The Loan. The second largest mortgage loan (the “Spring Valley Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $56,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an anchored retail property located in Spring Valley, New York (the “Spring Valley Marketplace Property”). The Spring Valley Marketplace Mortgage Loan was originated on September 5, 2025 by Argentic Real Estate Finance 2 LLC (“AREF2”) and accrues interest at an interest rate of 6.31000% per annum on an Actual/360 basis. The Spring Valley Marketplace Mortgage Loan has a 5-year term and is interest only for the entire term. The scheduled maturity date of the Spring Valley Marketplace Mortgage Loan is the payment date in September 2030.

The Property. The Spring Valley Marketplace Property is comprised of a 227,091 square foot, anchored retail development located in Spring Valley, New York. The Spring Valley Marketplace Property is comprised of one, single-story building situated on an approximately 18.8-acre site. Built in 1989 and renovated most recently in 2024, the Spring Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Marketplace Property has received approximately $24.3 million in tenant space upgrades and general improvements since the borrower sponsors acquired the property in 2019 for approximately $59.3 million. Renovations include the expansion of BINGO Wholesale’s space by 12,000 square feet, the conversion of the former Bed Bath & Beyond and Michael’s spaces to the interior mall space (“Marketplace Mall”) and the re-tenanting of the former Christmas Tree Shop to SkyZone, Kids Empire Spring Valley and Keter, among other new in-line tenant space renovations. The Marketplace Mall has been demised into 16+ tenant suites, ranging from 750 to 6,000 square feet. The mall has interior common area corridors and public restrooms. As a result of the renovations, the Spring Valley Marketplace Property had an average occupancy of 75.4% from 2022 to 2024.

As of August 29, 2025, the Spring Valley Marketplace Property was 89.8% leased by 49 tenants. The Spring Valley Marketplace Property is anchored by BINGO Wholesale and consists of a mix of junior anchor, in-line and interior mall space. The Spring Valley Marketplace Property shares an access point with and is shadow anchored by a 121,369 square foot Target. Furthermore, the Spring Valley Marketplace is surrounded by other big box stores such as Lowe’s Home Improvement and Costco Wholesale. The Spring Valley Marketplace Property has access to 911 surface parking spaces, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area.

At closing, three tenants (Kids Empire Spring Valley, Yonys Barbershop, and CCS Furniture) totaling 7.4% of net rentable area and 8.1% of underwritten base rent were completing the buildouts of their respective spaces and were not in occupancy.

Major Tenants. The three largest tenants at the Spring Valley Marketplace Property by underwritten base rent are BINGO Wholesale, SkyZone and Kids Empire.

BINGO Wholesale (50,411 square feet; 22.2% of NRA, 17.8% of underwritten base rent): Bingo Wholesale is a kosher warehouse store with four locations in the New York metropolitan area. Bingo offers a wider range of Kosher products including groceries, fresh produce, housewares, toys, health and beauty aids at discount prices and does not require membership to shop. Bingo Wholesale commenced its initial lease at the Spring Valley Marketplace Property in July 2020 for a period of twenty years and six months. Bingo Wholesale has four, five-year renewal options available and no termination options.

SkyZone (30,795 square feet; 13.6% of NRA, 15.9% of underwritten base rent): Founded in 2011 and headquartered in Provo, Utah, SkyZone is an active indoor entertainment park operator. SkyZone commenced its initial lease at the Spring Valley Marketplace Property in October 2024 for a period of 10 years and five months. SkyZone has two, five-year renewal options available and no termination options.

Kids Empire Spring Valley (9,700 square feet; 4.3% of NRA, 4.8% of underwritten base rent): Kids Empire Spring Valley (“Kids Empire”) is an indoor playground and private event space offering activities for children such as floor-to-ceiling climbing walls, play structures and a drop-in ball pit. Kids Empire commenced its initial lease at the Spring Valley Marketplace Property in May 2025 for a period of ten years and six months. Kids Empire has two, ten-year renewal options available and no termination options.

As of the origination of the Spring Valley Marketplace Mortgage Loan, Kids Empire has not completed the buildout of its space at the Spring Valley Marketplace Property. The Spring Valley Marketplace Mortgage Loan is structured with a $3,000,000 payment guaranty until such time that Kids Empire is in occupancy and has commenced paying full rent. If Kids Empire is not in occupancy and paying full rent by September 6, 2026, a Cash Management Period (as defined below) will be triggered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the sales of the tenants at the Spring Valley Marketplace Property:

Tenant Sales
Tenant Name	Net Rentable Area (SF)	T-12 (2024) Sales(1)	Sales / SF
BINGO Wholesale	50,411	$64,191,367	$1,273
Chic Lingerie Inc	7,703	$2,578,293	$335
The William Carter Co #799	3,912	$967,026	$247
OshKosh B'Gosh #273	3,610	$361,291	$100
Aleeza Paris LLC	3,376	$480,319	$142
Dazzle Pizza Inc.	2,471	$433,493	$175
Jus by Julie	2,449	$2,090,765	$854
(1)	Information obtained from the borrower sponsor.

Appraisal. According to the appraisal, the Spring Valley Marketplace Property had an “as-is” appraised value of $80,000,000 as of August 30, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$80,000,000	6.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 3, 2025, there was evidence of a recognized environmental condition at the Spring Valley Marketplace Property with respect to the operation of dry cleaner utilizing Tetrachloroethylene (PCE) on site. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Spring Valley Marketplace Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1) (2)	Current(3)
78.5%	74.9%	72.7%	89.8%
(1)	Historical Occupancies represent the average physical occupancy in each respective year.
(2)	The increase in occupancy from 2024 is primarily due to new leases commencing in Q4 2024 and 2025 including the second and third largest tenants.
(3)	Current Occupancy is as of August 29, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the largest tenants at the Spring Valley Marketplace Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
BINGO Wholesale	NR/NR/NR	50,411	22.2%	$19.15	$965,371	17.8%	1/13/2041
SkyZone (SZ Park 226 LLC)	NR/NR/NR	30,795	13.6	$28.00	862,260	15.9	4/8/2035
Kids Empire Spring Valley	NR/NR/NR	9,700	4.3	$27.00	261,900	4.8	10/29/2035
Chic Lingerie Inc	NR/NR/NR	7,703	3.4	$20.44	157,439	2.9	2/28/2033
Cuff & Co.	NR/NR/NR	7,466	3.3	$23.50	175,432	3.2	6/30/2033
CCS Furniture	NR/NR/NR	6,375	2.8	$24.77	157,940	2.9	12/31/2034
Orange Square Monsey LLC	NR/NR/NR	5,429	2.4	$27.19	147,627	2.7	11/30/2034
I-Hop	NR/NR/NR	5,000	2.2	$45.79	228,972	4.2	2/28/2029
Polka Dot Boutique	NR/NR/NR	4,659	2.1	$28.41	132,366	2.4	7/31/2033
Keter	NR/NR/NR	4,611	2.0	$25.75	118,733	2.2	6/30/2034
Major Tenants		132,149	58.2%	$24.28	$3,208,040	59.1%
Other Tenants(3)		71,788	31.6%	$30.95	$2,222,186	40.9%
Occupied Collateral Total / Wtd. Avg.		203,937	89.8%	$26.63	$5,430,226	100.0%

Vacant Space		23,154	10.2%

Collateral Total		227,091	100.0%

(1)	Based on the underwritten rent roll dated August 29, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Other Tenants UW Base Rent includes rent from tenants with zero square feet of net rentable area at the Spring Valley Marketplace Property.

The following table presents certain information relating to the tenant lease expirations at the Spring Valley Marketplace Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	23,154	10.2%	NAP	NAP	23,154	10.2%	NAP	NAP
2025 & MTM(2)	3	0	0.0	$47,400	0.9%	23,154	10.2%	$47,400	0.9%
2026	4	7,971	3.5	275,221	5.1	31,125	13.7%	$322,621	5.9%
2027	4	9,703	4.3	297,274	5.5	40,828	18.0%	$619,895	11.4%
2028	2	2,714	1.2	95,095	1.8	43,542	19.2%	$714,990	13.2%
2029	3	9,527	4.2	365,188	6.7	53,069	23.4%	$1,080,178	19.9%
2030	1	3,209	1.4	92,548	1.7	56,278	24.8%	$1,172,725	21.6%
2031	1	3,700	1.6	130,240	2.4	59,978	26.4%	$1,302,965	24.0%
2032	1	520	0.2	8,523	0.2	60,498	26.6%	$1,311,488	24.2%
2033	15	38,949	17.2	971,018	17.9	99,447	43.8%	$2,282,507	42.0%
2034	13	28,382	12.5	773,028	14.2	127,829	56.3%	$3,055,535	56.3%
2035	6	46,471	20.5	1,297,288	23.9	174,300	76.8%	$4,352,823	80.2%
2036 & Thereafter	3	52,791	23.2	1,077,403	19.8	227,091	100.0%	$5,430,226	100.0%
Total/Wtd. Avg.	56	227,091	100.0%	$5,430,226	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2025.
(2)	MTM tenants include two kiosk tenants and one parking tenant with 0 SF of leased area at the Spring Valley Marketplace Property who pay $47,400 of UW Base Rent, collectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the operating history and underwritten net cash flow of the Spring Valley Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,812,210	$3,566,543	$4,247,077	$4,430,847	$5,430,226	$23.91	62.3%
Vacant Income	0	0	0	0	641,930	2.83	7.4
Gross Potential Rent	$3,812,210	$3,566,543	$4,247,077	$4,430,847	$6,072,156	$26.74	69.6%
Total Reimbursements	1,530,215	2,388,957	2,050,906	2,306,868	2,642,445	11.64	30.3
Other Income(3)	0	$0	8,500	8,500	8,500	0.04	0.1
Net Rental Income	$5,342,425	$5,955,500	$6,306,484	$6,746,215	$8,723,100	$38.41	100.0%
(Vacancy/Credit Loss/Abatements)	0	$0	$0	$0	(641,930)	(2.83)	(7.4)
Effective Gross Income	$5,342,425	$5,955,500	$6,306,484	$6,746,215	$8,081,170	$35.59	92.6%
Total Expenses	$2,478,861	$2,616,894	$2,648,142	$2,647,973	$2,740,112	$12.07	33.9%
Net Operating Income(4)	$2,863,565	$3,338,605	$3,658,341	$4,098,241	$5,341,058	$23.52	66.1%
Capital Expenditures	0	0	0	0	34,064	0.15	0.4
TI/LC	0	0	0	0	113,546	0.50	1.4
Net Cash Flow	$2,863,565	$3,338,605	$3,658,341	$4,098,241	$5,193,449	$22.87	64.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place based on the August 29, 2025 rent roll and includes contractual rent steps through August 2026.
(3)	Other Income consists of seasonal rental income from a fireworks stand.
(4)	The increase in underwritten net operating income from TTM net operating income is primarily due to new leases commencing in Q4 2024 and 2025, including the second and third largest tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The Market. The Spring Valley Marketplace Property is located in Spring Valley, New York, within Rockland County, approximately 25 miles north of Midtown Manhattan and 3 miles north of the New Jersey border. Primary access is provided by Interstate 287, Route 59, and the Palisades Interstate Parkway. Other major retailers located within one mile of the Spring Valley Marketplace include Costco, Lowe’s, Home Depot, Apple, CVS and Stop & Shop. Additionally, the Palisades Center, the second largest mall in New York, is located approximately five miles away.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Spring Valley Marketplace Property was 15,425, 151,408 and 248,077, respectively. Additionally, for the same radii, the median household income was $104,476, $91,892 and $111,983, respectively.

According to the appraisal, the Spring Valley Marketplace Property is located within the Ramapo retail submarket. As of the third quarter of 2025, the Ramapo retail submarket contained approximately 4.7 million square feet of inventory with an occupancy rate of 95.4% and an average asking rental rate of $28.00 per square foot as of the third quarter of 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions at the Spring Valley Marketplace Property:

Market Rent Summary(1)
Space Type	Gross Leaseable Area (SF)	Market Rent ($/SF/Yr.)	Reimbursements	Escalations	Tenant Improvements (New Tenants)	Average Lease Term
Anchors	50,411	$18.00	NNN	10%-Yr 6	$25.00	120 Months
Jr. Anchors	50,535	$27.00	NNN	10%-Yr 6	$25.00	120 Months
Lg/Pro Space	15,264	$28.00	NNN	2.50%	$10.00	120 Months
Mid In-Line	18,158	$30.00	NNN	2.50%	$10.00	60 Months
Interior Mall	67,573	$27.00	NNN	2.50%	$0.00	60 Months
Small In-Line	25,150	$36.00	NNN	2.50%	$10.00	60 Months
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to comparable anchor tenants for the Spring Valley Marketplace Property:

Comparable Retail Leases(1)
Property Name/Location	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Spring Valley Marketplace Spring Valley, NY	30,795(2)	SkyZone (SZ Park 226 LLC)(2)	$28.00(2)	Oct-24(2)	10.5(2)	NNN(2)
New City Center New City, NY	2,400	Confidential	$35.00	Feb-24	10.0	NNN
Dalewood Shopping Center Hartsdale, NY	10,000	Paris Baguette	$33.00	Apr-23	10.0	NNN
Dalewood Shopping Center II Hartsdale, NY	15,000	ULTA Beauty	$22.00	Dec-22	10.0	NNN
Arcadian Shopping Center Ossining, NY	6,000	Anytime Fitness	$29.00	Feb-19	10.0	NNN
Shoppes at South Hills Poughkeepsie, NY	9,208	Cozy Home Furniture	$15.00	Dec-22	10.0	NNN
Mall at 59 Nanuet, NY	3,000	My Gym	$35.50	Apr-21	10.0	NNN
Rockland Plaza Nanuet, NY	2,432	Available	$38.00	Aug-24	5.0	NNN
Pacesetter Park Shopping Center Pomona, NY	1,000	Pomona Nails	$40.00	Jan-22	5.0	NNN
Cortlandt Town Center Cortlandt Manor, NY	12,933	Available	$25.00	Mar-25	10.0	NNN
Cortlandt Crossing Shopping Center Mohegan Lake, NY	2,300	Jersey Mike's	$40.00	Dec-22	10.0	NNN
Hudson Heritage Retail Center Poughkeepsie, NY	2,300	Chipotle Mexican Grill	$48.00	Jan-22	10.0	NNN
Midway Shopping Center Scarsdale, NY	8,096	Available-Dress Barn	$20.00	Oct-24	5.0	NNN
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated August 29, 2025.

The Borrower. The borrower is SVMP DE LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower issued a non-consolidation opinion in connection with the origination of the Spring Valley Marketplace Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Abraham Guttman, Abraham Ekstein and Shrage Posen. Abraham Guttman is a partner at Alexander Property Holdings, a real estate investment and development firm based in New York City that oversees a portfolio exceeding 7 million square feet worth of commercial property across the United States.

Property Management. The Spring Valley Marketplace Property is managed by Ander Properties LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) $149,231 into a real estate tax reserve, (ii) $33,207 into an insurance reserve, (iii) $1,000,000 into a TI/LC reserve, (iv) $1,906,450 into an outstanding TI/LC reserve, (v) $51,350 into a free rent reserve, (vi) $21,262 for an outstanding tenant charges reserve and (vii) $49,000 into an environmental reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $149,231.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $16,604.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,839 for replacement reserves (which equates to $0.15 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $9,462 for tenant improvements and leasing commissions (which equates to $0.50 per square foot annually).

Lockbox / Cash Management. The Spring Valley Marketplace Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and require all tenants to deposit rents directly into a lockbox account with an eligible institution acceptable to the lender. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Spring Valley Marketplace Property to be deposited into such lockbox account within one business day of receipt. All amounts deposited into the lockbox account are required to be remitted to the borrower’s operating account on a daily basis, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Spring Valley Marketplace Mortgage Loan documents. During the continuance of a Cash Management Period, all amounts deposited into the lockbox account during the immediately preceding interest period will be applied on each payment date in accordance with the Spring Valley Marketplace Mortgage Loan documents, and all excess cash flow funds will be deposited, during the continuance of a Cash Management Period, into a cash collateral reserve.

A “Cash Management Period” means the period commencing upon the occurrence of (i) the stated maturity date, (ii) an event of default under the Spring Valley Mortgage Loan documents, (iii) the debt service coverage ratio falls below 1.15x as of the last day of any calendar quarter, (iv) the net operating income debt yield falls below 8.75% as of the last day of any calendar quarter, (v) commencement of a Trigger Lease Sweep Period (as defined below) or (vi) on September 6, 2026, in the event that Kids Empire (or a replacement tenant) is not in full occupancy of the space leased by Kids Empire and paying full rent in accordance with the terms of the Kids Empire lease (or the replacement tenant’s lease).

A Cash Management Period will end (a) with respect to the matters described in clause (i) above, (A) the Spring Valley Marketplace Mortgage Loan and all other obligations under the Spring Valley Marketplace Mortgage Loan documents have been repaid in full or (B) the stated maturity date has not occurred, (b) with respect to the matters described in clause (ii) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (c) with respect to the matters described in clause (iii) above, the debt service coverage ratio is at least 1.25x as of the last day of any calendar quarter for two consecutive calendar quarters, (d) with respect to the matters described in clause (iv) above, the net operating income debt yield is at least 9.5% for two consecutive calendar quarters, (e) with respect to the matters described in clause (v) above, such Trigger Lease Sweep Period has ended and (f) with respect to the matters described in clause (vi) above, the lender has received a tenant estoppel certificate, satisfactory to the lender, that Kids Empire has taken possession of the entirety of its leased premises, is in full occupancy and has commenced paying rent pursuant to the terms of its lease.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is twelve months prior to the end of the term of any Trigger Lease (as defined below) or (b) the date by which the applicable Trigger Tenant (as defined below) actually gives notice (whether actual or constructive) of its intention not to renew or extend the applicable Trigger Lease; (ii) the date by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any Trigger Tenant discontinues its business in any material portion of its premises (i.e. “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable Trigger Tenant thereunder; or (vi) the occurrence of a Trigger Tenant insolvency proceeding.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) any of the following: (a) with respect to the matters described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Trigger

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (b) with respect to the matters described in clause (v) above, Trigger Tenant default has been cured, and no other Trigger Tenant default has occurred for a period of six consecutive months following such cure; or (c) with respect to the matters described in clause (vi) above, the applicable Trigger Tenant insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Trigger Tenant” is BINGO Wholesale or any tenant under a Trigger Lease.

A “Trigger Lease” is the BINGO Wholesale lease and any other lease which (a) covers 15% or more of the net rentable area at the Spring Valley Marketplace Property and/or (b) has a gross annual rent of 15% or more of the total annual rents at the Spring Valley Marketplace Property.

Subordinate or Mezzanine Debt. None

Permitted Future Debt or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

%Mortgage Loan Information		Property Information
Whole Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office - Suburban
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	518,260
Loan Purpose:	Refinance	Location:	Warren, NJ
Borrower:	Warren CC Acquisitions, LLC	Year Built / Renovated:	1996 / 2024-2025
Borrower Sponsor:	David B. Rubenstein	Occupancy:	95.1%
Interest Rate:	7.76500%	Occupancy Date:	8/1/2025
Note Date:	6/20/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.4%
Amortization Type:	Interest Only	UW Revenues:	$18,030,540
Call Protection(2):	YM1(27),DorYM1(28),O(5)	UW Expenses:	$6,620,194
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,410,346
Additional Debt(1):	Yes	UW NCF:	$11,306,694
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF(6):	$160,100,000 / $309
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	5/1/2027

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$193
Taxes:	$138,469	$46,156	N/A	Maturity Date Loan / SF:	$193
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	62.5%
Replacement Reserve:	$0	$8,638	N/A	Maturity Date LTV(6):	62.5%
TI/LC:	$1,425,320	$0	N/A	UW NCF DSCR:	1.44x
Deferred Maintenance	$13,031	$0	N/A	UW NOI Debt Yield:	11.4%
Other Reserves(4):	$12,622,150	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff(7)	$83,096,796	83.1%
			Reserves	14,198,971	14.2
			Closing Costs	2,075,960	2.1
			Principal Equity Distribution	628,273	0.6
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Warren Corporate Center Mortgage Loan (as defined below) is part of the Warren Corporate Center Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Financial Information in the chart above is based on the Warren Corporate Center Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Warren Corporate Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Warren Corporate Center Whole Loan to be securitized and (ii) June 20, 2028 (the “Defeasance Lockout Expiration Date”). In addition, voluntary prepayment of the Warren Corporate Center Whole Loan is permitted in whole (but not in part) at any time, together with payment of a prepayment fee equal to the greater of the yield maintenance amount and 1% of the unpaid principal balance, if such voluntary prepayment occurs prior to the monthly payment date in March 2030. The assumed defeasance lockout period of 27 payments is based on the expected BMO 2025-5C12 securitization trust closing date in October 2025. The actual lockout period may be longer.
(3)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of (i) $4,401,644 for a rent replication reserve, (ii) approximately $8,220,506 for a MetLife (as defined below) and Regeneron (as defined below) construction reserve.
(5)	Historical financial information is not available because the Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(6)	The Appraised Value set forth above is the Prospective As Complete and As Stabilized value of the Warren Corporate Center Property (as defined below) as of May 1, 2027, and assumes rent for the tenant Regeneron has commenced and its space is built out. The appraisal also provided an “As Is” appraised value of the Warren Corporate Center Property of $140,300,000, which results in an Appraised Value/Per SF of $270.71, and a Cut-off Date LTV and Maturity Date LTV of 71.3% each. The appraisal also provided a Hypothetical Go Dark value of the Warren Corporate Center Property of $66,100,000, which would result in an Appraised Value/Per SF of $127.54, and a Cut-off Date LTV and Maturity Date LTV of 151.3% each.
(7)	The Warren Corporate Center Property was previously securitized within the RIAL 2022-FL8 collateralized loan obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

The Loan. The third largest mortgage loan (the “Warren Corporate Center Mortgage Loan”) is part of a whole loan (the “Warren Corporate Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Warren Corporate Center Whole Loan is secured by the borrower’s fee simple interest in the Warren Corporate Center Property (as defined below), a 518,260 square foot office complex located in Warren, New Jersey. The Warren Corporate Center Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3, A-4 and A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Warren Corporate Center Whole Loan was originated on June 20, 2025 by DBR Investments Co. Limited and accrues interest at a fixed rate of 7.76500% per annum. The Warren Corporate Center Whole Loan has a five-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of the Warren Corporate Center Whole Loan is July 6, 2030

The relationship between the holders of the Warren Corporate Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Warren Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V17 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Warren Corporate Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2025-V17(1)	Yes
A-2	$20,000,000	$20,000,000	BMO 2025-5C12	No
A-3	$10,000,000	$10,000,000	BMO 2025-5C12	No
A-4	$5,000,000	$5,000,000	BMO 2025-5C12	No
A-5	$5,000,000	$5,000,000	BMO 2025-5C12	No
Whole Loan	$100,000,000	$100,000,000
(1)	The Benchmark 2025-V17 transaction is expected to close on or about September 29, 2025.

The Property. The Warren Corporate Center Property is a 518,260 SF, three-building, office complex in Warren, New Jersey (the “Warren Corporate Center Property”). The collateral includes 3 office buildings (300 Building, 400 Building, and 500 Building), two parking garages and the right to use an amenity center that sit within a broader 170-acre five-building campus that was originally constructed in 1996. The Warren Corporate Center Property is 95.1% leased as of August 1, 2025 with recently executed long-term leases. The Warren Corporate Center Property is situated off Interstate-78, in an area that is popular for life sciences tenants, with a strong technology and pharmaceutical presence. It is less than a one-hour drive to New York City and less than a two-hour drive to Philadelphia. The three major tenants occupying the Warren Corporate Center Property are publicly traded companies, MetLife, PTC Therapeutics, and Regeneron. The borrower sponsor recently invested approximately $11.9 million into the construction of the 20,000 square foot shared amenity center. The space includes an indoor cafeteria, fitness center, indoor basketball court, and conference space. Surrounding the campus are pedestrian and bicycle connections encircling a pond with outdoor sports areas and dining spots.

Major Tenants. The three largest tenants by underwritten base rent at the Warren Corporate Center Property are MetLife, PTC Therapeutics, and Regeneron.

MetLife (180,859 SF; 34.9% of net rentable area; 35.4% of UW base rent): MetLife, Inc. (Moody’s: A3 / S&P: A- / Fitch: A-) (“MetLife”), is one of the top global providers of insurance, annuities, asset management services, and employee benefit programs. It has approximately 100 million customers across the world. As of June 2025, MetLife reported over $620 billion in assets under management across its multitude of service lines, subsidiaries, and affiliates. MetLife recently executed a 16.5-year lease for the entirety of the 400 Building. MetLife’s Services and Solutions team, which focuses on employee benefit programs, annuities, and insurance, is expected to occupy the 400 Building. MetLife is not yet in occupancy. The term of the lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on December 31, 2027. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. The borrower estimates that the costs of that portion of the required work that the borrower is responsible to pay is $4,200,000. The MetLife lease is guaranteed by MetLife, Inc. and does not provide for a specific termination right related to the borrower’s failure to complete the landlord work.

PTC Therapeutics (180,859 SF; 34.9% of net rentable area; 33.3% of UW base rent): PTC Therapeutics (“PTCT”) is a biopharmaceutical company focused on the discovery, development, and commercialization of medicines for patients with rare disorders. PTCT has nearly 1,000 employees nationally. Its portfolio pipeline includes commercial products and candidates in various stages of development, including clinical, pre-clinical and research and development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

PTCT currently leases the 500 Building, after recently surrendering the 400 Building and consolidating its headquarters to the 500 Building. The tenant is operating on a 17-year lease through May 31, 2039, and utilizes the space as its new global headquarters. According to the borrower, the tenant does not currently have lab space at the Warren Corporate Center Property but has stated that it intends to build-out lab space at the Warren Corporate Center Property within the next few years. We cannot assure you that the tenant will build out lab space. The tenant is currently in office Tuesday through Thursday with lesser occupancy on Monday and Friday. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors. PTCT has a right of first offer to purchase the 500 Building. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure or to the first transfer of the related property by the transferee following a foreclosure or deed-in-lieu of foreclosure but would continue to apply to transfers thereafter.

The PTCT Lease provides for PTCT to continue paying for its space at the 400 Building (which has been relet to MetLife) through December 31, 2027. PTCT is required to continue to pay its contractual rent for the 400 Building until December 31, 2027. PTCT has provided a $10 million letter of credit (“LOC”) to the borrower, which equates to approximately 28 months of rent at its current lease rate. As of July 1, 2027, there will be a 50% reduction bringing the LOC down to $5 million (which equates to approximately 13.5 months of rent based on the lease rate as of July 2027). As of December 31, 2028, there will be a second 50% reduction bringing the LOC down to $2.5 million (which equates to approximately 6.5 months of rent at the December 2028 lease rate). The remaining $2.5 million LOC will remain through the rest of the tenant’s lease term. The LOC is covered by the general pledge of assets set forth in the mortgage; however, the lender does not have a perfected security interest in the LOC.

Regeneron (127,263 SF; 24.6% of net rentable area; 31.3% of UW base rent): Regeneron Pharmaceuticals, Inc. (Moody’s: Baa1 / S&P: BBB+) (“Regeneron”) is an American biotechnology company known for its discovery, development, manufacturing and commercializing of treating various diseases worldwide. Regeneron has developed 12 Food and Drug Administration-approved and authorized medicines. Its product portfolio includes the following brands: EYLEA, Dupixent, Praluent, Libtayo, ARCALYST, and ZALTRAP. Its headquarters is in Tarrytown, New York, and it has over 15,100 employees worldwide.

Regeneron occupies 127,263 square feet of space (24.6% total of net rentable area, and 81.3% of the related building that it leases, located primarily on the second, third and fourth floors) in the 300 Building on a new 11-year lease, and recently took possession of its space on July 28, 2025, with rent commencing on August 1, 2026. This abated rent totals $4,401,644. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. Regeneron is expected to utilize the space for its corporate offices. Regeneron is expected to relocate its global development group from Basking Ridge to this location. Regeneron will have a one-time option to terminate its lease as of the 84th month following the rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and requires a termination fee. Regeneron has a right of first offer to purchase the 300 Building. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure but would continue to apply to transfers thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

The following table presents certain information relating to the major tenants at the Warren Corporate Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total U/W Base Rent	Lease Exp. Date
MetLife(3)	A3/A-/A-	180,859	34.9%	$25.45	$4,602,862	35.4%	12/31/2042
PTC Therapeutics(4)	NR/NR/NR	180,859	34.9%	23.88	4,318,913	33.3%	5/31/2039
Regeneron(5)	Baa1/BBB+/NR	126,678	24.4%	32.00	4,053,696	31.2	7/31/2036
Café Space	NR/NR/NR	3,652	0.7%	0.00	0	0.0%	MTM
Regeneron (Storage)	Baa1/BBB+/NR	585	0.1%	16.00	9,360	0.1	7/31/2036
Total Occupied		492,633	95.1%	$26.36	$12,984,830	100.0%
Vacant Space		25,627	4.9%
Total / Wtd. Avg.		518,260	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	MetLife is not yet in occupancy. The term of MetLife’s lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. We cannot assure you that the work will be completed or the tenant will commence paying rent as expected.
(4)	PTCT has a sublease agreement dated July 29, 2024 with PTC Therapeutics US, Inc. in the 500 Building. The sublease agreement was created between the parent company and the commercial/sales subsidiary and was implemented as the commercial/sales entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31st and may be terminated by written notice from either party to the other party at any time on thirty days advance notice and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant pays an annual rent in the amount of approximately $4,036 which increases annually at the rate of 3%. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors.
(5)	Regeneron took possession of its space as July 28, 2025, but does not have a rent commencement date until August 1, 2026. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. We cannot assure you that the tenant will commence paying rent as expected. Regeneron has a one-time option to terminate its lease as of the 84th month following its rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Warren Corporate Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net RentableArea Expiring	% of Net Rentable Area Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	% of Total U/W Base Rent	Cumulative % of Net Rentable Area Expiring
MTM & 2025	1	3,652	0.7%	$0	0.0%	0.0%	0.7%
2026	0	0	0.0	0	0.0	0.0	0.7
2027	0	0	0.0	0	0.0	0.0	0.7
2028	0	0	0.0	0	0.0	0.0	0.7
2029	0	0	0.0	0	0.0	0.0	0.7
2030	0	0	0.0	0	0.0	0.0	0.7
2031	0	0	0.0	0	0.0	0.0	0.7
2032	0	0	0.0	0	0.0	0.0	0.7
2033	0	0	0.0	0	0.0	0.0	0.7
2034	0	0	0.0	0	0.0	0.0	0.7
2035 & Thereafter	4	488,981	94.4	12,984,830	100.0	100.0	95.1
Vacant	NAP	25,627	4.9	NAP	NAP	NAP	100.0
Total / Wtd. Avg.	5	518,260	100.0%	$12,984,830	100.0%	100.0%	100.0%
(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

Appraisal. According to the appraisal, the Warren Corporate Center Property had a “Prospective As Complete and As Stabilized” appraised value of $160,100,000 as of May 1, 2027, which assumes rent for the tenant Regeneron has commenced and its space is built out.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$160,100,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Warren Corporate Center Property.

The Market. The Warren Corporate Center Property is located in the Route 78 East Submarket in the greater market of Northern New Jersey. This is a historically affluent submarket with an average household income of $142,802, which is 77% higher than the national average household income. The Warren Corporate Center Property is located along I-78, Route 22, and I-95. The submarket has highly rated public schools, prestigious private schools, and good colleges.

Interstate-78 is a primary expressway for the tri-state area which travels through Pennsylvania, New Jersey and New York. It runs past Newark, along the Delaware river, and Jersey City. Top technology and pharmaceutical tenants are located along I-78. 8 of the 10 largest biopharmaceutical companies and 9 of the top 10 research and development companies globally have a presence in New Jersey. The location in the Northeast Corridor provides these companies with infrastructure, convenience, and transportation access. New Jersey also has the highest concentration of scientists and engineers per square mile in the United States.

According to the appraisal, larger transactions were prevalent in the Central and Northern New Jersey market in the fourth quarter of 2024, driving quarterly leasing activity to 1.48 million square feet, 22% above the five-year average and a 34% increase from the previous quarter. This late-year uptick brought full-year 2024 leasing to 4.93 million square feet, 3% below 2023's 5.08 million square feet and 29% below the 2015-2019 average. Despite reduced overall demand due to hybrid work, higher quality office spaces saw strong leasing activity, with Class A properties comprising 88% of the fourth quarter and 84% of 2024 new leases.

According to the appraisal, the Route 78 East submarket, home to 19.0 million square feet of inventory, has seen positive net absorption of approximately 355,000 square feet over the past year, with no new deliveries under construction for over a decade. The submarket is defined by the pharmaceutical industry, home to large corporate users such as Johnson & Johnson, IQVIA, PTC Therapeutics, Mallinckrodt, Daiichi Sankyo, Ashland, Insmed, Celgene and GlaxoSmithKline.

The Warren Corporate Center Property has current in-place average base rent of $26.36 per occupied SF, which is approximately 20% below the appraisal’s concluded submarket rent of $33.00 per square foot on a modified gross basis with tenants reimbursing their pro-rata share of real estate taxes and operating expenses over a base year (plus tenant electricity). Additionally, the submarket vacancy rate for the Route 78 East office market is 15.1% as of the first quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

The table below presents certain information relating to office leases comparable to those at the Warren Corporate Center Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Tenant	Total (SF)	Lease Term (Mos)	Rent (PSF)
Warren Corporate Center	MetLife, PTC Therapeutics, Regeneron(2)	518,260(2)	174.0 mos.(2)(3)	$26.55(2)(3)
Somerset Corporate Center II	Stemline Therapeutics	256,000	63.6 mos.	$34.00
Bedminster One	Applegate Farms	163,584	116.4 mos.	$26.50
Bridgewater Crossing	Strides Pharma Inc & Brother International Corporation	297,379	60.2 mos.	$32.06
Somerset Hills Corporate Center	Wealth Enhancement Group	106,879	38.4 mos.	$23.00
The Park 3	HUB International	304,000	123.6 mos.	$34.00
(1)	Source: Third party market report.
(2)	Based on the underwritten rent roll dated August 1, 2025.
(3)	Based on occupied square foot of 488,981 (excluding 3,652 SF leased to Café Space).

The following table presents certain information relating to the underwritten net cash flow of the Warren Corporate Center Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$12,984,830	$25.05	69.4%
Credit Tenant Rent Step	135,190	0.26	0.7
Rent Step	86,812	0.17	0.5
Value of Vacant Space	680,846	1.31	3.6
Gross Potential Income	$13,887,679	$26.80	74.2%
CAM + Other Reimbursements	4,823,707	9.31	25.8
Net Rental Income	$18,711,386	$36.10	100.0%
(Vacancy/Abatements/ Bad Debt)	(680,846)	($1.31)	(3.6)
Effective Gross Income	$18,030,540	$34.79	96.4%
Real Estate Taxes	1,552,787	3.00	8.6
Insurance	77,645	0.15	0.4
Management Fee	540,916	1.04	3.0
General and Administrative	1,319,862	2.55	7.3
Repairs and Maintenance	1,643,448	3.17	9.1
Utilities	1,485,536	2.87	8.2
Total Expenses	$6,620,194	$12.78	36.7%
Net Operating Income	$11,410,346	$22.02	63.3%
Capital Reserve	103,652	0.20	0.6
Net Cash Flow	$11,306,694	$21.82	62.7%
(1)	Historical financial information is not available because the Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Warren CC Acquisitions, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Warren Corporate Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is David B. Rubenstein and the non-recourse carveout guarantor is Rubenstein Properties Fund II, L.P., a Delaware limited partnership. Rubenstein Properties Fund II, L.P is a closed-end fund formed in 2012. The fund’s term runs through April 24, 2026, after which time it will enter a liquidation phase. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. Warren Corporate Center Property is currently managed by Vision Management, LLC, an affiliated property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $13,031 for required repairs, (ii) $138,469 for real estate taxes, (iii) $1,425,320 for outstanding tenant improvements and/or leasing commissions for each of the three tenants at the Warren Corporate Center Property, (iv) $4,401,644 for a rent replication reserve associated with the Regeneron lease and (v) $8,220,506 for the MetLife and Regeneron construction reserve (representing $4,200,000 for MetLife and approximately $4,020,506 for Regeneron).

Tax Escrows – The borrower is required to deposit with the lender on each monthly payment date, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, approximately $46,156).

Insurance Escrows – On a monthly basis, unless the Warren Corporate Center Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments. As of the origination date of the Warren Corporate Center Whole Loan, an acceptable blanket policy was in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $8,638 into a replacement reserve.

Lockbox / Cash Management. The Warren Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account on a daily basis. During the continuance of a Trigger Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Warren Corporate Center Whole Loan documents, including deposits to the tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, with any remaining funds required to be deposited (A) during a Trigger Period due to a Lease Sweep Period (as defined below) (regardless of whether any other Trigger Period exists), to a lease sweep reserve, (B) during a Trigger Period due to a Rebalancing Event (as defined below) regardless of whether any other Trigger Period exists, other than a Lease Sweep Period, to the applicable reserve account with respect to which such Rebalancing Event exists, and (C) provided no Lease Sweep Period or Rebalancing Event exists, to an excess cash flow reserve account to be held as additional collateral for the Warren Corporate Center Mortgage Loan during the continuance of the applicable Trigger Period.

A “Trigger Period” will commence upon (A) (i) July 1, 2028, (ii) the occurrence of an event of default under the Warren Corporate Center Whole Loan documents, (iii) the debt service coverage being less than 1.20x, (iv) if the property manager is an affiliate of borrower or guarantor and is subject to certain bankruptcy or insolvency related events, (v) upon the occurrence of a Rebalancing Event, (vi) upon the commencement of a Lease Sweep Period or (vii) upon the borrower or guarantor being subject to certain bankruptcy or insolvency related events; and (B) will expire upon (i) with regard to any Trigger Period commenced in connection with clause (ii) above, the cure (if applicable) of such event of default, (w) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (x) with regard to any Trigger Period commenced in connection with clause (iv) above, if the property manager has been replaced with an unaffiliated qualified manager approved by the lender, (y) with regard to any Trigger Period commenced in connection with clause (v) above, the applicable Rebalancing Event has ended as described in the definition of such term below, and (z) with regard to any Trigger Period commenced in connection with clause (vi) above, the applicable Lease Sweep Period has ended as described in the definition of such term below.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) except with respect to the PTCT lease for the 400 Building, the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 3 - Warren Corporate Center

portion thereof); (c) except with respect to the PTCT lease for the 400 Building, if a Sweep Tenant has ceased operating its business at the Warren Corporate Center Property (i.e., "goes dark” at its Sweep Lease space at the Warren Corporate Center Property (or any material portion thereof)); (d) upon a monetary default or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon certain bankruptcy or insolvency events with respect to a Sweep Tenant or its parent or (f) upon a decline in the credit rating of Regeneron or its parent entity below BBB- or MetLife or its parent entity below BBB.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in the Warren Corporate Center Whole Loan documents, which must be on market terms and with a lease term that either extends at least 3 years beyond the maturity date of the Warren Corporate Center Whole Loan or has an initial term of at least 10 years (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith.

“Sweep Lease” means (i) the Regeneron lease, (ii) the MetLife lease, (iii) the PTCT lease, or (iv) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the applicable Sweep Lease space.

“Sweep Tenant” means any tenant under a Sweep Lease.

A “Rebalancing Event” means the determination by the lender that a MetLife and Regeneron construction account rebalancing payment or a rent replication account rebalancing payment (i.e. a determination by the lender that additional funds must be deposited into the applicable reserve account in order to cover the costs intended to be covered in such account) is due and the failure of the borrower to pay the same within ten business days of such determination. The Rebalancing Event will end when the borrower makes the rebalancing payment or sufficient funds have been swept into the applicable reserve account that the reserve funds contained therein are sufficient for the intended purposes of such reserve account.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$36,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,000,000	Property Type – Subtype:	Manufactured Housing
% of Pool by IPB:	5.6%	Net Rentable Area (Pads):	703
Loan Purpose:	Refinance	Location(2):	Various, Various
Borrowers:	Crumley Farms Park, Inc., Sizemore Park, Inc. and Pine Manor Park, Inc.	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	Nancy P. McKee	Occupancy:	96.4%
Interest Rate:	6.50000%	Occupancy Date:	7/1/2025
Note Date:	8/25/2025	4th Most Recent NOI (As of):	$1,587,461 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,539,376 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,254,452 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,538,181 (6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,677,285
Call Protection:	YM1(53),O(7)	UW Expenses:	$1,011,982
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,665,303
Additional Debt:	No	UW NCF:	$3,630,153
Additional Debt Balance:	NAP	Appraised Value / Per Pad:	$70,200,000 / $99,858
Additional Debt Type:	NAP	Appraisal Date:	7/10/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$51,209
Taxes:	$35,654	$5,942	N/A	Maturity Date Loan / Pad:	$51,209
Insurance:	$34,925	$11,642	N/A	Cut-off Date LTV:	51.3%
Replacement Reserves:	$0	$2,929	N/A	Maturity Date LTV:	51.3%
				UW NCF DSCR:	1.53x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,000,000	100.0%	Loan Payoff	$28,681,503	79.7%
			Sponsor Equity	6,202,485	17.2
			Closing Costs	1,045,432	2.9
			Upfront Reserves	70,580	0.2
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “Portfolio Summary” below.

The Loan. The fourth largest mortgage loan (the “Southeast MHC Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in five manufactured housing communities totaling 703 pads located in Georgia and Alabama (the “Southeast MHC Portfolio Properties”). The Southeast MHC Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $36,000,000. The Southeast MHC Portfolio Mortgage Loan was originated on August 25, 2025 by Citi Real Estate Funding Inc. The Southeast MHC Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.50000% per annum on an Actual/360 basis. The scheduled maturity date of the Southeast MHC Portfolio Mortgage Loan is September 6, 2030.

The Properties. The Southeast MHC Portfolio Properties are comprised of five manufactured housing communities totaling 703 pads located in Georgia and Alabama. The Southeast MHC Portfolio Properties were built between 1935 and 2024 and are situated on sites ranging from approximately 7.8-acres to 96.0-acres. The Southeast MHC Portfolio Properties range in size from 34 pads to 250 pads, with monthly rents ranging from $477 to $493 per pad. The borrowers acquired the Southeast MHC Portfolio Properties between 2020 and 2022. Following the acquisition, the borrower sponsor invested approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

$39.3 million into the Southeast MHC Portfolio Properties, which consisted of purchasing additional pads, adding 339 new pads, repairing existing homes, and adding various amenities such as playgrounds, clubhouses, computer stations, and pickleball courts to the Southeast MHC Portfolio Properties. As of July 1, 2025, the Southeast MHC Portfolio Properties were 96.4% leased.

Of the 703 pads, 576 are park owned homes (“POH”). The POH with respect to each of the Southeast MHC Portfolio Properties are owned by an affiliate of the borrower for such property (with respect to each property, the “POH Owner”), with rent for the related pad paid by the occupant of the POH to such borrower and rent for the POH paid separately by the occupant of the POH to the POH Owner.

The following table presents certain information relating to the Southeast MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built/Year Renovated(1)	# of Pads(2)	Occ.(2)	Allocated Cut-off Date Loan Amounts	% of Allocated Cut-off Date Loan Amount	UW NOI(2)	% of UW NOI(2)	UW NOI per Pad(2)	Avg Monthly Rent per Pad(2)	Appraised Value(1)
Pine Hill & Pine Manor	Tifton, GA	1994 / 2023	250	98.8%	$12,175,000	33.8%	$1,240,235	33.8%	$4,961	$477	$24,100,000
Highridge	Phenix City, AL	1993 / 2023	201	93.0%	$11,275,000	31.3%	$1,143,663	31.2%	$5,690	$490	$21,800,000
Crumley Farms	Enigma, GA	1935, 1972-2024 / NAP	118	98.3%	$5,625,000	15.6%	$574,100	15.7%	$4,865	$493	$11,200,000
Boulder Trails	Sylvester, GA	2000 / 2023	100	94.0%	$5,125,000	14.2%	$525,947	14.3%	$5,259	$492	$9,700,000
Sizemore	Opelika, AL	1980 / NAP	34	100.0%	$1,800,000	5.0%	$181,358	4.9%	$5,334	$486	$3,400,000
Total/Wtd. Avg.			703	96.4%	$36,000,000	100.0%	$3,665,303	100.0%	$5,214	$486	$70,200,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 1, 2025.

Appraisals. According to the appraisals, the Southeast MHC Portfolio Properties had an aggregate “as-is” appraised value of $70,200,000 as of the appraisals dated July 10, 2025.

Southeast MHC Portfolio Appraisal Valuation Summary(1)
Property	Appraisal Approach	Value	Capitalization Rate
Pine Hill & Pine Manor	Income Capitalization Approach	$24,100,000	5.75%
Highridge	Income Capitalization Approach	$21,800,000	5.75%
Crumley Farms	Income Capitalization Approach	$11,200,000	5.75%
Boulder Trails	Income Capitalization Approach	$9,700,000	5.75%
Sizemore	Income Capitalization Approach	$3,400,000	5.50%
Total / Wtd. Avg.		$70,200,000	5.74%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated July 17, 2025, there were no recognized environmental conditions at the Southeast MHC Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Southeast MHC Portfolio Properties:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
Pine Hill & Pine Manor	97.3%	95.1%	98.3%	98.8%
Highridge	62.7%	93.9%	95.4%	93.0%
Crumley Farms	96.6%	97.5%	96.6%	98.3%
Boulder Trails	96.0%	86.1%	97.0%	94.0%
Sizemore	87.9%	97.0%	94.1%	100.0%
Southeast MHC Portfolio	86.6%	94.0%	96.8%	96.4%
(1)	Historical Occupancy represents average annual occupancy for each property, with the exception of Boulder Trails 2022 occupancy which represents the T-11 months annualized occupancy.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flow of the Southeast MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 6/30/2025	Underwritten	Per Pad	%(1)
Base Rent	$2,051,286	$3,024,986	$3,548,395	$3,754,802	$3,953,820	$5,624.21	96.1%
Potential Income from Vacant Units	0	0	0	0	159,000	$226.17	3.9%
Gross Potential Rent	$2,051,286	$3,024,986	$3,548,395	$3,754,802	$4,112,820	$5,850.38	100.0%
Other Income(2)	158,688	321,491	664,502	773,431	770,106	$1,095.46	18.7%
Net Rental Income	$2,209,973	$3,346,478	$4,212,897	$4,528,233	$4,882,926	$6,945.84	118.7%
(Vacancy / Credit Loss)	0	($20,830)	($3,245)	($2,510)	($205,641)	($292.52)	(5.0%)
Total Effective Gross Income	$2,209,973	$3,325,648	$4,209,653	$4,525,723	$4,677,285	$6,653.32	113.7%

Real Estate Taxes	44,572	48,493	76,265	76,265	67,870	$96.54	1.5%
Insurance	22,542	43,826	68,507	64,059	92,348	$131.36	2.0%
Management Fees	66,299	99,769	126,290	135,772	140,319	$199.60	3.0%
Payroll & Benefits	198,623	179,551	170,573	157,909	157,909	$224.62	3.4%
Repairs & Maintenance	78,505	127,247	117,520	136,541	136,541	$194.23	2.9%
Utilities	160,760	231,148	346,753	354,000	354,000	$503.56	7.6%
General & Administrative	51,211	56,237	49,293	62,997	62,997	$89.61	1.3%
Total Expenses	$622,512	$786,272	$955,200	$987,542	$1,011,982	$1,439.52	21.6%

Net Operating Income	$1,587,461	$2,539,376	$3,254,452	$3,538,181	$3,665,303	$5,213.80	78.4%
Replacement Reserves	0	0	0	0	35,150	$50.00	0.8%
Net Cash Flow	$1,587,461	$2,539,376	$3,254,452	$3,538,181	$3,630,153	$5,163.80	77.6%
(1)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Total Effective Gross Income for the remainder of the fields.
(2)	Other Income includes late fees, administrative fees, utility reimbursement and application fees.

The Market. The Southeast MHC Portfolio Properties are located across three different metropolitan statistical areas (“MSA”) in Georgia and Alabama: Albany (three properties, 63.8% of underwritten NOI), Columbus (one property, 31.2% of underwritten NOI), and Auburn (one property, 4.9% of underwritten NOI).

The following table presents certain information relating to markets for the Southeast MHC Portfolio Properties:

Market Summary
MSA	# of Properties	# of Pads(1)	% of Total Pads(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Appraised Value(2)	Underwritten NOI(1)	% of Underwritten NOI	Debt Yield (NOI)	LTV
Albany	3	468	66.6%	$22,925,000	63.7%	$45,000,000	$2,340,282	63.8%	10.2%	50.9%
Columbus	1	201	28.6%	$11,275,000	31.3%	$21,800,000	$1,143,663	31.2%	10.1%	51.7%
Auburn	1	34	4.8%	$1,800,000	5.0%	$3,400,000	$181,358	4.9%	10.1%	52.9%
Total / Wtd. Avg.	5	703	100.0%	$36,000,000	100.0%	$70,200,000	$3,665,303	100.0%	10.2%	51.3%
(1)	Based on the underwritten rent roll as of July 1, 2025.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

The following table presents certain information relating to the demographics of the Southeast MHC Portfolio Properties:

Demographic Summary(1)
		2025 Population			2025 Average Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Pine Hill & Pine Manor	Tifton, GA	406	5,229	22,504	$54,088	$65,611	$63,101
Highridge	Phenix City, AL	1,298	4,382	11,654	$92,548	$90,178	$72,139
Crumley Farms	Enigma, GA	1,040	1,679	3,442	$55,708	$55,974	$57,339
Boulder Trails	Sylvester, GA	2,296	6,358	9,099	$59,788	$69,234	$72,250
Sizemore	Opelika, AL	284	5,424	22,378	$79,401	$79,134	$75,986
Wtd. Avg. (based on UW NOI)		1,049	4,580	14,203	$68,413	$72,956	$66,969
(1)	Source: Appraisals.

The Borrowers. The borrowers are Crumley Farms Park, Inc., Sizemore Park, Inc. and Pine Manor Park, Inc., each an Alabama or Georgia corporation and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Southeast MHC Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Nancy P. McKee (“Nancy McKee”), sole owner of NPM Properties, Inc. (“NPM Properties”). NPM Properties is a full-service property management company that operates eight manufactured housing communities in Alabama and Georgia, including the Southeast MHC Portfolio Properties.

Property Management. The Southeast MHC Portfolio Properties are self-managed.

Escrows and Reserves. At origination of the Southeast MHC Portfolio Mortgage Loan, the borrowers deposited approximately (i) $35,654 into a reserve account for real estate taxes, and (ii) $34,925 into a reserve account for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $5,942).

Insurance Escrows – If the liability or casualty policies maintained by the borrowers do not constitute an approved blanket or umbrella policy or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,642).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $2,929 into a replacement reserve.

Lockbox / Cash Management. The Southeast MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox account and, within five days after the first occurrence of a Trigger Period, the borrowers are required to notify all tenants to pay rents and other sums due under their leases directly into the lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox account are required to be transferred on each business day to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Southeast MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Southeast MHC Portfolio Mortgage Loan documents are required to be (i) so long as a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

Trigger Period exists, deposited by the lender in an excess cash flow reserve account as additional collateral for the Southeast MHC Portfolio Mortgage Loan and (ii) to the extent no Trigger Period exists, disbursed to the borrowers. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Southeast MHC Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Southeast MHC Portfolio Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Southeast MHC Portfolio Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to at any time (other than the period starting 60 days prior to any securitization and ending 60 days after such securitization) to obtain the release of up to two of the related individual Southeast MHC Portfolio Properties (with the Pine Hill & Pine Manor Property considered to be two individual Southeast MHC Portfolio Properties for purposes of calculating the number of individual Southeast MHC Portfolio Properties being released) upon prepayment of an amount equal to 125% of the allocated loan amount of the applicable individual property, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to (i) following such release, the debt service coverage ratio is at least equal to the greater of 1.53x and the debt service coverage ratio immediately prior to the release, (ii) following such release, the debt yield is at least equal to the greater of 10.08% and the debt yield immediately prior to the release, (iii) following such release, the loan-to-value ratio is not greater than the lesser of 51.28% and the loan-to-value ratio immediately preceding the release, and (iv) compliance with REMIC related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	4.3%	Net Rentable Area (Rooms):	115
Loan Purpose:	Refinance/Acquisition(1)	Location(4):	Various, Various
Borrowers:	Various(2)	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Travis Shelhorse	Occupancy / ADR / RevPAR:	71.3% / $325.13 / $231.98
Interest Rate:	7.80000%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	9/8/2025	4th Most Recent NOI (As of):	$4,118,553 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$4,360,039 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,534,367 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,742,718 (TTM 6/30/2025)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	71.3% / $325.13 / $231.98
Amortization Type:	Amortizing Balloon	UW Revenues:	$11,208,075
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$6,764,311
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,443,764
Additional Debt:	Yes	UW NCF:	$3,995,440
Additional Debt Balance:	$6,100,000	Appraised Value / Per Room:	$46,900,000 / $407,826
Additional Debt Type:	Mezzanine	Appraisal Date(5):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial		Mortgage Loan	Total Debt
Taxes:	$144,830	$26,458	N/A	Cut-off Date Loan / Room:	$239,130	$292,174
Insurance:	$86,230	$43,095	N/A	Maturity Date Loan / Room:	$228,527	$281,570
FF&E Reserves:	$0	$37,260	N/A	Cut-off Date LTV:	58.6%	71.6%
Deferred Maintenance:	$36,250	$0	N/A	Maturity Date LTV:	56.0%	69.0%
Seasonality Reserve:	$300,000	Springing	$300,000	UW NCF DSCR:	1.68x	1.26x
				UW NOI Debt Yield:	16.2%	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	75.5%	Savannah Hotels Purchase Price	$29,050,000	79.8%
Mezzanine Loan	6,100,000	16.8	Loan Payoff	4,969,916	13.7
Sponsor Equity	2,804,228	7.7	Closing Costs	1,817,001	5.0
			Upfront Reserves	567,310	1.6
Total Sources	$36,404,228	100.0%	Total Uses	$36,404,228	100.0%
(1)	The Verdigreen Hotels Portfolio Mortgage Loan (as defined below) facilitated the (i) acquisition of the Kehoe House, Eliza Thompson House, The Gastonian and East Bay Inn properties (collectively, the “Savannah Hotels”) and (ii) refinance of the Marrero’s Guest Mansion and Hotel Mountain Brook properties.
(2)	The borrowers under the Verdigreen Hotels Portfolio Mortgage Loan are VREHVII East Bay, LLC, VREHVII Eliza Thompson, LLC, VREHVII Gastonian, LLC, VREHVII Kehoe House, LLC, VREHII Mountain Brook, LLC and VREHIII Marreros, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	For a full description of the Verdigreen Hotels Portfolio Properties (as defined below), please refer to “The Properties” below.
(5)	The appraisal dates are May 6, 2025, May 7, 2025 and May 12, 2025.

The Loan. The fifth largest mortgage loan (the “Verdigreen Hotels Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $27,500,000 and is secured by the borrower’s fee interest in a six-property hotel portfolio totaling 115 boutique hotel rooms located in Savannah, Georgia, Key West, Florida, and Tannersville, New York (the “Verdigreen Hotels Portfolio Properties”). The Verdigreen Hotels Portfolio Mortgage Loan was originated by Starwood Mortgage Capital LLC on September 8, 2025. The Verdigreen Hotels Portfolio Mortgage Loan accrues interest at a rate of 7.80000% per annum. The Verdigreen Hotels Portfolio Mortgage Loan has a five-year term, amortizes on a 30-year schedule and accrues interest on an Actual/360 basis. The scheduled maturity date of the Verdigreen Hotels Portfolio Mortgage Loan is October 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio

The Verdigreen Hotels Portfolio mezzanine loan (the “Verdigreen Hotels Portfolio Mezzanine Loan”) has an outstanding principal balance as of the Cut-off Date of $6,100,000 and, together with the Verdigreen Hotels Portfolio Mortgage Loan, has an aggregate outstanding principal balance as of the Cut-off Date of $33,600,000 (the “Verdigreen Hotels Portfolio Total Debt”). The Verdigreen Hotels Portfolio Mezzanine Loan is interest-only, is coterminous with the Verdigreen Hotels Portfolio Mortgage Loan and accrues interest at a rate of 13.00000% per annum.

The Properties. The Verdigreen Hotels Portfolio Properties consist of six boutique hotels comprising 115 rooms. The borrower sponsor acquired the four Savannah Hotels for a total of $29.05 million at origination. The Hotel Mountain Brook property was purchased by the sponsor in March 2021 for $3.0 million and the Marrero’s Guest Mansion property was purchased by the borrower sponsor in June 2021 for $5.5 million. The borrower sponsor has a total cost basis in the Verdigreen Hotels Portfolio Properties of approximately $41.85 million.

The following table presents certain information relating to the Verdigreen Hotels Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Rooms(2)	TTM Occupancy % / RevPAR(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI	% of UW NOI
East Bay Inn	Savannah, GA	1852 / 1984	28	73.8% / $189.48	$6,900,000	25.1%	$11,300,000	24.1%	$1,097,681	24.7%
Eliza Thompson House	Savannah, GA	1847 / 1986	25	76.2% / $204.36	5,000,000	18.2	7,700,000	16.4	808,992	18.2
Marrero’s Guest Mansion	Key West, FL	1928 / 2021-2024	12	74.8% / $353.24	4,300,000	15.6	9,500,000	20.3	720,950	16.2
Hotel Mountain Brook	Tannersville, NY	1945 / 2022	20	56.3% / $193.88	4,100,000	14.9	6,100,000	13.0	643,499	14.5
The Gastonian	Savannah, GA	1868 / 1985	17	71.1% / $262.15	3,750,000	13.6	6,200,000	13.2	615,706	13.9
Kehoe House	Savannah, GA	1892 / 1992	13	77.1% / $283.88	3,450,000	12.5	6,100,000	13.0	556,936	12.5
Total/Wtd. Avg.			115	71.3% / $231.98	$27,500,000	100.0%	$46,900,000	100.0%	$4,443,764	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of June 30, 2025.
(3)	The Verdigreen Hotels Portfolio Mortgage Loan documents do not permit the release of any of the Verdigreen Hotels Portfolio Properties.

East Bay Inn. The East Bay Inn property is a 28-room full-service hotel which was constructed in 1852 as a warehouse, and was reconstructed into a hotel in 1984. The East Bay Inn property is located across the street from Savannah's famous waterfront. The East Bay Inn property features an on-site bar and restaurant, full-service concierge, an elevator, accessible rooms and free Wi-Fi. The East Bay Inn property’s rooms include a mini-fridge, air conditioning, blackout curtains, flat-screen TV and bathrobes. The restaurant space is leased to Debi’s Restaurant, which has been at the East Bay Inn property since 2019. Debi’s Restaurant operates under a lease that expires in June 2028. Debi’s Restaurant has no renewal or termination options remaining.

Eliza Thompson House. The Eliza Thompson House property is a 25-room full-service hotel which was constructed in 1847 and was converted from a private residence into a hotel in 1986. The Eliza Thompson House property has three stories and 25 guestrooms. The Eliza Thompson House property is located on historic Jones Street and has its own private courtyard. The Eliza Thompson House property features a chef-prepared breakfast, evening desserts, housekeeping and free Wi-Fi. The Eliza Thompson House property’s rooms include a seating area, air conditioning, blackout curtains, flat-screen TV, and bathrobes.

Marrero’s Guest Mansion. The Marrero’s Guest Mansion property is a 12-room limited-service hotel which was built in 1928 and was last renovated between 2021 and 2024. The Marrero’s Guest Mansion property features continental breakfast, saltwater pool, tea and coffee bar, free Wi-Fi and daily housekeeping. The Marrero’s Guest Mansion property’s rooms include a seating area, air conditioning, air purifier, refrigerator and a flat-screen TV. The borrower sponsor purchased the Marrero’s Guest Mansion property in June 2021 for $5.5 million. Since acquisition, the borrower sponsor redesigned and rebranded the Marrero’s Guest Mansion property. The borrower sponsor has spent approximately $1.51 million to renovate the Marrero’s Guest Mansion property equating to a total cost basis of approximately $7.3 million.

Hotel Mountain Brook. The Hotel Mountain Brook property is a 20-room limited-service hotel which was built in 1945 and underwent a major renovation in 2022. The Hotel Mountain Brook property has three stories and 20 guestrooms, with rooms in the main and east lodges as well as private cabins and a three-bedroom suite. The Hotel Mountain Brook property is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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boutique hotel that features a continental or buffet breakfast, sun terrace, bar, outdoor fireplace, picnic area, offsite canoeing, Wi-Fi and game room. The Hotel Mountain Brook property’s rooms include a seating area, air conditioning, air purifier, flat-screen TV, blackout curtains and refrigerator. The borrower sponsor purchased the Hotel Mountain Brook property in March 2021 for $3.0 million. Since acquisition, the borrower sponsor has spent approximately $1.62 million to renovate the Hotel Mountain Brook property.

The Gastonian. The Gastonian property is a 17-room full-service hotel. The Gastonian property consists of two restored 1868-build residential homes that were opened as a hotel in 1985. The Gastonian property has three stories and 17 guestrooms including a honeymoon suite and a penthouse suite. The Gastonian property features a chef-prepared breakfast, daily housekeeping and free Wi-Fi. The Gastonian property’s rooms include a seating area, air conditioning, fireplace, blackout curtains, flat-screen TV, and bathrobes.

Kehoe House. The Kehoe House property is a 13-room full-service hotel, which was built in 1892 as a private residence and converted to a hotel in 1992. The Kehoe House property is four stories and has 13 guestrooms, divided into 11 King rooms and two Queen rooms. The Kehoe House property features cooked-to-order breakfasts served in the dining room or delivered to the room, homemade dessert service, daily housekeeping, Wi-Fi and free parking. The Kehoe House property’s rooms include a seating area, air conditioning, fireplace, blackout curtains, flat-screen TV and bathrobes.

Appraisals. According to the appraisals, the Verdigreen Hotels Portfolio Properties had an aggregate “as-is” appraised value of $46,900,000 as of May 6, 2025, May 7, 2025 and May 12, 2025.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
East Bay Inn	Income Capitalization Approach	$11,300,000	7.75%
Eliza Thompson House	Income Capitalization Approach	$7,700,000	7.75%
Marrero’s Guest Mansion	Income Capitalization Approach	$9,500,000	7.73%
Hotel Mountain Brook	Income Capitalization Approach	$6,100,000	9.54%
The Gastonian	Income Capitalization Approach	$6,200,000	7.25%
Kehoe House	Income Capitalization Approach	$6,100,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated May 15, 2025 and May 19, 2025, there was no evidence of any recognized or controlled recognized environmental conditions at the Verdigreen Hotels Portfolio Properties.

The Markets. Four of the six Verdigreen Hotels Portfolio Properties are located in Savannah, Georgia. Savannah is home to Gulfstream Aerospace which, as of 2023, employs approximately 11,500 employees, St. Joseph’s Candler and Memorial University Medical Center which employ approximately 8,500 employees combined, and Walmart and Target distribution centers which employ approximately 3,300-4,999 and 1,200 employees, respectively. The Port of Savannah is a major hub and one of the largest ports on the East Coast. In 2023, over 17 million tourists visited Savannah spending over $4.7 billion, reflecting the city's increasing appeal as a travel destination.

The Marrero’s Guest Mansion property is located in Key West, Florida. Key West is supported by employers such as the Monroe County School District, the Lower Keys Medical Center and the United States Navy’s presence at Naval Air Station Key West. As a major cruise ship destination and gateway to the Florida Keys, Key West benefits from steady tourism traffic. Annually, over one million visitors arrive in Key West, contributing more than $1.3 billion to the local economy.

The Hotel Mountain Brook property is located in Tannersville, New York. Tannersville is also known as “The Painted Village in the Sky” and attracts people for its beauty and convenient access to miles of pristine wilderness. Employment in the area is driven by services such as healthcare support, professional and technical services and manufacturing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio

The following table presents certain information relating to the performance of the Savannah Hotels (third-party market research reports are not available for the Marrero’s Guest Mansion and the Hotel Mountain Brook properties):

Savannah Hotels Historical Occupancy, ADR, RevPAR(1)(2)(3)(4)
	Competitive Set(4)			Savannah Hotels(5)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	71.6%	$277.04	$197.66	82.8%	$275.31	$228.24	115.6%	99.4%	115.5%
2023	72.5%	$268.39	$193.84	78.3%	$293.13	$229.10	107.9%	109.2%	118.2%
2024	72.4%	$255.18	$184.64	75.2%	$294.66	$221.04	103.9%	115.5%	119.7%
TTM(6)	72.1%	$249.34	$180.07	74.5%	$300.63	$223.63	103.3%	120.6%	124.2%
(1)	Data provided by a third-party market research report.
(2)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Savannah Hotels properties are attributable to differing reporting methodologies and/or timing differences.
(3)	Calculations are based on a weighted average room count for the Savannah Hotels and exclude the Marrero’s Guest Mansion and Hotel Mountain Brook properties.
(4)	The competitive set includes River Street Inn, The Bluff Savannah Historic, Tapestry Collection by Hilton, The Drayton Hotel Savannah, Curio Collection by Hilton, Planters Inn on Reynolds Square, The Cotton Sail Hotel, Tapestry Collection by Hilton, The Bohemian Hotel Savannah Riverfront, Autograph Collection, Bellwether House, Hamilton Turner Inn, the Kimpton Brice, Andaz Savannah and certain of the Savannah Hotels.
(5)	As provided in the underwriting and based on the borrowers’ operating statements.
(6)	TTM represents the trailing 12-month period ending June 30, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Verdigreen Hotels Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	76.5%	73.1%	71.5%	71.3%	71.3%
ADR	$291.97	$312.40	$320.92	$325.13	$325.13
RevPAR	$223.24	$228.34	$229.40	$231.98	$231.98
Room Revenue	$9,370,645	$9,584,606	$9,629,166	$9,737,384	$9,737,384	$84,673	86.9%
Food and Beverage Revenue	83,590	81,702	87,494	88,505	101,705	884	0.9
Other Departmental Revenue	1,216,839	1,266,714	1,385,217	1,368,986	1,368,986	11,904	12.2
Total Revenue	$10,671,074	$10,933,022	$11,101,877	$11,194,875	$11,208,075	$97,462	100.0%
Room Expense	3,243,778	3,257,053	3,179,047	3,132,387	3,132,387	27,238	27.9
Food and Beverage Expenses	0	0	0	0	0	0	0.0
Other Departmental Expenses	236,557	217,990	221,111	200,499	200,499	1,743	1.8
Departmental Expenses	$3,480,335	$3,475,043	$3,400,158	$3,332,886	$3,332,886	$28,982	29.7%
Gross Operating Income	$7,190,739	$7,457,979	$7,701,719	$7,861,989	$7,875,189	$68,480	70.3%
Operating Expenses	$2,582,121	$2,582,443	$2,628,074	$2,573,996	$2,574,392	$22,386	23.0%
Gross Operating Profit	$4,608,618	$4,875,536	$5,073,645	$5,287,993	$5,300,797	$46,094	47.3%
Total Other Expenses	$490,065	$515,498	$539,277	$545,275	$857,033	$7,452	7.6%
Net Operating Income	$4,118,553	$4,360,039	$4,534,367	$4,742,718	$4,443,764	$38,641	39.6%
FF&E	0	0	0	0	448,323	3,898	4.0
Net Cash Flow	$4,118,553	$4,360,039	$4,534,367	$4,742,718	$3,995,440	$34,743	35.6%
(1)	TTM column reflects the trailing 12 months ending June 30, 2025.
(2)	Per Room values are based on 115 rooms.

The Borrowers. The borrowers are VREHVII East Bay, LLC, VREHVII Eliza Thompson, LLC, VREHVII Gastonian, LLC, VREHVII Kehoe House, LLC, VREHII Mountain Brook, LLC and VREHIII Marreros, LLC, each a Delaware limited liability company and special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Verdigreen Hotels Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Verdigreen Hotels Portfolio

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Travis Shelhorse. Mr. Shelhorse is the founder and CEO of Verdigreen Hotels & Residences (“Verdigreen”). Including the Verdigreen Hotels Portfolio Properties, Verdigreen is the owner of 15 independent hospitality assets across five states totaling 204 keys.

Property Management. The Verdigreen Hotels Portfolio Properties are managed by Verdigreen Hotels, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $144,830 for real estate taxes, (ii) $86,230 for insurance premiums, (iii) $36,250 for deferred maintenance and (iv) $300,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $26,458.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $43,095.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $37,260.

Seasonality Reserve – At origination, the borrowers deposited $300,000 into a seasonality reserve which funds are available to be used in July, August, September, December and January of each year if and only to the extent there is insufficient cash flow from the Verdigreen Hotels Portfolio Properties to make monthly debt service payments. Upon any disbursement from the Seasonality Reserve account, the borrowers are required to replenish the reserve, up to an amount equal to $300,000 (the “Seasonality Reserve Cap Amount”), in monthly installments of $42,860 (the “Seasonality Reserve Monthly Deposit Amount”) on each monthly payment date occurring in October, November, February, March, April, May and June of each calendar year.

From and after November 6, 2026, provided no Verdigreen Hotels Portfolio Sweep Event Period (as defined below) is then continuing, the lender is required to disburse any funds in the Seasonality Reserve to the borrowers following (i) the lender’s receipt of written request from the borrowers for such disbursement and (ii) the DSCR (as defined below) is equal to or greater than 1.10x for each of the 12 prior consecutive calendar months (the “Seasonality Reserve Suspension Conditions”). In the event that the DSCR ever thereafter falls below 1.10x for any two consecutive months, the borrowers are required to replenish the Seasonality Reserve, up to an aggregate amount equal to the Seasonality Reserve Cap Amount, in installments equal to the Seasonality Reserve Monthly Deposit Amount on each payment date occurring in October, November, February, March, April, May and June of each calendar year until such time as the Seasonality Reserve Suspension Conditions have been satisfied.

Lockbox / Cash Management. The Verdigreen Hotels Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of the first occurrence of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period (as defined below) and for the remainder of the term of the Verdigreen Hotels Portfolio Mortgage Loan upon any subsequent occurrence of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period, the borrowers or property manager, as applicable, must cause all credit card receipts to be deposited into the lockbox account. During the continuance of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Verdigreen Hotels Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Verdigreen Hotels Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Verdigreen Hotels Portfolio Mortgage Loan. To the extent that no Verdigreen Hotels Portfolio Sweep Event Period and no Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period is continuing, all excess funds on deposit in the lockbox account are required to be disbursed to the borrowers.

A “Verdigreen Hotels Portfolio Sweep Event Period” will commence upon the earlier of the following: (i) the occurrence of an event of default under the Verdigreen Hotels Portfolio Mortgage Loan documents or (ii) the date on which the debt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Verdigreen Hotels Portfolio

service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.35x based on the trailing 12 months.

A Verdigreen Hotels Portfolio Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.45x for two consecutive calendar quarters.

A “Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Verdigreen Hotels Portfolio Mezzanine Loan documents, (ii) the commencement of a Verdigreen Hotels Portfolio Sweep Event Period; or (iii) the date on which the DSCR (based on a 30-year amortization schedule) is less than 1.10x based on the trailing 12 months.

A Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (i), upon the termination of the Verdigreen Hotels Portfolio Sweep Event Period; and (c) clause (iii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. The Verdigreen Hotels Portfolio Mezzanine Loan has an outstanding principal balance of $6,100,000 as of the Cut-off Date, accrues interest at a rate of 13.000% per annum and is coterminous with the Verdigreen Hotels Portfolio Mortgage Loan. The Verdigreen Hotels Portfolio Mezzanine Loan is secured by the borrower sponsor’s direct equity interests in the borrowers and is interest-only for the entire term. The Verdigreen Hotels Portfolio Mezzanine Loan was originated by QFP VGP MEZZ, LLC.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.2%	Net Rentable Area (Units):	581
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	180 Water LLC	Year Built / Renovated:	1971 / 2017
Borrower Sponsor:	60 Guilders, LLC	Occupancy:	97.6%
Interest Rate(2):	5.33300%	Occupancy Date:	7/2/2025
Note Date:	7/29/2025	4th Most Recent NOI (As of):	$12,527,357 (12/31/2022)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$15,528,907 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$17,313,508 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$18,062,021 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$36,402,924
Call Protection(3):	L(26),D(30),O(4)	UW Expenses:	$16,332,560
Lockbox / Cash Management(4):	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$20,070,365
Additional Debt(1):	Yes	UW NCF:	$20,070,365
Additional Debt Balance(1):	$121,000,000 / $132,000,000 / $100,000,000	Appraised Value / Per Unit:	$378,000,000 / $650,602
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	4/30/2025

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes(6):	$726,573	$908,216	N/A	Cut-off Date Loan / Unit:	$254,733	$481,928
Insurance(6):	$197,336	$101,195	N/A	Maturity Date Loan / Unit:	$254,733	$481,928
Replacement Reserve:	$0	$12,104	N/A	Cut-off Date LTV:	39.2%	74.1%
TI/LC:	$0	$3,178	N/A	Maturity Date LTV:	39.2%	74.1%
Immediate Repairs:	$1,209,250	$0	N/A	UW NCF DSCR:	2.50x	1.12x
Other Reserves(7):	$4,600,000	$0	N/A	UW NOI Debt Yield:	13.6%	7.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$148,000,000	40.2%	Purchase Price & Costs(8)	$346,635,254	94.1%
Subordinate Loan	132,000,000	35.8	Closing Costs	14,974,995	4.1%
Preferred Equity	50,000,000	13.6	Reserves	6,733,159	1.8%
Sponsor Equity	38,343,408	10.4
Total Sources	$368,343,408	100.0%	Total Uses	$368,343,408	100.0%
(1)	The 180 Water Mortgage Loan (as defined below) is part of the 180 Water Whole Loan (as defined below), which is comprised of seven pari passu senior promissory notes and one junior promissory note, with an aggregate original principal balance and Cut-off Date Balance of $280,000,000. The Financial Information in the chart above under the heading "Senior Loan" is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Senior Loan (as defined below) and the Financial Information in the chart above under the heading "Whole Loan" is based on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Whole Loan.
(2)	The Interest Rate represents the weighted average interest rate of Notes A-5 and A-6, which constitute the 180 Water Mortgage Loan. The weighted average interest rate for the 180 Water Senior Notes (as defined below) is 5.34703378378378% per annum and the weighted average interest rate for the 180 Water Whole Loan is 6.319575% per annum. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “The Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus.
(3)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on September 6, 2025. Defeasance of the 180 Water Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 29, 2028. Any mandatory prepayment of the principal of the 180 Water Whole Loan and any other voluntary prepayments of principal of the 180 Water Whole Loan, when no event of default exists, will be applied first to the 180 Water Senior Notes and then to the 180 Water Junior Note (as defined below). The assumed lockout period of 26 payments is based on the closing date of the BMO 2025-5C12 securitization trust in October 2025. The actual lockout period may be longer.
(4)	The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	For the first four payment dates, the monthly deposit to the Tax reserve will be approximately $908,216 and for the first ten payment dates, the deposit to the Insurance reserve will be approximately $101,195. Thereafter, the deposit will be equal to 1/12th of the anticipated annual taxes or insurance premiums, as applicable.
(7)	Other Reserve consists of an Amenity Space Reserve for certain discretionary work at the 180 Water Property (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water
(8)	The prior mortgage loan matured on November 6, 2024, and thereafter was in maturity default, and a foreclosure action was filed in April 2025. The 180 Water Whole Loan repaid the prior mortgage loan in full and the foreclosure action was terminated. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Loan. The sixth largest loan (the “180 Water Mortgage Loan”) is part of a whole loan with an outstanding balance of $280,000,000 (the “180 Water Whole Loan”) comprised of (i) seven pari passu senior notes with an aggregate outstanding balance of $148,000,000 (collectively the “180 Water Senior Notes”), which collectively evidence the senior portion of the 180 Water Whole Loan (the “180 Water Senior Loan”), and (ii) one junior note with an outstanding balance of $132,000,000 (the “180 Water Junior Note”). Among the 180 Water Senior Notes are the non-controlling Notes A-5 and A-6 with an aggregate initial principal balance of $27,000,000 (the “180 Water Mortgage Loan”), which will be contributed to the BMO 2025-5C12 securitization trust. The 180 Water Whole Loan is evidenced by the borrower’s fee interest in a 581 unit, Class A, multifamily property located in New York, NY (the “180 Water Property”). The 180 Water Mortgage Loan was originated by German American Capital Corporation on July 29, 2025. The 180 Water Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 5.33300% per annum on an Actual/360 basis. The scheduled maturity date of the 180 Water Whole Loan is August 6, 2030.

The relationship between the holders of the 180 Water Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 180 Water Whole Loan will be serviced under the pooling and servicing agreement for the COMM 2025-180W securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 180 Water Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	COMM 2025-180W	Yes
A-2	50,000,000	50,000,000	Benchmark 2025-V17(1)	No
A-3	40,000,000	40,000,000	GACC(2)	No
A-4	20,000,000	20,000,000	GACC(2)	No
A-5	15,000,000	15,000,000	BMO 2025-5C12	No
A-6	12,000,000	12,000,000	BMO 2025-5C12	No
A-7	10,000,000	10,000,000	Benchmark 2025-V17(1)	No
B	132,000,000	132,000,000	COMM 2025-180W	No
Whole Loan	$280,000,000	$280,000,000
(1)	The Benchmark 2025-V17 transaction is expected to close on or about September 29, 2025.
(2)	Expected to be contributed to one or more securitization trust(s).

The Property. The 180 Water Property is a 581-unit, 29-story, Class A multifamily property located in the Financial District of New York City. The 180 Water Property was constructed in 1971 as an office building, and subsequently converted to multifamily in 2017. The 180 Water Property offers studio to 3-bedroom residences along with an array of amenities, including a rooftop pool and terrace, a full Techno-Gym outfitted fitness center and yoga studio which feature panoramic views of Lower Manhattan, 24-hour concierge and valet services, and a residents’ lounge featuring an entertainment kitchen, dining area, and gaming room. Residences offer 10’ ceilings, over-sized picture frame windows which provide abundant natural light, white oak finished flooring and modern kitchens accented with custom paneled appliances and white lacquer cabinetry. Additionally, the 180 Water Property features 13,868 SF of grade-level and basement retail space on Water, John and Pearl Streets.

The 180 Water Property is located in Downtown Manhattan’s Financial District. Once primarily a 9-to-5 district, the Financial District has transformed into a vibrant mixed-use neighborhood. The Financial District includes restaurants, hotels, shopping malls, renovated waterfront parks, and nightlife. The 180 Water Property is located an approximately 5-minute walk away from Fulton Street Center, which provides access to the 2, 3, 4, 5, A, C, J, and Z trains. Additionally, the Dey Street Passageway, an underground passage to the World Trade Center, provides access to the PATH station to New Jersey and the WTC Cortlandt Street station (1, 2, 3, A, C, E, N, R, W). Finally, the major ferry terminal at Wall Street, approximately a 7-minute walk from the 180 Water Property, offers connections to Brooklyn, Staten Island, Hoboken, and Jersey City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

The 180 Water Property is currently 97.6% physically occupied as of July 2, 2025 and the tenants are primarily comprised of high income, young professionals. Following loan origination, the borrower sponsor is planning to contribute approximately $6.5 million in cash equity to enhance the 180 Water Property’s offerings by repurposing currently vacant commercial retail space into additional amenity space, alongside improving lighting in residential units during turnover. Approximately $5.6 million of that investment is planned to be spent transforming 9,382 SF of currently vacant retail space into amenities such as a spa, golf simulator, conference center, bowling alley, game room, and movie theater, although the 180 Water Whole Loan documents do not require the borrower sponsor to do so. We cannot assure you that these capital improvements will be completed as expected or at all.

Economic vacancy at the 180 Water Property has declined from 19.3% in 2022 to 7.4% in 2024, and 4.8% as of the trailing three months ended May 31, 2025 (the “May 2025 T-3”). This reduction corresponds with a decrease in rental concessions, which fell from 15.8% of gross potential rent in 2022 to 3.4% in 2024 and 3.3% as of the trailing twelve months ended May 31, 2025 (the “May 2025 T-12”). Net rental income increased from $24.4 million in 2022 to $31.8 million in the May 2025 T-12, representing a 30.2% increase. As of the May 2025 T-3, net rental income reached $32.8 million, a 34.0% increase compared to 2022.

In addition to the 180 Water Property’s 581 multifamily units and amenities, the 180 Water Property has 13,868 SF of retail space. However, 9,382 SF of currently vacant retail space is planned to be converted into amenities for tenants, with the aim of enhancing the 180 Water Property’s amenity offerings. The 4,486 SF of remaining retail space is occupied by three tenants with a weighted average remaining lease term of 3.7 years. The largest tenant, Citibank, is a credit rated entity (Moody’s / Fitch / S&P: A3 / A / BBB+).

The following table presents certain information relating to the commercial tenants at the 180 Water Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual UW Base Rent	Annual UW Base Rent Per Sq. Ft.	% of Total Annual U/W Commercial Rental Income	Lease Expiration
Citibank	A3/A/BBB+	3,496	77.9%	$934,559	$267.32	79.5%	4/30/2029
Dunkin Donuts	NR/NR/NR	750	16.7%	$202,989	$270.65	17.3%	8/31/2029
AT&T Wireless	Baa2/BBB+/BBB	240	5.3%	$38,337	$159.74	3.3%	10/31/2029
Total / Wtd. Avg.		4,486	100.0%	$1,175,886	$262.12	100.0%

(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Credit Rating may be that of the parent company, regardless of whether it guarantees the lease.

The following table presents certain information relating to the unit mix at the 180 Water Property:

Unit Type Summary(1)
Unit Type	# of Units	Occupancy %(2)	Average SF / Unit	Rent / Unit / Month	Rent / SF / Year
Studio	260	96.9%	461	$3,780	$98.10
1 Bed 1 Bath	174	97.1	628	$4,994	$95.37
1 Bed 2 Bath	45	100.0	888	$6,106	$82.47
2 Bed 1 Bath	26	100.0	740	$6,113	$99.12
2 Bed 2 Bath	27	100.0	1,011	$7,131	$84.63
2 Bed 4 Bath	1	100.0	1,317	$10,695	$97.45
3 Bed 3 Bath	48	97.9	1,258	$9,176	$87.50
Total/Wtd. Avg.	581	97.6%	649	$5,053	$92.99
(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Employee Units treated as vacant for occupancy calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

The following table presents certain information relating to historical and current occupancy for the 180 Water Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.8%	96.7%	96.0%	97.6%
(1)	Historical occupancy presented is as of December 31 of each year.
(2)	Based on the underwritten rent roll dated July 2, 2025.

Appraisal. According to the appraisal, the 180 Water Property had a “As Is” appraised value of $378,000,000 as of April 30, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Value	Capitalization Rate
Income Capitalization Approach	$378,000,000	4.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report, dated May 9, 2025, there was no evidence of any recognized environmental conditions at the 180 Water Property.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 180 Water Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	May 31, 2025 TTM	Underwritten(1)	Per Unit	%
Gross Potential Rent	$30,313,385	$32,071,829	$33,609,586	$34,119,715	$35,501,863	$61,105	105.6%
Vacancy	(958,084)	(1,066,072)	(1,347,645)	(1,172,478)	(1,775,093)(2)	(3,055)	(5.3%	)
Concessions	(4,800,975)	(1,872,203)	(1,153,995)	(1,122,155)	0	0	0.0%
Bad Debt	(105,934)	(11,019)	(1,432)	(36)	0	0	0.0%
Employee Units	0	0	0	0	(110,117)	(190)	(0.3%	)
Net Rental Income	$24,448,392	$29,122,535	$31,106,514	$31,825,046	$33,616,653	$57,860	100.0%
Other Income(3)	3,014,098	2,482,562	2,571,684	2,540,692	2,786,271	4,796	8.3%
Effective Gross Income	$27,462,490	$31,605,097	$33,678,198	$34,365,738	$36,402,924	$62,656	108.3%
Management Fee	1,148,150	1,262,781	1,267,627	1,287,558	1,092,088	1,880	3.0%
Payroll	2,279,427	2,441,771	2,492,085	2,469,960	2,571,274	4,426	7.1%
Utilities	1,194,998	1,124,715	1,113,845	1,189,864	1,149,238	1,978	3.2%
R&M	1,021,901	1,275,061	1,138,631	1,066,447	1,174,812	2,022	3.2%
G&A	260,727	299,641	353,245	306,062	364,469	627	1.0%
Advertising	146,411	189,279	186,111	194,503	315,838	544	0.9%
Real Estate Taxes	7,781,777	8,292,609	8,483,601	8,410,655	8,715,781	15,001	23.9%
Insurance	1,101,742	1,190,333	1,329,545	1,378,668	949,060	1,633	2.6%
Total Expenses	$14,935,133	$16,076,190	$16,364,690	$16,303,717	$16,332,560	$28,111	44.9%

Net Operating Income	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365(4)	$34,545	55.1%
Net Cash Flow	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365	$34,545	55.1%

(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Concessions and Bad Debt are included in Vacancy.
(3)	Includes commercial income.
(4)	The increase from TTM May 31, 2025 Net Operating Income to U/W Net Operating Income is due to economic vacancy decreasing associated with a reduction in concessions, along with an increase in in-place rents.

The Market. According to an industry report, as of the early second quarter of 2025, New York’s apartment market remains strong, characterized by healthy tenant demand and limited new supply. With only 2.8% of the metropolitan area’s approximately 1.6 million market-rate units vacant, the New York City area outperforms the broader U.S. multifamily market. The vacancy rate has held steady at 2.8%, reflecting a minor rise of 10 basis points over the past year, while the national vacancy rate has increased to 8.1%, up by 30 basis points within the same timeframe. New York City saw approximately 26,000 units absorbed in the past year; an 18% jump compared to the long-term average of 22,000 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

Simultaneously, a slowdown in new construction has played a role in maintaining low vacancy levels, with approximately 55,000 units underway as of early 2025, down from a peak of approximately 73,000 at the end of 2023. New York City’s historically slow housing expansion, coupled with strong demand, has kept vacancy rates below 4% for over two decades. This market environment has fostered notable rent growth, with annual increases in New York City reaching 2.2% at the start of the second quarter – compared to the national average of 1.1%.

Asking rents in the Financial District stand at $5,880 per month, which is above the metropolitan area average of $3,340 per month. The vacancy rate in the Financial District was 4.8% as of the early second quarter of 2025. Strong demand in the submarket is evidenced by the vacancy rate and rent growth. Annual rent growth in the submarket, measured at 3.0% at the start of the second quarter of 2025, is above the U.S. average of 1.1%. Improved transit access, the presence of significant employers, and a broadening array of retail amenities have contributed to the attractiveness of the neighborhood. The $4 billion World Trade Center Transportation Hub (connecting 13 subway lines, PATH trains, and ferry services) and the $1.4 billion Fulton Street Station (connecting nine subway lines) provide access to employers located within Manhattan, Brooklyn, and New Jersey.

The following table presents certain information relating to comparable multifamily rentals to the 180 Water Property:

Financial District Housing Rent Comparables(1)
Property	Address	Units	Stories	Built / Renovated	Avg. SF	Rent / SF / Mo	Rent / Unit	Occ %
180 Water(2)	180 Water Street	581	29	1971 / 2017	649	$7.75	$5,053	97.6%
The Crest	63 Wall Street	476	37	1929 / 2004	606	7.75	4,701	92.2%
19 Dutch	19 Dutch Street	483	64	2018 / NAV	681	7.69	5,238	98.1%
Twenty Exchange	20 Exchange Place	767	57	1931 / NAV	629	7.57	4,763	97.4%
200 Water Street	200 Pearl Street	576	31	1973 / 2009	571	7.28	4,905	100.0%
100 John	100 John Street	334	34	2002 / 2010	687	6.79	5,295	94.3%
95 Wall	95 Wall Street	503	22	1969 / 2008	673	6.71	4,515	97.0%
Wtd. Average(3)					636	$7.34	$4,870	96.8%
(1)	Source: Third party market report.
(2)	Based on the underwritten rent roll dated July 2, 2025.
(3)	Excludes the 180 Water Property.

The Borrower. The borrower is 180 Water LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Water Whole Loan.

The Borrower Sponsor. The borrower sponsor is 60 Guilders, LLC (“60 Guilders”), a New York City based real estate management and investment firm founded in 2013 by Kevin Chrisholm. Founder and Chief Executive Officer Chisholm has 30 years of real estate investment and corporate management experience. Since inception in 2013, 60 Guilders has invested approximately $3.2 billion of debt and equity in 27 separate transactions. 60 Guilders investment management team is experienced in asset management, property management, construction management, leasing, marketing, design, accounting, and finance.

The non-recourse carveout guarantors are Ouni Mamrout and Yousef Althkefati. Mr. Mamrout and Mr. Althkefati are co-founders of Sentry Realty and its President and Chief Executive Officer, respectively, and jointly control the borrower.

Property Management. The 180 Water Property is managed by 60G MGMT, LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $726,573 for real estate taxes, (ii) $197,336 for insurance, (iii) $1,209,250 for immediate repairs, and (iv) $4,600,000 for certain discretionary amenity space work.

Real Estate Tax Escrows: On each payment date occurring in each of September 2025, October 2025, November 2025 and December 2025, the borrower is required to deposit an amount equal to 125% multiplied by one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially, $908,215.99 and on each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

payment date thereafter, the borrower is required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially $748,369.98.

Insurance Escrows: On each payment date occurring in each of September 2025, October 2025, November 2025, December 2025, January 2026, February 2026, March 2026, April 2026, May 2026 and June 2026, the borrower is required to deposit an amount equal to 110% of 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially $101,194.66 and on each payment date thereafter, the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, if the insurance is carried under an acceptable blanket policy, deposits for insurance premiums will be suspended. As of the origination date, there is not an acceptable blanket policy in effect.

Replacement Reserve: On each payment date, the borrower is required to deposit an amount equal to $12,104.17 for capital expenditures.

Rollover: On each payment date, the borrower is required to deposit an amount equal to $3,177.59 for tenant improvements and leasing commissions that may be incurred following the origination date.

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management. All rents from the 180 Water Property collected by or on behalf of the borrower must be deposited into a clearing account controlled by the lender (the “Lockbox Account”) within two business days. The borrower has agreed to cause all rents from commercial tenants to be deposited directly to the Lockbox Account. Funds deposited into the Lockbox Account will be swept by the clearing bank on a daily basis into borrower’s operating account at the clearing bank, unless a Cash Sweep Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into a lender controlled cash management account and applied and disbursed in accordance with the 180 Water Whole Loan documents.

A “Cash Sweep Period” means each period from (i) the occurrence of either (A) an event of default, (B) the commencement of a Low DSCR Period (as defined below), (C) a failure to deliver the financial statements as required under the 180 Water Whole Loan documents, (D) if the property manager is an affiliate of the borrower or the guarantor and is subject to certain bankruptcy or insolvency events or (E) if the borrower or non-recourse carveout guarantors are subject to certain bankruptcy or insolvency events, and (ii) will terminate, in each case provided no other Cash Sweep Period is then continuing; (A) with respect to a Cash Sweep Period triggered by an event of default, if the lender has accepted in writing a cure of such event of default (in its sole and absolute discretion); (B) with respect to a Low DSCR Period, the Low DSCR Period has ended pursuant to the terms of the 180 Water Whole Loan documents, (C) with respect to a failure to deliver financial statements, such failure is cured within the applicable notice and cure period pursuant to the 180 Water Whole Loan documents, (D) with respect to a Cash Sweep Period due to clause (i)(D), if the property manager is replaced with a non-affiliated manager reasonably approved by the lender, and (E) with respect to a Cash Sweep Event triggered due to clause (i)(E), if such Cash Sweep Event is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower, upon either (x) the same being discharged or dismissed within 90 days of such filing or (y) (1) an approved supplemental guarantor is approved by the lender and the lender receives a rating agency confirmation with respect to such person, (2) the borrower delivers to the lender a joinder to each of the guaranty and the environmental indemnity, executed by such approved supplemental guarantor whereby such approved supplemental guarantor will be liable (on joint and several basis with all other guarantors) for any and all “Guaranteed Obligations” then existing or thereafter arising under the guaranty and any and all obligations then existing or thereafter arising under the environmental indemnity and (3) such approved supplemental guarantor, independent of any then existing guarantor(s), satisfies certain guarantor financial covenants.

A “Low DSCR Period” means each period that (I) commences if the debt service coverage ratio of the 180 Water Whole Loan is less than 1.10x as of any calculation date, and (II) ends if the 180 Water Property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calculation dates.

Subordinate and Mezzanine Debt. As of the origination date, a $100,000,000 mezzanine loan secured by equity interests in the borrower was outstanding and in maturity default. An affiliate of the borrower (the “New Mezzanine Holder”) acquired the existing mezzanine loan at a 19.8% discount, paying $80.2 million for the $100.0 million existing mezzanine loan on or prior to the closing of the 180 Water Whole Loan. Accordingly, both the mezzanine borrower and the mezzanine lender are under common control with the borrower. Simultaneously with its acquisition of the mezzanine loan, the New Mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 6 – 180 Water

Holder entered into an amendment to the mezzanine loan documents with the mezzanine loan borrower to, among other things, extend the term of the mezzanine loan by approximately 15 years, and also entered into a subordination and standstill agreement with the lender under the 180 Water Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

180 Water Holdco JV LLC (the “Holdco”) is a preferred equity joint venture between SVP 180 Water Preferred Investor LLC, an affiliate of Strategic Value Partners (the “Holdco Preferred Equity Holder”) and 180 Water Investors LLC. Holdco indirectly owns 49% of the borrower and directly owns 100% of the New Mezzanine Holder. The Holdco Preferred Equity Holder and the lender entered into a preferred equity recognition agreement at origination of the 180 Water Whole Loan.

The Holdco Preferred Equity Holder made a $50,000,000 preferred equity investment in Holdco (the “Preferred Equity Investment”), on which it is entitled to receive a preferred rate of 16.0% per annum, compounded annually. To the extent there is sufficient cash flow and no preferred equity trigger event is continuing, 6.0% of the 16.0% preferred rate will be paid monthly. From July 2028 until June 2029, the current pay amount will increase to 7.0% and from and after July 2029, the current pay amount will increase to 8.0%. In the event that there is insufficient cash flow, the current pay amount will accrue and will be added to the Preferred Equity Investment. After a preferred equity trigger event, the preferred rate will be 21.0%, compounded annually, and from and after the date that is 90 days following the mandatory redemption date, the preferred return is 25.0%, compounded annually. The “mandatory redemption date” will be August 6, 2030 or such earlier date that the Preferred Equity Investment and other amounts become due under the terms of the preferred equity documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype(2):	Mixed Use – Office/Industrial
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	677,766
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Forty Seven Hundred LP and IMD Forty Seven Hundred LLC	Year Built / Renovated:	1926 / 2006
Borrower Sponsors:	Kalmon Dolgin and Neil Dolgin	Occupancy:	85.3%
Interest Rate:	5.94500%	Occupancy Date:	8/18/2025
Note Date:	September 9, 2025	4th Most Recent NOI (As of):	$3,260,998 (12/31/2022)
Maturity Date:	October 6, 2030	3rd Most Recent NOI (As of)(3):	$3,398,153 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (3):	$4,274,957 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,912,420 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	89.1%
Amortization Type:	Interest Only	UW Revenues:	$6,558,035
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$2,520,582
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,037,453
Additional Debt:	No	UW NCF:	$3,563,017
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$45,000,000 / $66
Additional Debt Type:	NAP	Appraisal Date:	7/28/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$37
Taxes:	$213,896	$23,766	N/A	Maturity Date Loan / SF:	$37
Insurance:	$149,571	$29,914	N/A	Cut-off Date LTV:	55.6%
Replacement Reserves:	$300,000	$11,296	N/A	Maturity Date LTV:	55.6%
TI / LC:	$300,000	$28,240	$1,016,649	UW NCF DSCR:	2.36x
RHD Leasing Reserve:	$310,000	Springing	$2,450,000	UW NOI Debt Yield:	16.1%
Unfunded Obligation Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	95.5%	Payoff Existing Debt	$23,887,625	91.3%
Borrower Sponsor Equity	1,173,367	4.5	Upfront Reserves	1,273,467	4.9
			Closing Costs	1,012,275	3.9
Total Sources	$26,173,367	100.0%	Total Uses	$26,173,367	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Philadelphia Design and Distribution Center Property (as defined below) consists of approximately 378,959 square feet of industrial space, 168,096 square feet of office space, and 130,711 square feet of commercial, school and medical office spaces.
(3)	The increase from 3rd Most Recent NOI (2023) to 2nd Most Recent NOI (2024), was primarily driven by an increase to gross potential rent and reimbursement income as a result of new leasing.

The Loan. The seventh largest mortgage loan (the “Philadelphia Design and Distribution Center Mortgage Loan”) is secured by the borrowers’ fee simple interest in a mixed use office/industrial property located in Philadelphia, Pennsylvania (the “Philadelphia Design and Distribution Center Property”). The Philadelphia Design and Distribution Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Philadelphia Design and Distribution Center Mortgage Loan was originated on September 9, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.94500% per annum. The Philadelphia Design and Distribution Center Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Philadelphia Design and Distribution Center Mortgage Loan is October 6, 2030.

The Property. The Philadelphia Design and Distribution Center Property consists of a one-story, 677,776 square foot industrial and office building located in Philadelphia, PA. The improvements were originally constructed in 1926 as a heavy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

manufacturing facility and were renovated during the 1990’s into its current multi-tenant use. The industrial component makes up approximately 55.9% of the NRA, the office component makes up approximately 24.8% of NRA, and the remaining space is comprised of commercial, school and medical office space. Clear heights range from 15’ to 27’ and there are 14 dock high overhead doors. The Philadelphia Design and Distribution Center Property has 501 surface parking spaces resulting in a parking ratio of 0.74 parking spaces per 1,000 square feet. As of August 18, 2025, the Philadelphia Design and Distribution Center Property was 85.3% occupied by 21 tenants. Over the prior ten years, the Philadelphia Design and Distribution Center Property averaged an occupancy rate of 85.3%. The top five tenants make up approximately 51.7% of the NRA, with no other tenant comprising more than 5.5% of the NRA.

Major Tenants.

Resources for Human Development, Inc. (98,156 square feet; 14.5% NRA; 22.8% of underwritten base rent): Resources for Human Development, Inc. (“RHD”) is a national human services nonprofit that specializes in creating services that support people of all abilities, with a focus on behavioral health and housing, intellectual and development disabilities, and healthcare. Founded in 1970, RHD supports more than 115 human service programs in 12 states and provides services to more than 50,000 children and adults each year. Its community health centers provide care to more than 22,000 patients each year. RHD has been an office tenant at the Philadelphia Design and Distribution Center Property since 1999 and has expanded a total of eight times with the most recent lease extension occurring in October 2016 and the most recent expansion occurring in July 2021. RHD has a lease expiration of September 30, 2026, and has two, five-year renewal options remaining with no termination options.

Southeastern Pennsylvania Transportation Authority (88,509 square feet; 13.1% NRA; 10.2% of underwritten base rent): Southeastern Pennsylvania Transportation Authority (“SEPTA”) began operations in 1964 and is one of the largest transit systems in the United States. It supports five counties in the greater Philadelphia area and connects to transit systems in Delaware and New Jersey. SEPTA services include regional rail, buses, trolleys, subways and a high-speed line. SEPTA has been a warehouse tenant at the Philadelphia Design and Distribution Center Property since 2023 under a lease with an expiration date of July 31, 2030, one, five-year renewal option, and an appropriations-based termination option.

East Philadelphia Furniture Services Inc. (60,000 square feet; 8.9% NRA; 5.7% of underwritten base rent): East Philadelphia Furniture Services Inc. dba McDaniel Furniture Services (“McDaniel Furniture”) provides a comprehensive range of furniture services including white glove furniture delivery, moving services, model homes and staging, and furniture repair. McDaniel Furniture has been a tenant at the Philadelphia Design and Distribution Center Property since 2022 under a lease with an expiration date of November 30, 2027 and has no renewal or termination options. As of September 4, 2025, the tenant has a delinquent balance of approximately $507,506. The tenant has made payments of $188,500 from January 2025 through August 2025, which represents 91.5% of the base rent due. The tenant rent is being underwritten to the average monthly base rent payment made by the tenant from January through August 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Philadelphia Design and Distribution Center Property:

Top Five Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)(2)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
RHD(4)	NR/NR/NR	98,156	14.5%	$11.62	$1,140,882	22.8%	9/30/2026
SEPTA(5)	NR/NR/NR	88,509	13.1	$5.78	511,582	10.2	7/31/2030
McDaniel Furniture(6)	NR/NR/NR	60,000	8.9	$4.71	282,750	5.7	11/30/2027
Wissahickon Charter(7)	NRNR/NR	53,889	8.0	$11.41	614,873	12.3	7/31/2033
New Material Culture	NR/NR/NR	49,584	7.3	$5.65	280,150	5.6	8/31/2026
Top Five Tenants		350,138	51.7%	$8.08	$2,830,237	56.6%

Non Top Five Tenants		227,896	33.6%	$9.51	$2,166,438	43.4%
Occupied Collateral Total		578,034	85.3%	$8.64	$4,996,675	100.0%

Vacant Space		99,732	14.7%

Collateral Total		677,766	100.0%

(1)	Based on the underwritten rent roll dated as of August 18, 2025.
(2)	Net Rentable Area excludes three tenants that are listed on the rent roll as 1 square foot (Taxi Stand, Billboard and Fedex Dropbox), and one vacant roof space, and includes the associated income.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $83,972 through August 2026.
(4)	RHD has two, five-year renewal options remaining.
(5)	SEPTA has one, five-year renewal option remaining and has a termination option related to lack of appropriations.
(6)	As of September 4, 2025, the tenant has a delinquent balance of approximately $507,506. The tenant has made payments of $188,500 from January 2025 through August 2025, which represents 91.5% of the base rent due. Tenant rent is being underwritten based on the average monthly base rent payment made by the tenant from January through August in 2025.
(7)	Wissahickon Charter has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the Philadelphia Design and Distribution Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	99,732	14.7%	NAP	NAP	99,732	14.7%	NAP	NAP
2025 & MTM	1(4)	5,326(4)	0.8	104,900	2.1	105,058	15.5%	$104,900	2.1%
2026	4	157,560	23.2	1,487,875	29.8	262,618	38.7%	$1,592,775	31.9%
2027	2(5)	62,940(5)	9.3	368,171	7.4	325,558	48.0%	$1,960,945	39.2%
2028	4	37,010	5.5	339,971	6.8	362,568	53.5%	$2,300,916	46.0%
2029	4	54,321	8.0	338,113	6.8	416,889	61.5%	$2,639,030	52.8%
2030	2	120,423	17.8	934,762	18.7	537,312	79.3%	$3,573,791	71.5%
2031	2	57,798	8.5	473,450	9.5	595,110	87.8%	$4,047,241	81.0%
2032	0	0	0.0	0	0.0	595,110	87.8%	$4,047,241	81.0%
2033	2	82,656	12.2	949,434	19.0	677,766	100.0%	$4,996,675	100.0%
2034	0	0	0.0	0	0.0	677,766	100.0%	$4,996,675	100.0%
2035 & Beyond	0	0	0.0	0	0.0	677,766	100.0%	$4,996,675	100.0%
Total	21	677,766	100.0%	$4,996,675	100.0%
(1)	Based on the underwritten rent roll dated as of August 18, 2025.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes rent steps totaling $83,972 through August 2026.
(4)	Excludes a Fedex Dropbox square feet and includes the associated income.
(5)	Excludes a Taxi Stand and Billboard square feet and includes the associated income.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the historical and current occupancy of the Philadelphia Design and Distribution Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
76.6%	85.0%	85.2%	85.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of August 18, 2025.

Appraisal. According to the appraisal, the Philadelphia Design and Distribution Center Property had an “as-is” appraised value of $45,000,000 as of July 28, 2025. The table below shows the appraisal’s “as-is” conclusions. The appraisal also included an “as-stabilized” value of $46,600,000 as of August 1, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$45,000,000	8.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 8, 2025, there was no evidence of any recognized environmental conditions at the Philadelphia Design and Distribution Center Property. However, a controlled recognized environmental condition was identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends adherence with requirements of institutional and engineering controls. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Philadelphia Design and Distribution Center Property is located in Northwest Philadelphia within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area (“PA-NJ-DE-MD MSA”), which has a population of 6,306,526 as of 2024. The Philadelphia Design and Distribution Center Property is located on the border of two Philadelphia neighborhoods, Nicetown and East Falls, each of which is a fully developed area within the City of Philadelphia and is located approximately five miles northwest of the Philadelphia central business district. Nicetown is dominated by industrial uses and large uses in the Nicetown neighborhood include the VA Regional office and Salvation Army Kroc Center. East Falls is dominated by residential and institutional uses. Large uses in this neighborhood include the campus of Jefferson University and the former Medical College of Pennsylvania. Two blocks southeast of the Philadelphia Design and Distribution Center Property is the 2.4 million square foot former Budd Company manufacturing facility that was converted into mixed office use and has been proposed as a new life science campus. The Philadelphia Design and Distribution Center Property is located approximately 0.4 miles from US Route 1 and 1.8 miles from Interstate 76, providing access throughout the region. Both Nicetown and East Falls are also served by public bus service provided by SEPTA, as well as its Chestnut Hill West regional rail line, which provides direct service to Center City.

According to the appraisal, the Philadelphia Design and Distribution Center Property is located in the Lower North Philly warehouse submarket of the Philadelphia – PA USA warehouse market. As of the first quarter of 2025, the Lower North Philly warehouse submarket contained approximately 25.4 million square feet of inventory with an overall vacancy rate of 11.2% The weighted average asking rental rate of the Lower North Philly warehouse submarket is $11.84 per square foot, there were no completions and positive absorption of 44,312 square feet during the first quarter of 2025.

According to the appraisal, the Philadelphia Design and Distribution Center Property is located in the Northwest Philadelphia office submarket. As of the first quarter of 2025, the Northwest Philadelphia office submarket contained approximately 6.6 million square feet of office space with an overall vacancy rate of 3.9% compared to an overall vacancy rate of 10.6% within the greater Philadelphia office market. The weighted average asking rental rate of the Northwest Philadelphia office submarket is $23.49 per square foot, there were no completions and negative absorption of 2,226 square feet during the first quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to comparable industrial leases to the Philadelphia Design and Distribution Center Property:

Comparable Industrial Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Months)
Philadelphia Design and Distribution Center 4700 Wissahickon Avenue Philadelphia, PA	1926 / 2006	677,776(2)	SEPTA(2) SIG Property Philadelphia(2)	88,509(2) 21,252(2)	$5.78(2) $5.20(2)	Aug-2023(2) Aug-2024(2)	84(2) 65(2)
11500 Roosevelt Boulevard Philadelphia, PA	1955 / 2000	294,770	All Staffing Warehousing Logistics	34,700	$6.71	Dec-2022	36
9800 Bustleton Avenue Philadelphia, PA	1967	226,669	Angle World	70,000	$5.75	Apr-2022	36
2045 Wheatsheaf Lane Philadelphia, PA	1950	193,977	La Colombe Holdings	56,434	$6.25	Nov-2022	122
14001 Townsend Road Philadelphia, PA	1989	34,000	Aurora Encore, LLC	18,847	$8.66	Mar-2024	60
2111-2141 East Rush Street and Surrounding Parcels Philadelphia, PA	1961	32,096	Classic Distributions Inc	32,096	$4.49	Oct-2024	60
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of August 18, 2025.

The following table presents certain information relating to comparable commercial leases to the Philadelphia Design and Distribution Center Property:

Comparable Commercial Lease Summary(1)
Property Name/Location	Year Built / Renovated	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Months)
Philadelphia Design and Distribution Center 4700 Wissahickon Avenue Philadelphia, PA	1926 / 2006	RHD(2) Merakey IDD Philadelphi(2)	98,156(2) 31,914(2)	$11.62(2) $13.26(2)	Various(2) Jan-2004(2)	Various(2) 324(2)
1617 N. 2nd Street Philadelphia, PA	1952 / 2024	Rose Montessori	21,000	$28.57	Sep-2024	120
1163-65 S. Broad Street Philadelphia, PA	1925 / NAP	Helping Hands Children Services Mgmt. Citizens Acting Together Can Help (CATCH)	5,176 9,590	$18.00 $21.50	Aug-2023 Jun-2023	120 120
1952 E Allegheny Avenue Philadelphia, PA	1920 / NAP	Hispanic Community Counseling Services	6,090	$16.00	Feb-2024	60
444 N. 3rd Street Philadelphia, PA	1939 / NAP	City Year	10,472	$23.50	Jan-2022	126
1219 Bainbridge Street Philadelphia, PA	1920 / NAP	Philadelphia Municipal Authority	16,800	$22.21	Jan-2025	180
155 Cecil B Moore Ave Philadelphia, PA	1925 / NAP	Nayte Venit	2,900	$11.38	Jun-2023	12
2300 W. Allegheny Avenue Philadelphia, PA	1945 / 2024	Early Learning Children’s Academy	15,815	$15.50	Jul-2025	60
2930 Jasper Street Philadelphia, PA	1950 / 2017	Ingage Security Incredible Media Group	2,265 2,100	$13.25 $13,43	Jun-2021 May-2021	24 24
6901 Woodland Avenue Philadelphia, PA	1950 / 2008	Philadelphia Municipal Authority Southwest Academy Charter School	44,137 18,798	$17.00 $14.50	Jul-2020 Mar-2018	12 67
111 N. 49th Street Philadelphia, PA	1860 / 1987	CoreCare BHM Public Health Management	9,451 14,700	$24.15 $20.00	Jul-2019 Feb-2019	72 24
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of August 18, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the appraisal’s conclusion of market rents at the Philadelphia Design and Distribution Center Property:

Conclusion of Market Rents(1)
Category	RENT/SF ($/SF)
Office:	$12.00
Commercial:	$13.00
School:	$15.00
Medical Office:	$15.00
Industrial:	$5.50
(1)	Source: Appraisal.

The following table presents certain information relating to operating history and underwritten net cash flow at the Philadelphia Design and Distribution Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,346,016	$4,654,133	$5,165,979	$4,876,107	$4,912,703	$7.25	68.6%
Contractual Rent Steps	0	0	0	0	83,972	0.12	1.2
Vacant Income	0	0	0	0	613,491	0.91	8.6
Gross Potential Rent	$4,346,016	$4,654,133	$5,165,979	$4,876,107	$5,610,165	$8.27	78.3%
Total Reimbursements	1,029,388	1,298,053	1,618,225	1,561,403	1,551,660	2.29	21.7
Net Rental Income	$5,375,404	$5,952,186	$6,784,204	$6,437,510	$7,161,826	$10.57	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(613,491)	(0.91)	(8.6)
Other Income(3)	9,819	9,979	33,241	9,700	9,700	0.01	0.1
Effective Gross Income	$5,385,223	$5,962,165	$6,817,445	$6,447,210	$6,558,035	$9.68	91.6%
Total Expenses	2,124,225	2,564,012	2,542,488	2,534,790	2,520,582	3.72	38.4
Net Operating Income	$3,260,998	$3,398,153(4)	$4,274,957(4)	$3,912,420	$4,037,453	$5.96	61.6%
Capital Expenditures	0	0	0	0	135,553	0.20	2.1
TI/LC	0	0	0	0	338,883	0.50	5.2
Net Cash Flow	$3,260,998	$3,398,153	$4,274,957	$3,912,420	$3,563,017	$5.26	54.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of tenant late charges and miscellaneous.
(4)	The increase from the 2023 Net Operating Income to the 2024 Net Operating Income was primarily driven by an increase to gross potential rent and reimbursement income as a result of new leasing.

The Borrowers. The borrowers for the Philadelphia Design and Distribution Center Mortgage Loan are Forty Seven Hundred LP and IMD Forty Seven Hundred LLC. Forty Seven Hundred LP is a Delaware limited partnership and IMD Forty Seven Hundred LLC is a Delaware limited liability company, each a single purpose entity. The entities own the Philadelphia Design and Distribution Center Property in a tenants-in-common ownership structure with each entity owning 50%. The borrowers entered into an amended and restated tenants in common agreement in which each borrower waived its right to partition. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Design and Distribution Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Philadelphia Design and Distribution Center Mortgage Loan are Kalmon Dolgin and Neil Dolgin. Kalmon Dolgin and Neil Dolgin are Co-Presidents of Kalmon Dolgin Affiliates Inc. (“KDA”). Founded in 1904, KDA is a real estate firm specializing in developing, managing, selling, leasing and marketing commercial and industrial properties. Headquartered in Brooklyn, KDA currently operates a portfolio of over six million square feet of industrial, office, medical and retail space in ten states and also converts industrial buildings into mixed commercial and residential uses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

Property Management. The Philadelphia Design and Distribution Center Property is managed by KND Management Co. Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Philadelphia Design and Distribution Center Mortgage Loan, the borrowers deposited approximately (i) $213,896 into a real estate tax reserve account, (ii) $149,571 into an insurance reserve account, (iii) $300,000 into a rollover reserve account, (iv) $300,000 into a replacement reserve account, and (v) $310,000 into a leasing reserve account for RHD.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $23,766.

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $29,914).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $11,296.

TI/LC Reserve – The borrowers are required to deposit into a TI/LC Reserve, on a monthly basis, an amount equal to approximately $28,240; capped at $1,016,649.

RHD Leasing Reserve – If RHD does not exercise its renewal option by September 30, 2025, ongoing collections into the reserve will begin on the payment date in December 2025, with required monthly deposits of $155,000, capped at $2,450,000 ($25 per square foot for the RHD space) (the “RHD Leasing Reserve Cap”). Proceeds held in the RHD Leasing Reserve shall be made available solely for tenant improvement and leasing commissions associated with renewing RHD or re-leasing the RHD space. Upon the borrowers renewing or re-leasing a portion of RHD’s space and such tenant(s) being in occupancy, paying full rent, and having a firm lease term of not less than five years, the RHD Leasing Reserve Cap shall be reduced proportionately based on square footage of such tenant(s) and any amounts in excess of the then current RHD Leasing Reserve Cap shall be released to the borrowers. Upon the RHD Leasing Reserve Cap being reduced to $1,227,500 or lower, any amounts remaining in the RHD Leasing Reserve shall be made available for general tenant improvement, leasing commission or capital expenditure costs at the Philadelphia Design and Distribution Center Property, not solely for tenant improvement and leasing commission costs associated with the RHD space.

Unfunded Obligation Reserve – Within 60 days’ notice from SIG Property Philadelphia, LLC, that the tenant intends to build out its space in accordance with its lease, the borrowers are required to deposit $63,756 into an account held with the lender or servicer for payment of unfunded obligations.

Lockbox / Cash Management. The Philadelphia Design and Distribution Center Mortgage Loan is structured with a hard lockbox and springing cash management. All funds received by the borrowers or the property manager are required to be deposited into such lockbox account within two business days. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Philadelphia Design and Distribution Center Mortgage Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Philadelphia Design and Distribution Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Philadelphia Design and Distribution Center Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default under the Philadelphia Design and Distribution Center Mortgage Loan documents, and (ii) the debt yield being less than 9.75%; and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the debt yield is equal to or greater than 9.75% for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Philadelphia Design and Distribution Center

Notwithstanding the above, the borrowers may (i) deliver cash to the lender in such an amount that, if subtracted from the outstanding principal balance of the Philadelphia Design and Distribution Center Mortgage Loan, would result in a debt yield of 9.75%, or (ii) post a letter of credit, acceptable to the lender, in a face amount that, if subtracted from the outstanding principal balance of the Philadelphia Design and Distribution Center Mortgage Loan, would cause the debt yield to be 9.75%. Any cash or letter of credit will be released to the borrowers once the debt yield is equal to or greater than 9.75% for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 8 – Than Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 8 – Than Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 8 – Than Tower
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,200,000	Title:	Fee
Cut-off Date Principal Balance:	$24,200,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.8%	Net Rentable Area (Units)(2):	105
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	335 Schiller LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsors:	Arul Thangavel and Ananthan Thangavel	Occupancy:	95.2%
Interest Rate:	6.60720%	Occupancy Date:	8/7/2025
Note Date:	8/29/2025	4th Most Recent NOI (As of):	$1,598,520 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$1,643,800 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,690,128 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,732,193 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,294,304
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,243,938
Lockbox / Cash Management:	None / NAP	UW NOI(3):	$2,050,366
Additional Debt:	No	UW NCF:	$2,029,366
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$35,300,000 / $336,190
Additional Debt Type:	NAP	Appraisal Date:	8/6/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$230,476
Taxes:	$271,676	$45,279	N/A	Maturity Date Loan / Unit:	$230,476
Insurance:	$65,307	$6,020	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$1,750	N/A	Maturity Date LTV:	68.6%
				UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,200,000	100.0%	Loan Payoff	$23,158,069	95.7%
			Closing Costs(4)	356,241	1.5
			Return of Equity	348,707	1.4
			Reserves	336,983	1.4
Total Sources	$24,200,000	100.0%	Total Uses	$24,200,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Than Tower Property (as defined below) is comprised of (i) 105 multifamily units and (ii) one, 3,589 square feet retail space that is currently used as storage.
(3)	The increase from Most Recent NOI (As of TTM 7/31/2025) to UW NOI is primarily driven by an increase in occupancy from 90.2% to 95.0%, and the corresponding increase in residential gross potential rent.
(4)	Approximately $121,000 of closing costs was attributed to origination fees.

The Loan. The eighth largest mortgage loan (the “Than Tower Mortgage Loan”) is secured by the borrower’s fee interest in a 105-unit, high-rise multifamily property located in Chicago, Illinois (the “Than Tower Property”). The Than Tower Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $24,200,000. The Than Tower Mortgage Loan was originated on August 29, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.60720% per annum. The Than Tower Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Than Tower Mortgage Loan is September 6, 2030.

The Property. The Than Tower Property is a high-rise multifamily development constructed in 2020 and located in Chicago, Illinois. The Than Tower Property consists of a single nine-story multifamily building on an approximately 0.45-acre site, with a 3,589 square foot retail unit which is currently used as storage space. The Than Tower Property contains 15 studio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 8 – Than Tower

units, 72 one-bedroom, one-bathroom units, and 18 two-bedroom, two-bathroom units. The Than Tower Property includes 21 Section 8 housing units. Unit amenities include stainless steel appliances, wood cabinets, walk-in closets, washer/dryer and ceramic tile floors. Community amenities include a clubhouse with an outside terrace, a fitness center, a dog run, a package room and bike storage. The Than Tower Property has eight outdoor parking spaces and 39 garage parking spaces, resulting in a parking ratio of approximately 0.45 parking spaces per unit.

The following table presents certain information relating to the multifamily unit mix at Than Tower Property:

Than Tower Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
Studio	11	10.5%	10	90.9%	490	$2,120
1BR/1BA	59	56.2%	57	96.6%	715	$2,589
2BR/2BA	14	13.3%	14	100.0%	1,134	$3,814
Studio – Restricted to 100% AMI	2	1.9%	2	100.0%	497	$1,932
Studio – Restricted to 60% AMI	2	1.9%	2	100.0%	497	$1,225
1BR/1BA – Restricted to 100%	6	5.7%	5	83.3%	647	$2,066
1BR/1BA – Restricted to 60% AMI	7	6.7%	6	85.7%	698	$1,222
2BR/2BA – Restricted to 60% AMI	2	1.9%	2	100.0%	1,180	$1,465
2BR/2BA – Restricted to 100% AMI	2	1.9%	2	100.0%	1,087	$2,474
Total/Wtd. Avg.	105	100.0%	100	95.2%	750	$2,540
Total/Wtd. Avg. Market Units	84	80.0%	81	96.4%	755	$2,743
(1)	Based on the underwritten rent roll dated August 7, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Than Tower Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Unit(1)	%(2)
Residential GPR	$2,359,511	$2,529,559	$2,604,291	$2,652,052	$3,168,487	$30,176	91.8%
Gross Potential Rent	$2,359,511	$2,529,559	$2,604,291	$2,652,052	$3,168,487	$30,176	91.8%
Other Income(3)	247,843	289,634	265,132	271,849	284,241	2,707	8.2
Net Rental Income	$2,607,354	$2,819,193	$2,869,423	$2,923,901	$3,452,728	$32,883	100.0%
(Vacancy/Credit Loss)	(0)	(0)	(0)	(0)	(158,424)	(1,509)	(5.0)
Effective Gross Income	$2,607,354	$2,819,193	$2,869,423	$2,923,901	$3,294,304	$31,374	95.4%
Total Expenses	1,008,834	1,175,393	1,179,294	1,191,709	1,243,938	11,847	37.8
Net Operating Income	$1,598,520	$1,643,800	$1,690,128	$1,732,192(4)	$2,050,366(4)	$19,527	62.2%
Replacement Reserve	0	0	0	0	21,000	200	0.6
Net Cash Flow	$1,598,520	$1,643,800	$1,690,128	$1,732,192	$2,029,366	$19,327	61.6%
(1)	Based on total multifamily units (105 units).
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes utility reimbursement and parking income.
(4)	The increase from TTM 7/31/2025 Net Operating Income to Underwritten Net Operating Income is primarily driven by an increase in occupancy from 90.2% to 95.0%, and the corresponding increase in residential gross potential rent.

Appraisal. According to the appraisal, the Than Tower Property had an “as-is” appraised value of $35,300,000 as of August 6, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$35,300,000	5.75%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Than Tower

Environmental. According to a Phase I environmental assessment dated August 15, 2025, there was no evidence of any recognized environmental conditions at the Than Tower Property.

The Market. The Than Tower Property is located within downtown Chicago in the Old Town neighborhood of the larger Gold Coast apartment submarket. The immediate area surrounding Than Tower Property is composed of a wide variety of uses including hotels, retail/commercial buildings, educational institutions, office buildings with ground-level retail establishments, parking garages, multi-family and mixed-use buildings.

The Than Tower Property is located in Chicago, Illinois, within the Gold Coast apartment submarket within the Chicago apartment market. As of the first quarter of 2025, the Chicago apartment market had total inventory of 529,286 units, a vacancy rate of 5.3% and asking rent of $2,000 per unit. As of the first quarter of 2025, the Gold Coast apartment submarket had total inventory of 45,015 units, a vacancy rate of 8.3% and asking rent of $3,195 per unit. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of Than Tower Property is 88,264, 444,502 and 892,669, respectively. The 2024 average household income within the same radii is $158,452, $160,243 and $133,398, respectively.

The following table presents certain information relating to comparable multifamily properties to the Than Tower Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Than Tower Chicago, IL	2020 / NAP	95.2%(2)	105(2)	Studio 1BR/1BA 2BR/2BA	490(2) 715(2) 1,134(2)	$3.95(2) $3.44(2) $3.00(2)	$1,965(2) $2,340(2) $3,404(2)
Arthurs of Old Town Apartments Chicago, IL	2021 / NAP	94.4%	89	Studio 1BR/1BA 2BR/1BA	660 745 840	$3.92 $3.74 $4.60	$2,590 $2,785 $3,862
Arco Old Town Chicago, IL	2020 / NAP	98.6%	69	1BR/1BA 2BR/1BA 2BR/2BA 3BR/2BA	628 830 869 1,284	$4.54 $4.46 $4.82 $4.37	$2,853 $3,699 $4,188 $5,612
The Scott Residences Chicago, IL	2014 / NAP	94.4%	71	Studio 1BR/1BA 2BR/2BA 3BR/2BA	589 846 1,283 1,644	$3.59 $3.74 $3.40 $3.57	$2,117 $3,160 $4,364 $5,862
1435 North Wells Chicago, IL	2019 / NAP	96.0%	50	Studio 1BR/1BA 2BR/2BA	498 643 861	$3.35 $3.17 $3.41	$1,666 $2,039 $2,940
Montauk Chicago, IL	2018 / NAP	95.0%	61	Studio 1BR/1BA 2BR/1BA 2BR/2BA	534 735 981 1,016	$3.92 $3.45 $3.34 $3.28	$2,094 $2,536 $3,280 $3,333
Clybourn 1200 Chicago, IL	2017 / NAP	95.0%	84	Studio 1BR/1BA 2BR/2BA	477 1,000 1,284	$2.79 $1.78 $1.70	$1,330 $1,782 $2,121
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 7, 2025.

The Borrower. The borrower for the Than Tower Mortgage Loan is 335 Schiller LLC, an Illinois limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Than Tower Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Than Tower Mortgage Loan are Ananthan Thangavel and Arul Thangavel. Ananthan Thangavel is the managing director of Lakshmi Capital Management LLC (“Lakshmi Capital”), a full-service real estate firm providing development, management and brokerage services. Lakshmi Capital currently has a portfolio of seven multifamily and commercial assets located in Chicago, Illinois.

Property Management. The Than Tower Property is managed by 335 Schiller Management, LLC, an affiliate of the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Than Tower

Escrows and Reserves. At origination of the Than Tower Mortgage Loan, the borrower deposited (i) approximately $271,676 into a real estate tax reserve account and (ii) approximately $65,307 into an insurance reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve on a monthly basis, 1/12th of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $45,279.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,020).

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $1,750.

Lockbox / Cash Management. The Than Tower Mortgage Loan is not structured with a lockbox and has no cash management. The borrower is required to maintain an operating account at all times. Upon the occurrence of a Trigger Period (as defined below), or an event of default, the borrower will be required to deposit all excess cash flow into a lender controlled excess cash flow account. If no Trigger Period is continuing and no event of default is continuing, all funds in the excess cash flow account will be returned to the borrower’s operating account.

A “Trigger Period” means a period (a) commencing upon the debt service coverage ratio being less than 1.10x as of the end of any calendar quarter, and (b) expiring upon the date the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,460,000	Title:	Fee
Cut-off Date Principal Balance:	$23,460,000	Property Type – Subtype:	Various – Various
% of Pool by IPB:	3.7%	Net Rentable Area (Units)(2):	1,061
Loan Purpose:	Refinance	Location:	Houston, TX
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	QRV Holdco, LLC	Occupancy:	78.4%
Interest Rate:	6.81000%	Occupancy Date(3):	Various
Note Date:	8/29/2025	4th Most Recent NOI (As of)(4):	$4,053,163 (12/31/2022)
Maturity Date:	9/1/2030	3rd Most Recent NOI (As of)(4):	$3,057,851 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$2,625,812 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,869,226 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	80.4%
Amortization Type:	Interest Only	UW Revenues:	$6,555,069
Call Protection:	L(25),YM1(29),O(6)	UW Expenses:	$3,937,519
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,617,550
Additional Debt:	No	UW NCF:	$2,573,181
Additional Debt Balance:	NAP	Appraised Value / Per Unit(5):	$39,100,000 / $36,852
Additional Debt Type:	NAP	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$22,111
Taxes:	$318,805	$39,851	N/A	Maturity Date Loan / Unit:	$22,111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$3,697	$3,697	$133,107	Maturity Date LTV:	60.0%
				UW NCF DSCR:	1.59x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,460,000	85.8%	Loan Payoff	$26,431,778	96.7%
Sponsor Equity	3,875,863	14.2	Closing Costs	581,584	2.1
			Upfront Reserves	322,502	1.2
Total Sources	$27,335,863	100.0%	Total Uses	$27,335,863	100.0%

(1)	See “The Borrowers” below for more information.
(2)	Net Rentable Area (Units) includes (i) 758 pads and (ii) 303 self-storage units.
(3)	Occupancy Date is June 30, 2025, for the RV Resort Properties (as defined below) and July 1, 2025, for the Westlake Self Storage property.
(4)	The decrease in NOI from 2022 to 2024 is primarily due to decreases in occupancy at the Eastlake RV Resort and Northlake RV Resort properties, which according to the borrower sponsor, is a result of the Houston market and nearby submarkets experiencing an influx of new supply from recently built RV resorts at that time.
(5)	The Appraised Value Per Unit for only the RV Resort Properties is $43,931 per pad. The Appraised Value Per Unit for only the Westlake Self Storage property is $19,142 per unit and $132 per square foot. The appraisal valuation as of dates range from June 16, 2025, through June 19, 2025.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The ninth largest mortgage loan (the “Quality RV Resort & SS Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a portfolio of four recreational vehicle (“RV”) resort properties and one self-storage property located in Houston, Texas (each, a “Quality RV Resort & SS Portfolio Property”, and collectively, the “Quality RV Resort & SS Portfolio Properties”). The Quality RV Resort & SS Portfolio Mortgage Loan was originated by KeyBank on August 29, 2025. The Quality RV Resort & SS Portfolio Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.81000% per annum on an Actual/360 basis. The scheduled maturity date of the Quality RV Resort & SS Portfolio Mortgage Loan is September 1, 2030.

The Properties. The Quality RV Resort & SS Portfolio Properties are comprised of a portfolio of four RV resort properties totaling 758 RV pads (collectively, the “RV Resort Properties”) and one self-storage property with 303 units totaling 43,945

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

square feet and 39 rentable parking spaces. The Quality RV Resort & SS Portfolio Properties are located throughout Houston, Texas and were built between 2011 and 2021. The borrower sponsor acquired the Quality RV Resort & SS Portfolio Properties in 2018 for a combined purchase price of approximately $39.9 million ($37,593 per unit). Since acquisition, the borrower sponsor has spent approximately $6.9 million ($6,523 per unit) on capital expenditures, which includes the development of the Lakeview Expansion RV Resort property, for a total cost basis of approximately $46.8 million ($44,116 per unit). The weighted average occupancy for the Quality RV Resort & SS Properties is 78.4% on a unit basis.

The RV Resort Properties are primarily leased monthly but also offer daily and weekly rentals. Each of the RV Resort Properties is connected to municipal water and sewer systems. As of the origination date, the RV Resort Properties have 32 total pads that are occupied by borrower-owned park model manufactured homes (“Park Owned Home”) or borrower-owned travel trailers (“Park Owned Trailer”). Rental income from the Park Owned Homes and Park Owned Trailers is included in underwritten base rent.

The following table presents certain information relating to the Quality RV Resort & SS Portfolio Properties:

Portfolio Summary
Property	Year Built(1)	Pads/ Units(2)	% of Total Pads/Units(2)	Occ. %(2)	% of UW Base Rent(3)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(1)
Westlake RV Resort	2011	196	18.5%	87.9%	31.0%	$7,440,000	31.7%	$12,400,000
Eastlake RV Resort	2013	241	22.7%	71.7%	23.3%	4,980,000	21.2%	8,300,000
Northlake RV Resort	2012	229	21.6%	71.2%	23.9%	4,560,000	19.4%	7,600,000
Westlake Self Storage	2011	303	28.6%	87.1%	10.8%	3,480,000	14.8%	5,800,000
Lakeview Expansion RV Resort	2021	92	8.7%	65.1%	11.1%	3,000,000	12.8%	5,000,000
Total / Wtd. Avg.		1,061	100.0%	78.4%	100.0%	$23,460,000	100.0%	$39,100,000

(1)	Source: Appraisals.
(2)	Information is based on the underwritten rent rolls, which for the RV Resort Properties, are dated as of the trailing 12-month period ending June 30, 2025, and for the Westlake Self Storage property, is dated as of July 1, 2025.
(3)	% of UW Base Rent is based on the trailing 12-month base rent through June 30, 2025, and includes income from 32 Park Owned Homes and Park Owned Trailers at the RV Resort Properties and 39 parking spaces at the Westlake Self Storage property.

Westlake RV Resort. The Westlake RV Resort property is a 196-pad RV resort built in 2011 on 19.29 acres and located in western Houston, Texas, adjacent to the Westlake Self Storage property. The Westlake RV Resort property was 87.9% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 196 pads, four are occupied by Park Owned Homes and two are occupied by Park Owned Trailers. Residents of the Westlake RV Resort property have access to several common amenities such as on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor purchased the Westlake RV Resort property in June 2018 for $12.4 million and has spent $571,452 in capital expenditures.

Eastlake RV Resort. The Eastlake RV Resort property is a 241-pad RV resort built in 2013 on 25.00 acres and located in eastern Houston, Texas. The Eastlake RV Resort property was 71.7% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 241 pads, five are occupied by Park Owned Homes and three are occupied by Park Owned Trailers. Residents of the Eastlake RV Resort property have access to several common amenities such as on-site management, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor purchased the Eastlake RV Resort property in June 2018 for $12.8 million and has spent $611,146 in capital expenditures.

Northlake RV Resort. The Northlake RV Resort property is a 229-pad RV resort built in 2012 on 22.18 acres and located in northern Houston, Texas. The Northlake RV Resort property was 71.2% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 229 pads, six are occupied by Park Owned Homes and 10 are occupied by Park Owned Trailers. Residents of the Northlake RV Resort property have access to several common amenities such as on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

speed Wi-Fi. The borrower sponsor purchased the Northlake RV Resort property in June 2018 for $10.5 million and has spent $814,962 in capital expenditures.

Westlake Self Storage. The Westlake Self Storage property is a 303-unit, 43,945-square feet self-storage facility containing five storage buildings and one office building located Houston, Texas, adjacent to the Westlake RV Resort property. The improvements were built in 2011 and are situated on a 3.56-acre site. The self-storage units include 174 climate controlled units, 111 traditional units and 18 “tall bay” units. The Westlake Self Storage property includes 39 rentable RV/boat parking spaces, comprised of 21 uncovered and 18 covered spaces. As of July 1, 2025, the self-storage units were 91.3% occupied on a square foot basis and the parking spaces were 92.3% occupied on a unit basis. The Westlake Self Storage property features coded entry keypads, an automatic electric gate and video surveillance.

Lakeview Expansion RV Resort. The Lakeview Expansion RV Resort property is a 92-pad RV resort built in 2021 on 8.12 acres and located in southwestern Houston, Texas. The Lakeview Expansion RV Resort property was 65.1% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 92 pads, two are occupied by Park Owned Homes. The Lakeview Expansion RV Resort property is the second phase of the Lakeview RV Resort and residents of the Lakeview Expansion RV Resort property have access to all common amenities of the first phase of Lakeview RV Resort, including on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor developed the Lakeview Expansion RV Resort property in 2021 for a total cost of $6.0 million.

The following table presents certain information relating to the historical and current occupancy of the Quality RV Resort & SS Portfolio Properties:

Historical and Current Occupancy
Property	2022(1)	2023(1)	2024(1)	Current(2)
Westlake RV Resort	91.6%	91.8%	87.8%	87.9%
Eastlake RV Resort	81.4%	55.5%	61.4%	71.7%
Northlake RV Resort	91.0%	76.0%	65.2%	71.2%
Westlake Self Storage(3)	91.8%	93.5%	92.2%	87.1%
Lakeview Expansion RV Resort	56.2%	51.4%	54.2%	65.1%
Total/Wtd. Avg.(4)	86.2%	77.1%	75.3%	78.4%

(1)	Historical Occupancy is based on the trailing 12-month period ending December 31 of each respective year.
(2)	Current occupancy is as of the trailing 12-month period ending June 30, 2025, for the RV Resort Properties and as of July 1, 2025, for the Westlake Self Storage property.
(3)	Historical Occupancy for Westlake Self Storage is on a square foot basis, while Current Occupancy is on a unit basis.
(4)	Weighted based on number of pads or units, as applicable.

Appraisal. According to the appraisals, the Quality RV Resort & SS Portfolio Properties had an aggregate “as-is” appraised value of $39,100,000 as of June 16, 2025, and June 19, 2025.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
Westlake RV Resort	Income Capitalization Approach	$12,400,000	7.50%
Eastlake RV Resort	Income Capitalization Approach	$8,300,000	7.50%
Northlake RV Resort	Income Capitalization Approach	$7,600,000	7.50%
Westlake Self Storage	Income Capitalization Approach	$5,800,000	6.00%
Lakeview Expansion RV Resort	Income Capitalization Approach	$5,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental reports dated June 24, 2025, there was no evidence of any recognized environmental conditions at the Quality RV Resort & SS Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flow of the Quality RV Resort & SS Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Base Rent(3)	$6,659,241	$6,005,961	$5,737,564	$5,934,569	$6,025,740	$5,679	90.7%
Other Income(4)	1,074,639	721,481	615,265	620,500	620,500	585	9.3
Net Rental Income	$7,733,880	$6,727,442	$6,352,829	$6,555,069	$6,646,240	$6,264	100.0%
(Vacancy)(5)	0	0	0	0	(91,171)	(86)	1.4
Effective Gross Income	$7,733,880	$6,727,442	$6,352,829	$6,555,069	$6,555,069	$6,178	98.6%

Total Expenses	3,680,717	3,669,591	3,727,017	3,685,843	3,937,519	3,711	60.1
Net Operating Income	$4,053,163	$3,057,851	$2,625,812	$2,869,226	$2,617,550	$2,467	39.9%
Total CapEx/RR	16,650	16,650	18,950	18,950	44,369	42	0.7
Net Cash Flow	$4,036,513	$3,041,201	$2,606,862	$2,850,276	$2,573,181	$2,425	39.3%

(1)	TTM is as of June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the trailing 12-month period ending June 30, 2025 and includes revenue from (i) the pads and the 32 Park Owned Homes and Park Owned Trailers at the RV Resort Properties and (ii) the self-storage units and the 39 parking spaces at the Westlake Self Storage property.
(4)	Other Income includes laundry income, inventory sales, ice and propane sales, parking space rental, shed rentals, golf cart rentals, miscellaneous fees, vending income, utility reimbursements, application fees, and rental discounts.
(5)	Represents storage vacancy.

The Market. The Quality RV Resort & SS Portfolio Properties are located in Houston, Texas. According to the appraisals, the existing supply within the immediate area of the Westlake RV Resort and Lakeview Expansion RV Resort properties were constructed between 1995 and 2018, ranged in size from 40 to 216 pad sites and had an average vacancy rate of 14.6%. The existing supply within the immediate area of the Eastlake RV Resort and Northlake RV Resort properties were constructed between 1997 and 2008, ranged in size from 112 to 216 pad sites and had an average vacancy rate of 18.7%. No new RV parks or campgrounds are planned or proposed in the immediate market areas of the RV Resort Properties.

According to the appraisal, the Westlake Self Storage property is located in the Houston self-storage market and the Bear Creek/Katy self-storage submarket. As of the first quarter of 2025, the vacancy rate for the Houston market was 14.2% and the vacancy rate for the Bear Creek/Katy submarket was 13.3%. Asking rents for the Bear Creek/Katy submarket range from $29 per unit to $221 per unit for non-climate controlled units and $45 per unit to $235 per unit for climate controlled units, for unit sizes ranging from 5x5 to 10x20. Average underwritten base rent for the Westlake Self Storage property is $160 per storage unit. According to the appraisal, there are no new facilities planned within a three mile radius of the Westlake Self Storage property.

The following table presents certain market demographic information with respect to the Quality RV Resort & SS Portfolio Properties:

Demographic Summary(1)
	2024 Estimated Population			2024 Median Household Income
Property	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
Westlake RV Resort	10,852	142,371	328,780	$100,819	$81,955	$84,899
Eastlake RV Resort	6,424	34,457	135,210	55,318	66,806	77,803
Northlake RV Resort	7,220	90,163	234,624	62,972	59,069	63,676
Westlake Self Storage	10852	142,371	328,780	100,819	81,955	84,899
Lakeview Expansion RV Resort	9,211	111,483	371,120	76,190	70,043	63,976
Total	44,559	520,845	1,398,514	$396,118	$359,828	$375,253
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

The Borrowers. The borrowers are QRV Westlake, LLC, QRV Eastlake, LLC, QRV Northlake, LLC and QRV Lakeview Expansion, LLC, each a Delaware limited liability company and special purpose entity.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is QRV Holdco, LLC, a joint venture formed between Stonetown Capital Group, LLC and Meritage Group LP for the purpose of acquiring RV resorts throughout Texas. QRV Holdco, LLC has a portfolio of 14 RV resorts totaling 2,577 pads and one self-storage property totaling 303 storage units, including the Quality RV Resort & SS Portfolio Properties.

Property Management. The Quality RV Resort & SS Portfolio Properties are managed by Cairn Communities, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $318,805 for real estate taxes and (ii) $3,697 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months, currently approximately $39,851.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of insurance coverages; provided, such monthly deposits will be waived so long as, among other conditions specified in the Quality RV Resort & SS Portfolio Mortgage Loan documents, the borrowers maintain a blanket insurance policy acceptable to the lender. A blanket policy is currently in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit $3,697 for replacement reserves.

Lockbox / Cash Management.  The Quality RV Resort & SS Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event (as defined below), the borrowers will establish and maintain a clearing account and will cause all rents received by the borrowers or the property manager to be deposited into the clearing account within one business day of receipt. During the continuance of a Cash Sweep Event, all funds in the clearing account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Quality RV Resort & SS Portfolio Mortgage Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the Quality RV Resort & SS Portfolio Mortgage Loan.

A “Cash Sweep Event” means a period commencing upon the occurrence of: (i) an event of default under the Quality RV Resort & SS Portfolio Mortgage Loan documents and will continue until such event of default is cured, (ii) any bankruptcy action of the borrowers or property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, and within five business days, the borrowers fail to cause the occurrence of a DSCR Trigger Event Suspension Event (as defined below) (a “DSCR Trigger Event”), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the borrowers replace the property manager with a qualified manager within 60 days of such bankruptcy action or (c) with respect to clause (iii) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A “DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the borrowers deposit with the lender an amount sufficient to sustain a proforma debt service coverage ratio of 1.20x for the next 12 consecutive calendar months immediately following the occurrence of a DSCR Trigger Event (the “DSCR Deposit Amount”), (ii) the borrowers deposit with the lender a letter of credit in an amount equal to the DSCR Deposit Amount or (iii) the trailing 12-month period debt service coverage ratio is at least 1.25x for two consecutive calendar quarters. A “DSCR Trigger Event Suspension Event” means the occurrence of clause (i) or (ii) within the definition of a DSCR Trigger Event Cure.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. At any time after October 1, 2027, and prior to the Quality RV Resort & SS Portfolio Mortgage Loan maturity date, the borrowers may obtain the release of the Lakeview Expansion RV Resort property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers prepay a portion of the Quality RV Resort & SS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

Portfolio Mortgage Loan equal to 115% of the allocated loan amount of the Lakeview Expansion RV Resort property, and if such property is released prior to March 2, 2030, the payment of a yield maintenance premium pursuant to the Quality RV Resort & SS Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio based on the immediately preceding trailing 12 month period for the remaining Quality RV Resort & SS Portfolio Properties following the release is no less than 1.59x, (iv) the total number of Park Owned Homes and Park Owned Trailers for all remaining properties does not exceed 10% of the cumulative pads on all remaining properties, and (v) the release is permitted under REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.6%	Net Rentable Area (Units)(3):	36
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	321-323-325 West 42nd Street LLC	Year Built / Renovated:	1920 / 1995
Borrower Sponsors:	Amir Shriki and Stephen Guttman	Occupancy:	94.4%
Interest Rate:	5.95500%	Occupancy Date:	7/31/2025
Note Date:	8/28/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of)(5):	$309,580 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,203,765 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,279,148 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$2,670,561
Call Protection:	L(13),YM1(42),O(5)	UW Expenses:	$875,215
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$1,795,346
Additional Debt:	No	UW NCF:	$1,781,972
Additional Debt Balance:	NAP	Appraised Value / Per Unit(6):	$33,200,000 / $922,222
Additional Debt Type:	NAP	Appraisal Date:	7/29/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(6):	$638,889
Taxes:	$195,101	$48,775	N/A	Maturity Date Loan / Unit(6):	$638,889
Insurance:	$29,313	$4,886	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$864	N/A	Maturity Date LTV:	69.3%
Deferred Maintenance:	$83,358	$0	N/A	UW NCF DSCR:	1.28x
Rollover Reserve:	$0	$250	N/A	UW NOI Debt Yield:	7.8%
Other Reserves(2):	$147,600	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Loan Payoff	$13,811,080	60.0%
			Return of Equity	7,020,610	30.5
			Closing Costs(7)	1,712,938	7.4
			Reserves	455,372	2.0
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	A full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include upfront reserves equal to (i) $75,600 for a multifamily rent reserve account and (ii) $72,000 for free rent owed to Thriller LLC - Soho Live NYC.
(3)	The 321-325 West 42nd Street Property (as defined below) is comprised of (i) 36 multifamily units and (ii) 6,000 square feet of commercial space leased to three separate tenants.
(4)	Historical financial information is not available for the 4th Most Recent NOI (As of 2022) as the 321-325 West 42nd Street Property was acquired by the borrower sponsors in March 2023.
(5)	The increase from 3rd Most Recent NOI (As of 2023) to 2nd Most Recent NOI (As of 2024) was primarily driven by a significant increase in residential gross potential rent and commercial income due to new ownership. The further increase from Most Recent NOI (As of TTM 7/31/2025) to UW NOI is primarily due to an increase in occupancy and an increase in commercial income.
(6)	Based off the 36 multifamily units only.
(7)	Closing costs included approximately $784,875 of origination fees.

The Loan. The tenth largest mortgage loan (the “321-325 West 42nd Street Mortgage Loan”) is secured by the borrower’s fee simple interest in a 36-unit, multifamily mid rise property located in New York, New York (the “321-325 West 42nd Street Property”). The 321-325 West 42nd Street Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $23,000,000. The 321-325 West 42nd Street Mortgage Loan was originated on August 28, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.95500% per annum. The 321-325 West 42nd Street Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 321-325 West 42nd Street Mortgage Loan is September 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The Property. The 321-325 West 42nd Street Property is a multifamily mid rise development built in 1920 and renovated in 1995, located in New York, New York. The 321-325 West 42nd Street Property includes three, five-story multifamily buildings, each with ground-floor commercial components on an approximately 0.17-acre site. The 321-325 West 42nd Street Property contains 13 two-bedroom, one-bathroom and 23 three-bedroom, one-bathroom residential units with a kitchen appliance package, hardwood floor living areas and tiled bathrooms. The 321-325 West 42nd Street Property includes 6,000 square feet of commercial space accounting for approximately 32.2% of underwritten base rent.

The following table presents certain information relating to the multifamily unit mix at the 321-325 West 42nd Street Property:

321-325 West 42nd Street Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2BR/1BA	13	36.1%	11	84.6%	590	$4,209
3BR/1BA	23	63.9	23	100.0	650	$4,243
Total/Wtd. Avg.	36	100.0%	34	94.4%	628	$4,232
(1)	Based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the commercial tenants at the 321-325 West 42nd Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sky Pavilion Szechuan Cuisine LLC	NR/NR/NR	2,000	33.3%	$151.17	$302,345	34.8%	7/31/2033
Thriller LLC – Soho Live NYC	NR/NR/NR	2,000	33.3	$148.32	$296,640	34.1	8/31/2040
Soup Dumpling House Inc	NR/NR/NR	2,000	33.3	$135.06	$270,122	31.1	2/29/2032
Total Tenants		6,000	100.0%	$144.85	$869,107	100.0%
Vacant Space		0	%00.0
Collateral Total		6,000	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The following table presents certain information relating to the lease rollover schedule at the 321-325 West 42nd Street Property commercial component:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	2,000	33.3	270,122	31.1		2,000	33.3%	$270,122	31.1%
2033	1	2,000	33.3	302,345	34.8		4,000	66.7%	$572,467	65.9%
2034	0	0	0.0	0	0.0		4,000	66.7%	$572,467	65.9%
2035	0	0	0.0	0	0.0		4,000	66.7%	$572,467	65.9%
2036 & Beyond	1	2,000	33.3	296,640	34.1		6,000	100.0%	$869,107	100.0%
Total	3	6,000	100.0%	$869,107	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 321-325 West 42nd Street Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM 7/31/2025	Underwritten	Per Unit(1)	%(2)
Residential Gross Potential Rent	$533,721	$1,287,829	$1,488,283	$1,827,600	$50,767	66.4%
Commercial Income	270,363	740,025	671,043	869,107	24,142	31.6
Reimbursements	4,182	10,445	6,805	16,600	461	0.6
Gross Potential Rent	$808,265	$2,038,299	$2,166,131	$2,713,308	$75,370	98.6%
Other Income(3)	663	33,880	5,675	38,652	1,074	1.4
Net Rental Income	$808,928	$2,072,179	$2,171,806	$2,751,960	$76,443	100.0%
(Vacancy/Credit Loss)	(2,133)	(29,133)	(37,690)	(81,399)	(2,261)	(3.0)
Effective Gross Income	$806,794	$2,043,046	$2,134,116	$2,670,561	$74,182	97.0%
Total Expenses	$497,214	$839,280	$854,967	$875,215	$24,312	32.8%
Net Operating Income	$309,580(4)	$1,203,765(4)	$1,279,148(4)	$1,795,346(4)	$49,871	67.2%
TI/LC	0	0	0	3,000	83	0.1
Replacement Reserve	0	0	0	10,374	288	0.4
Net Cash Flow	$309,580	$1,203,765	$1,279,148	$1,781,972	$49,499	66.7%
(1)	Based on total multifamily units (36 units).
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents actual contractual antenna income.
(4)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily driven by a significant increase in residential gross potential rent and commercial income due to new ownership. The further increase from TTM 7/31/2025 Net Operating Income to Underwritten Net Operating Income is primarily due to an increase in occupancy and an increase in commercial income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

Appraisal. According to the appraisal, the 321-325 West 42nd Street Property had an “as-is” appraised value of $33,200,000 as of July 29, 2025. The table below shows the appraisal’s “as-is” conclusions. The appraisal also concluded to a land value of $27,300,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$33,200,000	5.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 5, 2025, there was no evidence of any recognized environmental conditions at the 321-325 West 42nd Street Property.

The Market. The 321-325 West 42nd Street Property is located within the Clinton/Hell’s Kitchen neighborhood of Manhattan, New York. The immediate area surrounding 321-325 West 42nd Street Property consists primarily of commercial office buildings, transportation and utility use (Penn Station, Grand Central), and public facilities and institutions such as the Fashion Institute of Technology and the New York Public Library.

The 321-325 West 42nd Street Property is located in New York, New York, within the Midtown West submarket within the New York-White Plains/Kiryas Joel-Poughkeepsie, NY (the “New York”) apartment market. As of the second quarter of 2025, the New York apartment market had total inventory of 1,963,555 units, a vacancy rate of 2.7% and effective rent of $4,540 per unit. As of the second quarter of 2025, the Midtown West submarket had total inventory of 69,765 units, a vacancy rate of 2.1% and effective rent of $5,613 per unit. According to the appraisal, the 2024 total population within a 1-mile radius of the 321-325 West 42nd Street Property was 167,214, and the 2024 median household income within the same radius was $133,935.

The following table presents certain information relating to comparable multifamily properties to the 321-325 West 42nd Street Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
321-325 West 42nd Street New York, NY	1920 / 1995	94.4%(2)	13(2) 23(2)	Two Bedroom Three Bedroom	590(2) 650(2)	$7.13(2) $6.53(2)	$4,209(2) $4,243(2)
1691 Broadway New York, NY	1925 / NAP	NAV	28	Two Bedroom	650	$6.31	$4,100
682 9th Avenue New York, NY	1920 / NAP	NAV	7	Two Bedroom	600	$7.50	$4,500
858 Ninth Avenue New York, NY	1920 / NAP	NAV	8	Two Bedroom	NAV	NAV	$4,200
749 9th Avenue New York, NY	1901 / NAP	NAV	26	Two Bedroom	425	$10.02	$4,259
698 10th Avenue New York, NY	1910 / NAP	NAV	9	Two Bedroom	700	$6.29	$4,400
440 West 45th Street New York, NY	1901 / NAP	NAV	15	Three Bedroom	750	$6.00	$4,500
818 10th Avenue New York, NY	1910 / NAP	NAV	16	Three Bedroom	550	$8.18	$4,500
454 West 57th Street New York, NY	1910 / NAP	NAV	10	Three Bedroom	595	$7.05	$4,195
419 West 44th Street New York, NY	1920 / NAP	NAV	8	Three Bedroom	NAV	NAV	$4,400
434 West 38th Street New York, NY	1910 / NAP	NAV	12	Three Bedroom	NAV	NAV	$4,200

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The Borrower. The borrower for the 321-325 West 42nd Street Mortgage Loan is 321-323-325 West 42nd Street LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 321-325 West 42nd Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the 321-325 West 42nd Street Mortgage Loan are Amir Shriki and Stephen Guttman. Amiri Shriki is the founder and CEO of AYA Acquisitions, a value-add real estate investment firm in Manhattan. The company has executed $4.5 billion in real estate transactions and specializes in identifying, acquiring and transforming underperforming properties.

Property Management. The 321-325 West 42nd Street Property is managed by R.E.M. Residential, Inc. (“R.E.M.”), a third-party management company. Founded in 2000, R.E.M. is a residential management company that manages nearly 300 buildings and 10,000 units across New York City, Westchester and Northern New Jersey.

Escrows and Reserves. At origination of the 321-325 West 42nd Street Mortgage Loan, the borrower deposited approximately (i) $195,101 into a real estate tax reserve account, (ii) $29,313 into an insurance reserve account, (iii) $83,358 into an immediate repairs reserve account, (iv) $72,000 into a free rent reserve account related to the Thriller LLC – Soho Live, NYC tenant, and (v) $75,600 into a multifamily rent reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve on a monthly basis, 1/12th of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $48,775.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $4,886).

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $864.

Rollover Reserves - The borrower is required to deposit into a rollover reserve for TI/LC costs, on a monthly basis, an amount equal to approximately $250.

Lease Sweep Reserves – On each payment date during the continuance of a Lease Sweep Period (as defined below), all excess cash flow (or such portion of excess cash flow that is allocated by the lender into the lease sweep reserve account) will be required to be deposited into the lease sweep reserve account for approved TI/LC expenses associated with Lease Sweep Leases (as defined below).

Multifamily Rent Reserves – The borrower is required to deposit $75,600 into a multifamily rent reserve, which equates to the amount of rent that would be paid for the two currently vacant units for a period of nine months. Pursuant to the 321-325 42nd Street Mortgage Loan documents, this amount will be disbursed in $4,200 increments for each applicable vacant unit on the payment dates from September 2025 through May 2026. On the payment date prior to the final disbursement of the upfront multifamily rent reserve if the Multifamily Rent Release Conditions (as defined below) have not been satisfied with respect to both vacant units, the borrower will deposit $75,600 into the multifamily rent reserve. However, in the event (i) the Multifamily Rent Release Conditions have been satisfied for one unit, the deposit will be equal to $37,800, or (ii) the borrower leases one or both of the units for an amount less than $4,200 per unit, the deposit will be calculated by multiplying nine by the difference between the actual rent and $4,200. The borrower will be obligated to make such deposits until the Multifamily Rent Release Conditions have been satisfied.

The “Multifamily Rent Release Conditions” means the date on which the borrower satisfies either of the following conditions (a) all of the following conditions have been satisfied: (i) the borrower has leased both vacant units to a third party, (ii) the borrower has provided an officer’s certificate that the evidence delivered to the lender is true and accurate, (iii) each tenant is in occupancy and paying full, unabated rent, is not otherwise in default under the lease, and the monthly lease rent is not less than $4,200 or (b) the date the debt service coverage ratio, calculated using the underwritten net cash flow, excluding disbursements from the multifamily rent reserve account, and the actual debt service for the preceding 12 month period, is equal to or greater than 1.25x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

Lockbox / Cash Management. The 321-325 West 42nd Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to open and maintain a lockbox account, for the sole benefit of the lender. During the continuation of a Trigger Period the borrower is required to deposit, or cause to be deposited, all gross income from the 321-325 West 42nd Street Property into the lockbox account. All excess funds on deposit in the account after the application of such funds in accordance with the 321-325 West 42nd Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 321-325 West 42nd Street Mortgage Loan. If no Trigger Period is continuing all funds in the excess cash flow account will be returned to the borrower.

A “Trigger Period” means a period (a) commencing upon the earliest to occur of (i) an event of default, (ii) on and after the January 2026 payment date, the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters, and (iii) a Lease Sweep Period, and (b) (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z), with respect to clause (iii) above, the cessation of the Lease Sweep Period.

A “Lease Sweep Period” means with respect to each Lease Sweep Lease, the earlier to occur of (i) twelve months prior to the earliest stated expiration date, (ii) the date by which the tenant is required to give notice of its exercise of a renewal option, (iii) the date the tenant gives notice of its intent not to renew or extend its lease, (iv) the borrower or property manager receives notice the tenant is exercising its right to terminate its lease, (v) the date the lease is surrendered, cancelled or terminated, (vi) the date the tenant discontinues its business, vacates or ceases occupancy its space, gives written notice it intends to do any of the foregoing, or subleases its space to a tenant with a lesser term or lower rent, (vii) a monetary or material non-monetary default under the lease, or (viii) the tenant is party to an insolvency proceeding.

A Lease Sweep Period will end upon the occurrence of (a) with regard to clauses (i), (ii), (iii), and (iv) above, the entirety of the tenant’s space has been leased to one or more tenants and the applicable tenant has accepted possession and is in occupancy of the space, is open for business and paying rent, the tenant is not subject to a bankruptcy action, all construction costs have been paid in full or reserved, all leasing commissions and tenant improvement obligations have been paid in full, (b) with regard to clause (v) above, the termination option is not validly exercised, or is otherwise irrevocably waived, (c) with regard to clause (vi) above, the tenant has re-commenced operations for a period of six consecutive months, (d) with regard to clause (vii) above, the date the default has been cured and no other default exits for a period of six consecutive months, and (e), with regards to clause (viii) above, the insolvency proceeding has terminated or the lease has been affirmed, assumed or assigned in a manner reasonable acceptable to the lender.

A “Lease Sweep Lease” means (i) the Sky Pavilion lease, (ii) the Soup Dumpling lease, or (iii) any renewal or replacement lease with respect to all or a portion of such tenant’s space.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 11 – The Life Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	2.9%	Net Rentable Area (Rooms):	98
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Life 31 LLC	Year Built / Renovated:	1894 / 2017
Borrower Sponsors:	Joshua Roshanzamir and Justin Adelipour	Occupancy / ADR / RevPAR:	82.4% / $227.84 / $187.83
Interest Rate:	7.31900%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	8/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,632,397 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,027,929 (TTM 6/30/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	82.4% / $227.84 / $187.83
Amortization Type:	Interest Only	UW Revenues:	$7,925,356
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$5,558,007
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,367,349
Additional Debt:	No	UW NCF:	$2,050,334
Additional Debt Balance:	NAP	Appraised Value / Per Room:	$42,500,000 / $433,673
Additional Debt Type:	NAP	Appraisal Date:	5/15/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$188,776
Taxes:	$0	$98,188(3)	N/A	Maturity Date Loan / Room:	$188,776
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.5%
FF&E:	$0	(4)	N/A	Maturity Date LTV:	43.5%
Deferred Maintenance:	$437,500	$0	N/A	UW NCF DSCR:	1.49x
Seasonality(5):	$0	$145,000	N/A	UW NOI Debt Yield:	12.8%
PIP:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	94.2%	Loan Payoff	$18,357,707	93.5%
Borrower’s Equity	1,131,730	5.8	Closing Costs(6)	836,523	4.3
			Upfront Reserves	437,500	2.2

Total Sources	$19,631,730	100.0%	Total Uses	$19,631,730	100.0%
(1)	4th Most Recent NOI and 3rd Most Recent NOI are not available as The Life Hotel Property (as defined below) was not in operation due to the COVID-19 pandemic.
(2)	The increase from Most Recent NOI (TTM 6/30/2025) to UW NOI is primarily attributable to increased revenues stemming from the food and beverage lease.
(3)	The borrower is required to deposit into the tax reserve (i) on each payment date occurring in October, November and December of 2025, an amount equal to approximately $98,188 and (ii) on each payment date thereafter, 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months, initially approximately $49,094.
(4)	Monthly FF&E Reserves are an amount equal to the greatest of (i) 4.0% of the projected gross revenue for The Life Hotel Property for the prior month, (ii) the then-current amount required by the management agreement, and (iii) the then-current amount required by the franchise agreement for approved capital expenditures.
(5)	The borrower is required to deposit into the seasonality reserve (i) on each monthly payment date occurring in October, November, and December of 2025, the amount of $145,000 and (ii) beginning in 2026, on each monthly payment date occurring in April, May, June, July, August, September, October, November and December of each calendar year occurring during the term of The Life Hotel Mortgage Loan (as defined below), initially $50,000 and, beginning in 2027, an amount determined in good faith by the lender.
(6)	Closing Costs include $185,000 upfront fee.

The Loan. The eleventh largest mortgage loan (“The Life Hotel Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,500,000 and is secured by the borrower’s fee interest in a 98-room select service hotel located in New York, New York (“The Life Hotel Property”). The Life Hotel Mortgage Loan was originated on August 8, 2025 by DBR Investments Co. Limited and accrues interest at a fixed rate of 7.31900% per annum. The Life Hotel Mortgage Loan has a five-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of The Life Hotel Mortgage Loan is September 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 11 – The Life Hotel

The Property. The Life Hotel Property is an ten-story, boutique, select service hotel located in the Midtown Manhattan neighborhood of New York, New York. Built in 1894, The Life Hotel Property underwent a full renovation in 2017. The Life Hotel Property consists of 98 rooms and includes a 24-hour fitness center, a lobby café servicing to-go breakfast and coffee, and two food and beverage outlets: Zoi Nomad Mediterranean Cuisine, a ground-level restaurant, and TEN 11 Lounge Nomad, a speakeasy-style bar located on the cellar level. There is no on-site parking, which is consistent with the market. The guestrooms include 75 king rooms, 12 queen rooms and 11 double queen suites. Each room is outfitted with a 60-inch flat-screen smart TV, decorative wall moldings, hardwood flooring, premium bedding with pillowtop mattresses, air conditioning, deep soaking bathtubs with shower combinations, designer bath amenities, hair dryers, work desks with chairs, and in-room safes.

Environmental. According to the Phase I environmental assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at The Life Hotel Property.

Appraisal. According to the appraisal, The Life Hotel Property had an “as-is” appraised value of $42,500,000 as of May 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$42,500,000	7.40%
(1)	Source: Appraisal.

The Market. The Life Hotel Property is situated in the New York City hotel market and the Midtown South hotel submarket. According to the appraisal, the Midtown South hotel submarket totals over 28,000 rooms, approximately 24% of New York City’s room inventory. The Midtown South hotel submarket is typically the lowest RevPAR performer in Manhattan due to its large exposure to lower-rated group and convention business. The Midtown South hotel submarket currently has approximately 1,100 rooms under construction, which is 3.7% of the Midtown South hotel submarket’s total inventory – less than the 5.9% average for the market. The New York City hotel market has performed well over the last several years as tourism and business travels return to and exceed pre-pandemic levels. As of 2024, ADR registered at $235.79, a 7.5% increase over 2023, and RevPAR ended 2024 at $180.29, a 3.7% increase over 2023. Occupancy saw a decline, decreasing by 3.5% from 79.2% in 2023 to 76.5% in 2024.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at The Life Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Life Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023(3)	78.9%	$217.65	$171.83	88.9%	$237.80	$211.43	112.6%	109.3%	123.0%
12/31/2024	74.9%	$240.16	$179.99	82.7%	$217.33	$179.76	110.4%	90.5%	99.9%
6/28/2025(4)	91.0%	$269.82	$245.55	88.1%	$239.11	$210.61	96.8%	88.6%	85.8%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at The Life Hotel Property are attributable to differing reporting methodologies and/or timing differences.
(3)	12/31/2023 reflects data from August 2023 to December 2023, as The Life Hotel Property was not in operation for the full year.
(4)	Represents the running 28 days ending June 28, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 11 – The Life Hotel

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Life Hotel Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM (1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	82.90%	82.40%	82.40%
ADR	$217.33	$227.84	$227.84
RevPAR	$180.22	$187.83	$187.83
Room Revenue	$6,446,437	$6,718,574	$6,718,574	$68,557	84.8%
Food and Beverage Revenue	0	0	360,000	3,673	4.5%
Other Income	806,530	906,782	846,782	8,641	10.7%
Total Revenue	$7,252,967	$7,625,356	$7,925,356	$80,871	100.0%
Room Expense	$3,388,037	$3,351,308	$3,351,308	$34,197	42.3%
Departmental Expenses	$3,388,037	$3,351,308	$3,351,308	$34,197	42.3%
Departmental Profit	$3,864,930	$4,274,048	$4,574,048	$46,674	57.7%
Operating Expenses	$1,314,889	$1,268,209	$1,268,209	$12,941	16.0%
Gross Operating Profit	$2,550,041	$3,005,839	$3,305,839	$33,733	41.7%
Management Fees	$217,590	$228,754	$237,761	$2,426	3.0%
Property Taxes	563,770	586,635	564,000	5,755	7.1%
Property Insurance	136,284	162,521	136,730	1,395	1.7%
Total Other Expenses	$917,644	$977,910	$938,491	$9,576	11.8%
Net Operating Income	$1,632,397	$2,027,929	$2,367,349	$24,157	29.9%
FF&E	290,119	305,014	317,014	3,235	4.0%
Net Cash Flow	$1,342,278	$1,722,915	$2,050,334	$20,922	25.9%
(1)	TTM as of June 30, 2025.
(2)	Per Room values are based on 98 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue for all revenue and expense lines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 12 – Precise Space
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,220,000	Title:	Fee
Cut-off Date Principal Balance:	$17,220,000	Property Type – Subtype:	Industrial – Warehouse
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	150,000
Loan Purpose:	Acquisition	Location:	Rhome, TX
Borrower:	Precise Leopard, LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Albert Travis Spaulding and Mauricio A. Benavides	Occupancy:	100.0%
Interest Rate:	6.55000%	Occupancy Date:	7/15/2025
Note Date:	7/18/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/1/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$517,798 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$809,282 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$2,218,496
Call Protection:	L(26),D(31),O(3)	UW Expenses:	$543,708
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$1,674,788
Additional Debt:	No	UW NCF:	$1,611,221
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$25,600,000 / $171
Additional Debt Type:	NAP	Appraisal Date:	6/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$115
Taxes:	$129,163	$18,452	N/A	Maturity Date Loan / SF:	$115
Insurance:	$28,096	$9,365	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$82,500	Springing	$82,500	Maturity Date LTV:	67.3%
TI / LC Reserve(2):	$270,504	Springing	$270,504	UW NCF DSCR:	1.41x
Other Reserves(3):	$100,000	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,220,000	66.3%	Purchase Price	$25,000,000	96.3%
Sponsor Equity	8,750,717	33.7	Upfront Reserves	610,263	2.3
			Closing Costs	360,455	1.4
Total Sources	$25,970,717	100.0%	Total Uses	$25,970,717	100.0%
(1)	Historical financial information is not included prior to 2024 as the Precise Space Property (as defined below) was constructed in 2023. Increase in historical NOI to UW NOI is due to the lease-up of the Precise Space Property since construction.
(2)	Following the balance of the TI / LC reserve falling below $125,000, the borrower will be required to make monthly deposits equal to $7,514, subject to a cap of $270,504.
(3)	Other Reserves consist of $100,000 for an on-site water well to be brought into compliance with all current requirements of the Texas Commission on Environmental Quality.

The Loan. The twelfth largest mortgage loan (the “Precise Space Mortgage Loan”) is secured by the borrower’s fee interest in a 150,000 square foot industrial warehouse property located in Rhome, Texas (the “Precise Space Property”). The Precise Space Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis.

The Property. The Precise Space Property consists of a 150,000 square foot, multi-tenant industrial warehouse business park located in Rhome, Texas. Built in 2023 and situated on 20.98 acres, the improvements consist of four, single-story buildings and the Precise Space Property includes 262 parking spaces (resulting in a parking ratio of 1.75 spaces per 1,000 square feet). The Precise Space Property has 20-foot clear height ceilings and 60 grade-level doors. The Precise Space Property is 100.0% leased to nine tenants, with one of the tenants leasing eight acres of land for parking and yard storage. The borrower acquired the Precise Space Property on the origination date for $25.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 12 – Precise Space

Major Tenants. The three largest tenants at the Precise Space Property by net rentable area and underwritten base rent are Commercial Van Interiors (“CVI”), 114 Industrial Park II, LLC and Oncor Electric Delivery Company, LLC (“Oncor”).

Commercial Van Interiors (25,000 square feet; 16.7% NRA; 35.7% underwritten base rent). CVI is a privately owned company specializing in the upfitting of commercial vans and trucks. Founded in 1985, CVI works with individual contractors, regional companies, municipalities and national corporations to create customized interiors that focus on the customer’s organizational, safety and equipment needs. CVI has more than 15 branches and numerous mobile installers across the county. CVI occupies 25,000 square feet on a lease that expires May 31, 2029. CVI has one, two-year renewal option and no termination options. Additionally, CVI leases approximately eight acres of land for parking/yard storage via two leases expiring May 31, 2029, and August 31, 2030, respectively. The parking leases each have one, two-year renewal option and no termination options.

114 Industrial Park II, LLC (25,000 square feet; 16.7% NRA; 12.1% underwritten base rent). 114 Industrial Park II, LLC is the seller of the Precise Space Property. In connection with the sale of the Precise Space Property on the origination date, the borrower and the seller entered into a lease pursuant to which the seller rents 25,000 square feet through June 30, 2026. The lender included the annual rent due under the lease of approximately $232,000 in underwritten base rent. The lease has no renewal options and will automatically terminate early in the event the borrower executes a new lease for the entire premises occupied by the seller during the lease term; however, if only a portion of the premises is re-leased, only the portion of the premises with respect to the new lease will automatically terminate. At loan origination, approximately $294,496 was placed in escrow with a third-party title company and such funds will be used to guarantee the seller’s obligation to pay rent under the lease. The escrowed funds with respect to the portion of the premises then-occupied by the seller will be released to the borrower monthly through the lease term. The borrower has collaterally assigned its rights under the escrow agreement to the lender.

Oncor Electric Delivery Company, LLC (20,000 square feet; 13.3% NRA; 10.6% underwritten base rent). Oncor is an energy delivery company that serves more than 400 communities and 98 counties in Texas. Oncor occupies 20,000 square feet on a lease that expires July 31, 2029. Oncor has two, one-year renewal options and the one-time right to terminate its lease effective as of July 31, 2027, with at least 90 days’ prior notice and payment of a termination fee.

Appraisal. According to the appraisal, the Precise Space Property had an “as-is” appraised value of $25,600,000 as of June 24, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$25,600,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated January 27, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Precise Space Property.

The following table presents certain information relating to the historical and current occupancy at the Precise Space Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
N/A	N/A	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of July 15, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information relating to the major tenants at the Precise Space Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Commercial Van Interiors(2)	NR/NR/NR	25,000	16.7%	$9.28	$685,303	35.7%	5/31/2029
114 Industrial Park II, LLC	NR/NR/NR	25,000	16.7%	9.28	232,000	12.1%	6/30/2026
Oncor Electric Delivery Company, LLC	NR/NR/NR	20,000	13.3%	10.21	204,200	10.6%	7/31/2029
J2 Collective, LLC dba Power Pickle	NR/NR/NR	15,000	10.0%	10.54	158,100	8.2%	8/31/2034
Plasti-Fab Incorporated	NR/NR/NR	15,000	10.0%	10.00	150,000	7.8%	1/31/2032
Kartin Distributors d/b/a Go Power Sports	NR/NR/NR	15,000	10.0%	10.00	150,000	7.8%	1/31/2028
Eastleigh Holdings, LLC d/b/a D-BAT North Fort Worth	NR/NR/NR	15,000	10.0%	9.28	139,243	7.3%	7/31/2033
Efficiency Fitness, LLC d/b/a CrossFit OYL	NR/NR/NR	10,000	6.7%	11.09	110,900	5.8%	2/28/2034
Satisfied Kustoms, LLC	NR/NR/NR	10,000	6.7%	9.01	90,100	4.7%	10/31/2028
Occupied Collateral Total / Wtd. Avg.(2)		150,000	100.0%	$9.78	$1,919,846	100.0%
Vacant Space		0	0.0%
Collateral Total		150,000	100.0%

(1)	Based on the underwritten rent roll dated as of July 15, 2025.
(2)	Commercial Van Interiors leases 25,000 square feet via a lease expiring May 31, 2029, and leases approximately eight acres of land for parking/yard storage via two leases expiring May 31, 2029, and August 31, 2030, respectively. With respect to Commercial Van Interiors and the Occupied Collateral Total / Wtd. Avg., the UW Base Rent and % of Total UW Base Rent include rent for the two parking leases; however, the Net Rentable Area (SF), % of Total NRA and UW Base Rent PSF exclude rent for the two parking leases.

The following table presents certain information relating to the tenant lease expirations at the Precise Space Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	1	25,000	16.7	232,000	12.1		25,000	16.7%	$232,000	12.1%
2027	0	0	0.0	0	0.0		25,000	16.7%	$232,000	12.1%
2028	2	25,000	16.7	240,100	12.5		50,000	33.3%	$472,100	24.6%
2029	3	45,000	30.0	722,643	37.6		95,000	63.3%	$1,194,743	62.2%
2030	1	0	0.0	166,860	8.7		95,000	63.3%	$1,361,603	70.9%
2031	0	0	0.0	0	0.0		95,000	63.3%	$1,361,603	70.9%
2032	1	15,000	10.0	150,000	7.8		110,000	73.3%	$1,511,603	78.7%
2033	1	15,000	10.0	139,243	7.3		125,000	83.3%	$1,650,846	86.0%
2034	2	25,000	16.7	269,000	14.0		150,000	100.0%	$1,919,846	100.0%
2035	0	0	0.0	0	0.0		150,000	100.0%	$1,919,846	100.0%
2036 & Beyond	0	0	0.0	0	0.0		150,000	100.0%	$1,919,846	100.0%
Total	11	150,000	100.0%	$1,919,846	100.0%
(1)	Based on the underwritten rent roll dated as of July 15, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information relating to the operating history and underwritten net cash flow at the Precise Space Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM	Underwritten	Per Square Foot	%(1)
Base Rent	$949,458	$1,273,431	$1,919,846	$12.80	77.9%
Gross Potential Rent	$949,458	$1,273,431	$1,919,846	$12.80	77.9%
Total Reimbursements	0	0	545,149	3.63	22.1%
Net Rental Income	$949,458	$1,273,431	$2,464,995	$16.43	100.0%
(Vacancy/Credit Loss)	0	0	(246,500)	(1.64)	(10.0)
Effective Gross Income	$949,458	$1,273,431	$2,218,496	$14.79	90.0%
Total Expenses	$431,660	$464,149	$543,708	$3.62	24.5%
Net Operating Income	$517,798	$809,282	$1,674,788	$11.17	75.5%
TI/LC	0	0	36,067	0.24	1.6%
Capital Expenditures	0	0	27,500	0.18	1.2%
Net Cash Flow	$517,798	$809,282	$1,611,221	$10.74	72.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Precise Space Property is located in Rhome, Wise County, Texas, approximately 25 miles and 50 miles northwest of Fort Worth and Dallas, respectively. The Precise Space Property is located adjacent to US Highway 114, approximately three miles east of US Highway 287 and approximately 10 miles west of Interstate 35. Under development near the Precise Space Property at the intersection of US Highways 114 and 287 is a master-planned community, which is planned to include more than 10,000 single-family homes and resort-style community amenities.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Precise Space Property was 646, 11,250 and 37,744, respectively, and the estimated 2024 median household income within the same radii was $95,217, $103,154 and $120,383, respectively. The city of Rhome, Texas has experienced rapid growth in recent years, with the population within a five-mile radius of the Precise Space Property growing 60.2% from 2020 to 2024 and expected to grow 86.7% over the next five years.

According to the appraisal, the Precise Space Property is located within the Dallas-Fort Worth-Arlington industrial market and the Wise County industrial submarket. As of the second quarter of 2025, the Wise County industrial submarket contained 3,534,441 square feet, a vacancy rate of 12.8% and asking rent of $12.41 per square foot. The appraisal determined market rent of $10.50 per square foot NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information with respect to comparable leases to the Precise Space Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Yrs.)	Annual Base Rent PSF	Lease Type
138 Leopard Road and 160 Cougar Street Rhome, TX	2023 / NAP	150,000(2)	Commercial Van Interiors(2)	25,000(2)	20'	Mar-2024 / 5.3(2)	$9.28(2)	NNN
9204-9300 US Highway 287 Fort Worth, TX	2000 / NAP	28,650	Rangeline Pipeline Services	28,650	16'	Apr-2025 / 5.0	$11.00	NNN
6225 East Highway 114 Rhome, TX	2014 / NAP	59,550	Industrial Tenant	13,750	22'	Jan-2025 / 5.0	$9.50	NNN
115 FM 407 Rhome, TX	2008 / NAP	15,750	Industrial Tenant	15,750	16'	Nov-2024 / 5.0	$9.00	NNN
15080 FM 156 Justin, TX	2017 / NAP	8,534	Fieldhouse Fitness	8,534	18'	May-2024 / 5.0	$12.00	NNN
620 Henrietta Creek Road Roanoke, TX	2002 / NAP	9,176	Undisclosed	5,721	18'	Apr-2024 / 3.0	$10.75	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 15, 2025. Annual Base Rent PSF for Commercial Van Interiors excludes rent for two parking/yard storage leases covering approximately eight acres of land.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$15,250,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	1,441,839
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	Innovo-Gateway Parcel A, LLC	Year Built / Renovated(5):	Various / 2020-2023
Borrower Sponsors:	Jay Gudebski and Richard G. Allman III	Occupancy:	78.1%
Interest Rate:	6.74000%	Occupancy Date:	6/1/2025
Note Date:	6/9/2025	4th Most Recent NOI (As of):	$4,586,550 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$5,389,457 (12/31/2023)
Interest-only Period:	61 months	2nd Most Recent NOI (As of):	$5,891,023 (12/31/2024)
Original Term:	61 months	Most Recent NOI (As of)(6):	$6,110,500 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	79.3%
Amortization Type:	Interest Only	UW Revenues:	$12,092,176
Call Protection(2):	L(28),D(26),O(7)	UW Expenses:	$3,804,601
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$8,287,574
Additional Debt:	Yes	UW NCF:	$7,924,853
Additional Debt Balance:	$77,750,000	Appraised Value / Per SF:	$160,300,000 / $111
Additional Debt Type:	Pari Passu	Appraisal Date:	6/1/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$65
Taxes(3):	$0	$432,301	NAP	Maturity Date Loan / SF:	$65
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	58.0%
Replacement Reserves:	$0	$12,015	NAP	Maturity Date LTV:	58.0%
TI/LC:	$1,000,000	$114,146	NAP	UW NCF DSCR:	1.25x
Other Reserves(4):	$14,943,426	$0	NAP	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$93,000,000	97.9%	Loan Payoff:	$75,227,499	79.2%
Sponsor Equity	$1,975,547	2.1	Upfront Reserves:	$15,943,426	16.8
			Closing Costs(7):	$3,804,622	4.0
Total Sources	$94,975,547	100.0%	Total Uses	$94,975,547	100.0%
(1)	The Gateway Industrial Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $93,000,000. The Financial Information presented above is based on the Gateway Industrial Center Whole Loan (as defined below).
(2)	Defeasance of the Gateway Industrial Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Gateway Industrial Center Whole Loan to be securitized and (b) June 9, 2028. The assumed defeasance lockout period of 28 payments is based on the anticipated closing date of the BMO 2025-5C12 securitization in October 2025. The actual lockout period may be longer.
(3)	Monthly real estate taxes deposits are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).
(4)	Other Reserves are comprised of an initial unfunded obligations reserve of $12,999,018 and a gap rent reserve of $1,944,408.
(5)	The Gateway Industrial Center Property (as defined below) was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributable to the IRS (as defined below) executing a new lease with rent expected to commence in May 2026.
(7)	Closing Costs include an interest rate buydown of $2,557,500.

The Loan. The thirteenth largest mortgage loan (the “Gateway Industrial Center Mortgage Loan”) is part of a whole loan (the “Gateway Industrial Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $93,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an industrial warehouse/distribution center located in Detroit, Michigan (the “Gateway Industrial Center Property”). The Gateway Industrial Center Whole Loan was co-originated on June 9, 2025 by Argentic Real Estate Finance 2 LLC (“AREF2”) and Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at an interest rate of 6.74000% per annum on an Actual/360 basis. The Gateway Industrial Center Whole Loan has a 61-month term and is interest only for the entire term. The scheduled maturity date of the Gateway Industrial Center Mortgage Loan is the payment date in July 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The Gateway Industrial Center Mortgage Loan is evidenced by the non-controlling Notes A-5-1, A-5-2 and A-5-3-1 to be contributed by AREF2, with an aggregate original principal balance of $15,250,000. The Gateway Industrial Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Gateway Industrial Center Mortgage Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,250,000	$28,250,000	WFCM 2025-5C5	Yes
A-2	$10,000,000	$10,000,000	BMARK 2025-V16	No
A-3	$8,250,000	$8,250,000	BMARK 2025-V17	No
A-4	$30,000,000	$30,000,000	WFCM 2025-5C5	No
A-5-1	$8,000,000	$8,000,000	BMO 2025-5C12	No
A-5-2	$5,000,000	$5,000,000	BMO 2025-5C12	No
A-5-3-1	$2,250,000	$2,250,000	BMO 2025-5C12	No
A-5-3-2	$1,250,000	$1,250,000	WFCM 2025-5C5	No
Total	$93,000,000	$93,000,000

The Property. The Gateway Industrial Center Property consists of a 1,441,839 SF industrial warehouse and distribution center located in Detroit, Michigan. The Gateway Industrial Center Property is comprised of three buildings on an approximately 68.9-acre site which were constructed in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022 with renovations occurring between 2020 and 2023. The Gateway Industrial Center Property features approximately 6.8% of office finish with 118 dock high doors, 17 drive-in doors, and clear heights ranging from 16 to 60 feet, with a weighted average clear height of 28 feet. The Gateway Industrial Center Property also features 1,239 surface parking spaces, resulting in a parking ratio of 0.86 spaces per 1,000 SF.

The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway providing access to multiple interstates, the greater Detroit metropolitan area, and connectivity to Canada and Chicago. As of June 1, 2025, the Gateway Industrial Center Property was 78.1% leased by five tenants.

Major Tenants.

Detroit Manufacturing Systems, LLC (“DMS”) (727,535 SF, 50.5% of NRA, 48.8% of UW Rent). Founded in 2012, DMS is a privately held contract manufacturer and assembly provider for the automotive, heavy truck, industrial, recreational, and government industries. DMS offers multiple services including build to print, error proofing, protype creation, sub-assembly of components (robotic and mechanical), and full module assembly. DMS has a team of 1,700 trained professionals and produces over 2,300,000 assemblies per year resulting in over $1 billion in annual sales. DMS has been a tenant at the Gateway Industrial Center Property since June 2013 and has expanded its space multiple times and has also invested over $100 million in buildouts and equipment into its respective spaces. DMS currently leases 727,535 SF of space at the Gateway Industrial Center Property under multiple leases with current lease terms through September 2027 in relation to 572,610 SF of space and October 2027 in relation to 154,925 SF of space. DMS has two, five-year renewal options in relation to 484,610 SF of its space and no termination options remaining.

General Services Administration – Internal Revenue Service (“IRS”) (80,556 SF, 5.6% of NRA, 22.8% of UW Rent). Established in 1862, the Internal Revenue Service is a bureau of the Department of the Treasury and is responsible for administering and enforcing federal tax laws in the United States, including processing tax returns, collecting federal taxes, and issuing refunds. The IRS recently executed a lease for 80,556 square feet of space at the Gateway Industrial Center Property and plans to use this space for the Wage & Investment Correspondence Production Services print facility, which processes approximately 200 million mailings per year. The IRS is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026. The lease is expected to have a lease term through April 2038 (based on the expected rent commencement date) with no renewal options. At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space. The IRS has the option to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center

terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034 based on the expected commencement date), by providing no less than 90 days’ prior written notice. We cannot assure you that the IRS will take occupancy and commence paying rent as expected or at all.

Tiberina Detroit, Inc. (“Tiberina”) (200,000 SF, 13.9% of NRA, 20.2% of UW Rent). Tiberina is an Italian automotive supplier which provides body components for automakers. Tiberina offers a variety of products and services including cross car beams, impact beams, suspensions, and skin panels. Tiberina has been a tenant at the Gateway Industrial Center Property since October 2023 and has a current lease term through December 2033 with two, five-year renewal options and no termination options remaining.

Appraisal. According to the appraisal, the Gateway Industrial Center Property had an “as-stabilized” appraised value of $160,300,000 as of June 1, 2026. The Gateway Industrial Center Property had an “as-is” appraised value of $144,200,000 as of May 9, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value(2)	Capitalization Rate
Income Capitalization Approach	$160,300,000	6.25%
(1)	Source: Appraisal.
(2)	Represents the “as-stabilized” appraised value as of June 1, 2026.

Environmental. According to the Phase I environmental site assessment dated June 6, 2025, there was a controlled recognized environmental condition at the Gateway Industrial Center Property relating to impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Gateway Industrial Center Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	79.4%	77.7%	78.1%

(1)	Historical Occupancies represent the average occupancies during each respective year.
(2)	Current Occupancy is as of June 1, 2025.

The following table presents certain information relating to the largest tenants at the Gateway Industrial Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Detroit Manufacturing Systems, LLC	NR/NR/NR	727,535	50.5%	$5.93	$4,311,550	48.8%	Various(3)
Tiberina Detroit, Inc.	NR/NR/NR	200,000	13.9	$8.92	1,784,000	20.2	12/31/2033
Quaker Houghton PA, Inc.	NR/NR/NR	117,700	8.2	$4.51	531,083	6.0	9/30/2028
General Services Administration – IRS(4)	Aa1/AA+/AA+	80,556	5.6	$25.00	2,013,689	22.8	4/30/2038
Parsec, Inc.(5)	NR/NR/NR	1	0.0	NAP	185,979	2.1	11/30/2026
Major Tenants		1,125,792	78.1%	$7.67	$8,826,301	100.0%
Other Tenants		0	0.0	0.00	0	0.0
Occupied Collateral Total / Wtd. Avg.		1,125,792	78.1%	$7.67	$8,826,301	100.0%

Vacant Space		316,047	21.9%

Collateral Total		1,441,839	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	DMS occupies 727,535 SF of space at the property. 572,610 SF of that space expires September 30, 2027 and 154,925 SF of space expires October 31, 2027.
(4)	The IRS has the option to terminate its lease, in whole or in part, at any time after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.
(5)	Parsec, Inc. leases 6.12 acres of land at the Gateway Industrial Center Property which it utilizes for container storage. UW Base Rent PSF excludes rent and net rentable area attributable to this space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The following table presents certain information relating to the tenant lease expirations at the Gateway Industrial Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	316,047	21.9%	NAP	NAP	316,047	21.9%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	316,047	21.9%	$0	0.0%
2026(2)	1	1	0.0	185,979	2.1	316,048	21.9%	$185,979	2.1%
2027	1	727,535	50.5	4,311,550	48.8	1,043,583	72.4%	$4,497,529	51.0%
2028	1	117,700	8.2	531,083	6.0	1,161,283	80.5%	$5,028,612	57.0%
2029	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2030	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2031	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2032	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2033	1	200,000	13.9	1,784,000	20.2	1,361,283	94.4%	$6,812,612	77.2%
2034	0	0	0.0	0	0.0	1,361,283	94.4%	$6,812,612	77.2%
2035	0	0	0.0	0	0.0	1,361,283	94.4%	$6,812,612	77.2%
2036 & Beyond	1	80,556	5.6	2,013,689	22.8	1,441,839	100.0%	$8,826,301	100.0%
Total/Wtd. Avg.	5	1,441,839	100.0%	$8,826,301	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	2026 includes space leased to Parsec, Inc., which leases 6.12 acres of land at the Gateway Industrial Center Property that it utilizes for container storage.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Gateway Industrial Center Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	TTM 4/30/2025	Underwritten	Per SF	%(1)
Rents in Place(2)	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$8,584,904	$5.95	56.3%
Contractual Rent Steps(2)	0	0	0	0	0	241,396	0.17	1.6%
Vacant Income	0	0	0	0	0	3,160,370	2.19	20.7%
Gross Potential Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$11,986,670	$8.31	78.6%
Total Reimbursements	1,694,757	2,313,365	2,561,445	2,942,059	3,123,473	3,265,875	2.27	21.4%
Other Income	26,945	117,324	26,411	66,303	95,106	0	0.00	0.0%
Net Rental Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$15,252,545	$10.58	100.0%
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	(3,160,370)	(2.19)	(20.7)%
Effective Gross Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$12,092,176	$8.39	79.3%
Total Expenses	$2,242,391	$2,417,629	$2,904,901	$3,699,195	$3,734,484	$3,804,601	$2.64	31.5%
Net Operating Income(3)	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$8,287,574	$5.75	68.5%
Capital Expenditures	0	0	0	0	0	144,184	0.10	1.2%
TI/LC	0	0	0	0	0	218,538	0.15	1.8%
Net Cash Flow	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$7,924,853	$5.50	65.5%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on the June 1, 2025 rent roll inclusive of rent steps through December 1, 2025.
(3)	The increase in underwritten net operating income from TTM net operating income is primarily attributable to the IRS executing a new lease with rent expected to commence in May 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The Market. The Gateway Industrial Center Property is located at 12601 and 12701 Southfield Freeway in Detroit, Michigan. The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway which offer access to multiple interstates, major manufacturing and e-commerce facilities, international transportation from the Canadian border, and the greater metropolitan area. The Gateway Industrial Center Property is also located approximately 16.0 miles from the Detroit Metropolitan Airport.

According to a third-party market research report, the Gateway Industrial Center Property is located within the Groesbeck Central industrial submarket of the overall Detroit metropolitan industrial market. As of June 18, 2025, the Detroit industrial market had inventory of 632,953,017, an availability rate of 6.2%, and average asking rent of $8.99 per square foot. As of June 18, 2025, the Groesbeck Central industrial submarket had inventory of 16,037,938, a vacancy rate of 5.1%, and average asking rent of $8.95 per square foot.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Gateway Industrial Center Property was 13,326, 139,781, and 398,992, respectively. The 2024 average household income within the same radii was $59,405, $51,892 and $58,903, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions at the Gateway Industrial Center Property:

Market Rent Summary(1)
Space Type	Gross Leaseable Area (SF)	Market Rent ($/SF/Yr.)	Reimbursements	Escalations	Tenant Improvements (New Tenants)	Average Lease Term
North Building	484,609	$7.25	Net	3.00%	$1.00	60 Months
South Building	476,225	$6.25	Net	3.00%	$1.00	60 Months
New Development (A3 and A5)	200,000	$8.75	Net	3.50%	$1.00	84 Months
New Development (A4 – GSA)	80,554	$11.50	Net	3.50%	$5.00	84 Months
Container Storage Lot	1	$21,420	Net	3.00%	$0.00	60 Months
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The following table presents certain information relating to comparable anchor tenants for the Gateway Industrial Center Property:

Comparable Industrial Leases(1)
Property Name/Address	Year Built	NRA (SF)	Dock-High Doors	Drive-In Doors	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Gateway Industrial Center	Various(2)	1,441,839	118	17	28.0'	Tiberina Detroit, Inc.(3)	200,000(3)	Oct-23(3)	10(3)	$8.58(3)
Gestamp 52153 Sierra Drive Chesterfield Township, MI	2024	460,000	20	8	30.0'	Gestamp North America	460,000	Dec-24	15	$10.85
Warehouse Facility 18300 Vernier Road Harper Woods, MI	2024	208,204	10	1	36.0'	Home Express Delivery Services	104,353	Dec-24	5	$9.24
Ford Monroe Packaging Center 14741 Laplaisance Road Monroe, MI	2024	1,100,624	100	4	36.0'	Ford Motor Company	1,100,624	Oct-24	10	$8.37
Detroit Commerce Center 14250 Plymouth Road Detroit, MI	2024	793,520	85	6	40.0'	General Motors	793,520	Apr-24	10	$8.75
Crossroads Distribution Center North 6110 Haggerty Road Belleville, MI	2024	630,421	100	5	36.0'	DSV A/S	407,088	Jan-24	10	$8.75
Eastland Commerce Center -Building 1 18000 Vernier Road Harper Woods, MI	2024	297,000	52	2	36.0'	Thai Summit America Corp.	297,000	Oct-23	7	$8.00
Haylard Ridge Business Park 15000 North Ridge Road Plymouth, MI	2023	286,347	61	2	32.0'	Choctaw-Kaul Distribution	286,347	Jul-23	10	$7.65
Allied Commerce Center - Building 3 31774 Enterprise Drive Livonia, MI	1980	183,959	36	2	22.0'	Sll Star Auto Lights, Inc.	43,080	Sep-24	7	$6.75
Industrial Facility 449 Executive Drive Troy, MI	1979	33,001	0	1	22.0'	Polymershapes	33,001	Jun-24	5	$7.70
Kuka Systems 6833 Center Drive Sterling Heights, MI	1998	66,132	0	4	28.0'	KUKA Systems North America LLC	66,132	Apr-24	10	$6.95
Crossroads Distribution Center South Bldg II 41873 Ecorse Road Belleville, MI	1998	550,000	119	2	30.0'	Scholastic Book Fairs	65,484	Oct-23	5	$6.10
Industrial Facility 6400 East 14 Mile Road Warren, MI	2000	1,012,168	69	1	28.0'	Samsung SDI America, Inc.	274,000	Apr-23	5	$6.32
Industrial Facility 6200 Metro Parkway Sterling Heights, MI	1967	388,273	59	12	23.0'	Gannet Publishing	388,273	Feb-23	5	$4.36
(1)	Source: Appraisal, unless otherwise noted.
(2)	The Gateway Industrial Center Property was built in phases in 1948, 1957, 1968, 1973, 1976, 1996 and 2022.
(3)	Based on the underwritten rent roll dated June 1, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 14 – Supreme High Street Retail
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,000,000	Property Type – Subtype:	Retail – Single Tenant
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	8,370
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	45 Street Holdings, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Joseph Niederman	Occupancy:	100.0%
Interest Rate:	6.61700%	Occupancy Date:	10/6/2025
Note Date:	8/4/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,369,017
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$41,071
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,327,946
Additional Debt:	No	UW NCF:	$1,317,902
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$21,600,000 / $2,581
Additional Debt Type:	NAP	Appraisal Date:	6/16/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,792
Taxes:	$57,041	$5,704	N/A	Maturity Date Loan / SF:	$1,792
Insurance:	$10,558	$5,279	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$140	N/A	Maturity Date LTV:	69.4%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,000,000	100.0%	Loan Payoff	$6,065,376	40.4%
			Return of Equity	7,256,131	48.4
			Closing Costs(2)	1,610,893	10.7
			Reserves	67,599	0.5
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%
(1)	Historical cashflows for the Supreme High Street Retail Property (as defined below) are not available as the sole tenant did not take occupancy until March 1, 2024.
(2)	Closing Costs include $600,000 upfront fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 14 – Supreme High Street Retail

The Loan. The fourteenth largest mortgage loan (the “Supreme High Street Retail Mortgage Loan”) is evidenced by one promissory note with an original principal balance as of the Cut-off Date of $15,000,000. The Supreme High Street Retail Property is secured by a first priority fee mortgage encumbering an 8,370 square foot, single tenant, retail property located in Miami, Florida (the “Supreme High Street Retail Property”). The Supreme High Street Retail Mortgage Loan was originated on August 4, 2025 by DBR Investments Co. Limited (“DBRI”). The Supreme High Street Retail Mortgage Loan accrues interest at a fixed, per annum rate of 6.61700% on an Actual/360 basis. The scheduled maturity date of the Supreme High Street Retail Mortgage Loan is August 6, 2030. The Supreme High Street Retail Mortgage Loan is interest only with a 60 month term.

The Property. The Supreme High Street Retail Property is a 8,370 square foot single tenant, retail, property located within the Wynwood-Design District of Miami, Florida. The Supreme High Street Retail Property was constructed in 2020 and includes 3,465 square feet of ground floor selling space, 3,465 square feet of second floor space, and 1,440 square feet of mezzanine space. As of October 6, 2025, the Supreme High Street Property is 100% leased to Supreme, a popular fashion brand. The construction and buildout align with Supreme’s brand – white walls and polished concrete, and notably a skate bowl which is suspended above the selling space. Additionally, the Supreme High Street Retail Property features an expansive glass frontage and modern facades. The location of the Supreme High Street Retail Property benefits from pedestrian traffic and proximity to other luxury retailers such as Gucci, Dior and Louis Vuitton.

Sole Tenant. The Supreme High Street Retail Property is fully leased to Supreme.

Supreme (8,370 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Founded in 1994 in Manhattan’s SoHo neighborhood, Supreme grew from a local skate shop to an internationally recognized streetwear fashion brand know for limited-edition items, a ‘cult-like’ following, and collaborations with other brands including Nike, The North Face, Louis Vuitton and Burberry. As of September 12, 2025, Supreme has 18 locations, with 6 being in the United States. In 2024, Supreme was sold to EssilorLuxotica, the parent company of Oakley and Ray-Ban and an investment-grade entity, for approximately $1.5 billion. EssilorLuxotica does not guarantee Supreme’s lease.

The following information presents certain information relating to the historical and current occupancy of the Supreme High Street Retail Property:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Historical occupancy is not available as the Supreme High Street Retail Property was not stabilized.
(3)	Current occupancy is based on the underwritten rent roll as of October 6, 2025.

The following table presents a summary relating to the sole tenant at the Supreme High Street Retail Property:

Tenant Summary(1)
Tenant Name	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
						Lease Expiration	Renewal Options	Term. Option (Y/N)
Supreme	8,370	100.0%	$1,400,000	100.0%	$167.26	2/28/2035	1, 5-year	Y(3)
Total/Wtd. Avg.	8,370	100.0%	$1,400,000	100.0%	$167.26
(1)	Based on the underwritten rent roll as of October 6, 2025.
(2)	Credit Rating may be that of a parent company, even if it does not guarantee the lease.
(3)	The sole tenant has one termination option on the 6th anniversary of the rent commencement date.

Environmental. According to the Phase I environmental assessment dated June 26, 2025, there was no evidence of any recognized environmental conditions at the Supreme High Street Retail Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 14 – Supreme High Street Retail

Appraisal. According to the appraisal, the Supreme High Street Retail Property had an “as-is” appraised value of $21,600,000 as of June 16, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$21,600,000	6.25%
(1)	Source: Appraisal.

The Market. The Supreme High Street Retail Property is located in Miami, Florida. According to the appraisal, the Supreme High Street Miami Property is located in the Miami retail market and the Wynwood-Design District submarket. The Miami retail market consists of approximately 149.3 million square feet of inventory, of which approximately 3.9 million square feet are in the Wynwood-Design District. According to the appraisal, the Wynwood-Design District commands the fourth highest rental rates in the Miami retail market, which registered $69.61 PSF compared to the market average of $48.28 PSF. The occupancy rate at the Wynwood-Design District submarket closed the first quarter of 2025 at 92.7%, below that of the wider market which saw occupancy rates of 97.2%. According to the appraisal, the Wynwood-Design District submarket has approximately 50,000 square feet under construction in the first quarter of 2025.

The appraisal identified four comparable leases to that at the Supreme High Street Retail Property:

Inline Competitive Set Summary(1)
Property Name	Distance from subject	Rentable Area	Tenant	Rent PSF	Leased SF	Lease Structure
Supreme High Street Retail(2) 45 Northeast 41st Street, Miami, FL	NAP	8,370	Supreme	$167.26	8,370	NNN
320 Northwest 26th Street Miami, FL	1.0	4,800	APPARATUS	$100.00	4,800	NNN
3740 Northeast 2nd Avenue Miami, FL	0.3	4,400	Maiden Home	$200.00	4,400	NNN
1 Collins Avenue Miami, FL	4.9	13,992	Philippe by Philippe Chow	$132.00	13,992	NNN
285 Northwest 27 Street Miami, FL	0.9	4,400	Bianca	$100.00	4,400	NNN
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The following table presents certain information relating to the underwritten net cash flow of the Supreme High Street Retail Property:

Underwritten Net Cash Flow (1)
	Underwritten	Per SF	%(2)
Gross Potential Rent	$1,400,000	$167.26	100.0%
Vacancy	(72,054)	(8.61)	-5.1%
OpEx Recovery	41,070	4.91	2.9%
Effective Gross Income	$1,369,017	$163.56	97.8%

Management Fee	$41,071	4.91	3.0%
Total Expenses	$41,071	$4.91	3.0%

Net Operating Income	$ 1,327,946	$158.66	97.0%
Replacement Reserves	1,674	0.20	0.1%
TI/LC	8,370	1.00	0.6%
Net Cash Flow	$1,317,902	$157.46	96.3%
(1)	Based on the underwritten rent roll as of October 6, 2025.
(2)	% column reflects percent of Gross Potential Rent for revenue items and percent of Effective Gross Income for all other items.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$13,000,000	Title:	Fee
Cut-off Date Principal Balance:	$13,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	2.0%	Net Rentable Area (SF)(1):	165,432
Loan Purpose:	Refinance	Location:	Various, KY
Borrowers:	Surf & Turf, LLC and Buttermilk Pike Self Storage, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	John P. Huffman	Occupancy(2):	81.9%
Interest Rate:	6.45000%	Occupancy Date:	9/6/2025
Note Date:	9/11/2025	4th Most Recent NOI (As of):	$1,148,290 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$1,204,572 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,211,449 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,224,339 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.0%
Amortization Type:	Interest Only	UW Revenues:	$2,048,211
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$813,064
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,235,147
Additional Debt:	No	UW NCF:	$1,218,604
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$24,950,000 / $151
Additional Debt Type:	NAP	Appraisal Date:	6/11/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$79
Taxes:	$87,797	$8,780	N/A	Maturity Date Loan / SF:	$79
Insurance:	$14,471	$2,894	N/A	Cut-off Date LTV:	52.1%
Replacement Reserve:	$0	$1,379	N/A	Maturity Date LTV:	52.1%
Other Reserve(3):	$18,750	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,000,000	100.0%	Loan Payoff	$8,501,469	65.4%
			Return of Equity	3,958,160	30.4
			Closing Costs	419,352	3.2
			Upfront Reserves	121,018	0.9
Total Sources	$13,000,000	100.0%	Total Uses	$13,000,000	100.0%
(1)	Net Rentable Area (SF) represents the storage units only, including 425 climate controlled storage units (approximately 48,276 SF), 312 non-climate controlled storage units (approximately 30,070 SF), 374 drive-up storage units (approximately 63,425 SF) and 184 container storage units (approximately 23,661 SF). In addition to storage units, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties (as defined below) also contain 140 rentable parking units.
(2)	Occupancy represents the occupancy percentage for the storage units only (measured in square feet).
(3)	The borrower sponsor is appealing a judgment rendered by the Kenton Circuit Court that would require the borrower sponsor to remove a flagpole from the Buttermilk Pike Self Storage property due to the height of the flagpole. The case is currently on appeal in the Commonwealth of Kentucky Court of Appeals. At origination, the borrowers were required to deposit into escrow an $18,750 Flagpole Removal Reserve, which amount covers the cost of removal of the flagpole.

The Loan. The fifteenth largest mortgage loan (the “Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interest in two self-storage properties located in Independence, Kentucky and Crescent Springs, Kentucky (the “Beechgrove & Buttermilk Pike Self Storage Portfolio Properties”). The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $13,000,000. The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan was originated on September 11, 2025 by Natixis Real Estate Capital LLC (“NREC”) and accrues interest at a fixed rate of 6.45000% per annum. The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan is October 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The Properties. The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are comprised of two self-storage properties located in Independence, KY and Crescent Springs, KY.

The following table presents certain information relating to the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Storage Unit SF(1)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value(4)	UW NCF	% of UW NCF
Beechgrove Self Storage	2000 / 2015	92,901	86.4%	$6,800,000	52.3%	$13,050,000	52.3%	$681,593	55.9%
Buttermilk Pike Self Storage	2018 / 2024	72,531	76.1%	6,200,000	47.7	11,900,000	47.7	537,011	44.1
Total/Wtd. Avg.		165,432	81.9%	$13,000,000	100.0%	$24,950,000	100.0%	$1,218,604	100.0%
(1)	Storage Unit SF represents the storage units only, including 425 climate controlled storage units (approximately 48,276 SF), 312 non-climate controlled storage units (approximately 30,070 SF), 374 drive-up storage units (approximately 63,425 SF) and 184 container storage units (approximately 23,661 SF). In addition to storage units, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties also contain 140 rentable parking units.
(2)	Based on the underwritten rent roll dated September 6, 2025. Occupancy represents the occupancy percentage for the storage units only (measured in square feet).
(3)	The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan documents do not permit the release of any of the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties.
(4)	Source: Appraisal.

Beechgrove Self Storage. The Beechgrove Self Storage property is a 92,901 square feet self-storage property located in Independence, Kentucky. The Beechgrove Self Storage property features 687 storage units, across climate controlled units, non-climate controlled units, drive-up units and container units, and 135 parking space situated on an approximately 10.1-acre site. The self-storage units range in size from 25 square feet to 400 square feet. According to the rent roll dated September 6, 2025, the Beechgrove Self Storage property was 86.4% occupied measured in square feet. Amenities at the Beechgrove Self Storage property includes a leasing office, individual unit locks, electric gate/keypad entry and surveillance cameras.

The following table presents certain information relating to Beechgrove Self Storage property:

Beechgrove Self Storage Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Occupied SF	Occupancy % (SF)(2)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(3)
Climate Controlled Units	9,951	10.71%	8,153	81.93%	83	10.10%	68	$1.30
Non-Climate Controlled Units	26,220	28.22%	19,939	76.05%	263	32.00%	200	$1.29
Drive-Up Units	43,875	47.23%	41,133	93.75%	272	33.09%	255	$0.97
Container Units	12,855	13.84%	11,178	86.96%	69	8.39%	60	$0.94
Parking Units	NAP	NAP	NAP	NAP	135	16.42%	129	$0.30
(1)	Based on the borrowers’ rent roll dated September 6, 2025.
(2)	Occupancy represents the occupancy percentage measured in square feet.
(3)	Avg. Actual Rent Per SF is calculated using actual rent.

Buttermilk Pike Self Storage. The Buttermilk Pike Self Storage property is a 72,531 square feet self-storage property located in Crescent Springs, Kentucky. The Buttermilk Pike Self Storage property features 608 storage units, across climate controlled units, non-climate controlled units, drive-up units and container units, and 5 parking spaces situated on an approximately 4.5-acre site. The self-storage units range in size from 25 square feet to 400 square feet. According to the rent roll dated September 6, 2025, the Buttermilk Pike Self Storage property was 76.1% occupied measured in square feet. Amenities at the Buttermilk Pike Self Storage property includes a leasing office, individual unit locks, electric gate/keypad entry and surveillance cameras.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The following table presents certain information relating to the Buttermilk Pike Self Storage property:

Buttermilk Pike Self Storage Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Occupied SF	Occupancy % (SF)(2)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(3)
Climate Controlled Units	38,325	52.84%	24,878	64.91%	342	55.79%	222	$1.22
Non-Climate Controlled Units	3,850	5.31%	3,457	89.80%	49	7.99%	44	$1.31
Drive-Up Units	19,550	26.95%	18,975	97.06%	102	16.64%	99	$1.05
Container Units	10,806	14.90%	7,893	73.04%	115	18.76%	84	$1.38
Parking Units	NAP	NAP	NAP	NAP	5	0.82%	4	$0.42
(1)	Based on the borrowers’ rent roll dated September 6, 2025.
(2)	Occupancy represents the occupancy percentage measured in square feet.
(3)	Avg. Actual Rent Per SF is calculated using actual rent.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Beechgrove & Buttermilk Pike Self Storage Portfolio:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	4/30/2025 TTM	UW	UW Per SF(1)
In-Place Rent	$1,825,958	$1,866,026	$1,858,107	$1,854,441	$1,976,544	$11.95
Vacancy Lease-Up	0	0	0	0	453,120	2.74
Gross Potential Rent(2)	$1,825,958	$1,866,026	$1,858,107	$1,854,441	$2,429,664	$14.69

Other Income	93,892	85,403	80,060	80,506	80,506	0.49
Net Rental Income	$1,919,850	$1,951,429	$1,938,167	$1,934,947	$2,510,170	$15.17

In-Place Vacancy	0	0	0	0	(453,120)	(2.74)
Concession	(4,374)	(8,173)	(3,066)	(6,127)	(5,848)	(0.04)
Credit Loss	(19,597)	(2,281)	(2,630)	(2,690)	(2,991)	(0.02)
Effective Gross Income	$1,895,879	$1,940,976	$1,932,471	$1,926,130	$2,048,211	$12.38

Real Estate Taxes	73,474	84,470	84,283	100,286	103,422	0.63
Insurance	25,902	22,640	34,575	27,351	33,078	0.20
Other Operating Expenses	648,212	629,293	602,164	574,154	676,564	4.09
Total Operating Expenses	$747,589	$736,403	$721,022	$701,792	$813,064	$4.91

Net Operating Income	$1,148,290	$1,204,572	$1,211,449	$1,224,339	$1,235,147	$7.47
Replacement Reserves	0	0	0	0	16,543	0.10
Net Cash Flow	$1,148,290	$1,204,572	$1,211,449	$1,224,339	$1,218,604	$7.37
(1)	UW Per SF is based on Storage Unit SF only.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated September 6, 2025.

Appraisal. According to the appraisals, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties have an aggregate “as-is” appraised value of $24,950,000 as of June 11, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
Beechgrove Self Storage	Income Capitalization Approach	$13,050,000	6.25%
Buttermilk Pike Self Storage	Income Capitalization Approach	$11,900,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated June 6, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The Market. The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are self-storage properties located in the cities of Independence and Crescent Spring, Kentucky. Both Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are located in the Cincinnati, Ohio metropolitan statistical area and have access to various thoroughfares and highways such as Interstate 275, Interstate 71 and US Highway 25. Additionally, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties benefit from access to various public transportation services. According to the appraisals, the areas are proximate to residential developments. Within a 1-mile radius of the Beechgrove Self Storage property, there are nine multifamily properties, with industrial and multifamily making up the majority of land use development in the immediate area. Within a 1-mile radius of the Buttermilk Pike Self Storage property are 19 multifamily properties, with industrial and multifamily making up the largest land use by square footage in the immediate area.

The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are proximate to numerous retail, restaurant, and service centers. The Beechgrove Self Storage property is located within a neighborhood supported by retailers such as Costco Wholesale, Walmart Supercenter, Sam’s Club, Target, Kohl’s, Home Depot, Five Below, AT&T and Verizon. The Buttermilk Pike Self Storage property is located within a neighborhood supported by major retailers such as The Home Depot, Walmart, Trader Joe’s, Sam’s Club, Best Buy, Target, Dillard’s, Kroger and Kohl’s.

According to a third party data report, the population growth within one, three, and five miles of the Beechgrove Self Storage property is anticipated to increase 1.44%, 1.64%, and 1.82%, respectively, from 2025 to 2030 and the population growth within one, three, and five miles of the Buttermilk Pike Self Storage property is anticipated to increase 1.07%, 3.50%, and 4.03%, respectively, from 2025 to 2030.

The following table presents information regarding certain sales comparable self-storage properties to the Beechgrove and Buttermilk Pike Self Storage Portfolio Properties:

Beechgrove & Buttermilk Pike Self Storage Portfolio Properties Sales Comparables(1)
Property Name/Location	Year Built / Renovated	Occupancy(2)	Square Feet(2)	Sales Price	Per SF
Beechgrove Self Storage	2000 / 2015	86.4%	92,901
Buttermilk Pike Self Storage	2018 / 2024	76.1%	72,531
Stronghold Storage 3700 Holly Ave, Erianger, KY	1985 / NA	85.0%	46,000	$3,600,000	$78
All Purpose Storage 4059 State Rt 37 E, Delaware, OH	1991 / 2022	74.0%	35,815	$3,750,000	$105
Cube Smart Self Storage 8145 Connector Drive, Florence, KY	1986 / 2022	36.0%	62,873	$9,566,594	$152
ExtraSpace Self-Storage 3005 Chester Ave, Cleveland, OH	1923 / 2021	76.0%	74,217	$10,800,000	$146
Confidential Confidential, Fairborn, OH	1975 / 1995	82.0%	61,790	$5,450,000	$88
ExtraSpace Storage 273 Ruccio Way, Lexington, KY	2001 / 2021	87.0%	94,912	$15,250,000	$161
Go Store It 2217 Goldsmith Lane, Louisville, KY	2020 / NA	70.0%	32,514	$5,848,254	$180
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 6, 2025. Occupancy represents the occupancy percentage for the storage units only (measured in square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BMO 2025-5C12
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Managing Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BMO 2025-5C12
Contacts
Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

KeyBank – CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeff Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

KeyBank – Trading & Structuring
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

UBS - CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

UBS - CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141